AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 1998
                                                     REGISTRATION NO. 333-39805
================================================================================

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------

                                AMENDMENT NO. 4

                                 TO FORM SB-2
                             REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                                ---------------
                        GALACTICOMM TECHNOLOGIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             FLORIDA                           7373                      65-0624233
  (STATE OR OTHER JURISDICTION     (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
        OR ORGANIZATION)             CLASSIFICATION CODE NO.)       IDENTIFICATION NO.)

                                                    PETER BERG, CHIEF EXECUTIVE OFFICER
                  4101 S.W. 47TH AVENUE                GALACTICOMM TECHNOLOGIES, INC.
                    SUITE 101                         4101 S.W. 47TH AVENUE, SUITE 101
             FT. LAUDERDALE, FLORIDA 33314             FT. LAUDERDALE, FLORIDA 33314
                  (954) 583-5990                               (954) 583-5990
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                ---------------
                                  COPIES TO:

        LESLIE J. CROLAND, ESQ.            PHILIP B. SCHWARTZ, ESQ.              LAWRENCE B. FISHER, ESQ.
LUCIO, MANDLER, CROLAND, BRONSTEIN,   AKERMAN, SENTERFITT & EIDSON, P.A.   ORRICK, HERRINGTON & SUTCLIFFE, LLP
 GARBETT, STIPHANY & MARTINEZ, P.A.     ONE S.E. 3RD AVENUE, 28TH FLOOR            30 ROCKEFELLER PLAZA
   701 BRICKELL AVENUE, SUITE 2000         MIAMI, FLORIDA 33131-1704             NEW YORK, NEW YORK 10112
          MIAMI, FLORIDA 33131                  (305) 374-5600                        (212) 506-3660
              (305) 579-0012                 (305) 374-5095 (FAX)                 (212) 506-3730 (FAX)
           (305) 375-8075 (FAX)

                                ---------------
                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
As soon as reasonably practicable after the effective date of this Registration
                                  Statement.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) or Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                              PROPOSED MAXIMUM        PROPOSED
             TITLE OF EACH CLASS               AMOUNT TO BE    OFFERING PRICE        AGGREGATE          AMOUNT OF
        OF SECURITIES TO BE REGISTERED          REGISTERED        PER SHARE      OFFERING PRICE(1)   REGISTRATION FEE

Units, comprised of one share of Common
 Stock, par value $.0001 per share, and one
 Redeemable Common Stock Purchase
 Warrant ("Warrant") exercisable for one
 share of Common Stock(2) ...................   2,070,000        $  6.10            $12,627,000       $  3,724.97
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.0001(3)............   2.070,000        $  6.00                     --                --
----------------------------------------------------------------------------------------------------------------------
Warrants(4) .................................   2,070,000        $  0.10                     --                --
----------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon exercise
 of Warrants(5) .............................   2,070,000        $  7.50            $15,525,000       $  4,579.88
----------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon exercise of
 Representatives' Warrants(6) ...............     180,000        $  9.90            $ 1,782,000       $    525.69
----------------------------------------------------------------------------------------------------------------------
Warrants issuable upon exercise of
 Representatives' Warrants(6) ...............     180,000        $  0.165           $    29,700       $      8.76
----------------------------------------------------------------------------------------------------------------------
Common Stock underlying Warrants
 issuable upon exercise of
 Representatives' Warrants(6) ...............     180,000        $ 12.375           $ 2,227,500       $    657.11
----------------------------------------------------------------------------------------------------------------------
Total .......................................                                       $32,191,200      $   9,496.40(7)
======================================================================================================================

(FOOTNOTES ON NEXT PAGE)

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

(FOOTNOTES FROM PREVIOUS PAGE)
---------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) Includes 270,000 Units subject to the Underwriters' over-allotment option.
(3) Includes 270,000 shares of common stock that the Underwriters have the option to purchase to cover over-allotments, if any.
(4) Includes 270,000 Warrants that the Underwriters have the option to purchase to cover over-allotments, if any.
(5) Includes 270,000 shares of common stock issuable upon the exercise of the Warrants that the Underwriters have the option to purchase to cover over-allotments, if any.
(6) In connection with the Registrant's sale of the securities, the Registrant is granting to the Representatives of the several Underwriters warrants to purchase 180,000 shares of common stock and 180,000 Warrants.
(7) Registrant has previously paid $8,968.83 towards such fee.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED AUGUST 27, 1998


PROSPECTUS
                        GALACTICOMM TECHNOLOGIES, INC.


                      1,800,000 SHARES OF COMMON STOCK AND
              1,800,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS
          (AS UNITS, EACH CONSISTING OF ONE SHARE OF COMMON STOCK AND

                 ONE REDEEMABLE COMMON STOCK PURCHASE WARRANT)

     Galacticomm Technologies, Inc., a Florida corporation (the "Company"), hereby offers 1,800,000 shares (the "Shares") of common stock, par value $.0001 per share (the "Common Stock"), and 1,800,000 redeemable common stock purchase warrants (the "Warrants"), initially as units, each unit consisting of one Share and one Warrant. The Shares and Warrants are sometimes hereinafter collectively referred to as the "Securities." Until the completion of the offering, the Shares and Warrants may only be purchased together on the basis of one share of Common Stock and one Warrant, but each will be transferable separately immediately following completion of the offering. Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at an exercise price of $7.50 (subject to adjustment), during the period commencing (the "First Exercise Date") one year after the date of this Prospectus, or on such earlier date as may be determined by the Company and Security Capital Trading, Inc. and First Equity Corporation of Florida (the "Representatives"), as the representatives of the several Underwriters named herein ("Underwriters"), and ending on the fifth anniversary of the date of this Prospectus. No fractional shares will be issued upon exercise of the Warrants. Outstanding Warrants are redeemable by the Company commencing 30 days after the First Exercise Date, upon 30 days prior written notice to the holders thereof, if the average closing bid and asked price of the Common Stock for a period of 20 consecutive trading days ending three trading days prior to the date of the redemption notice is at least equal to 150% of the initial public offering price of the Common Stock (subject to adjustment).


     Prior to the offering, there has been no public market for the Common Stock or the Warrants. The Company has applied to list the Common Stock and the Warrants on the Nasdaq SmallCap Stock Market ("Nasdaq") under the symbols "GALA" and "GALAW," respectively. There can be no assurance that such securities will be accepted for listing or, if accepted, that an active trading market will develop or be sustained. See "Underwriting" for information relating to the factors considered in determining the initial public offering price.


     THESE ARE SPECULATIVE SECURITIES. THIS OFFERING INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION AND SHOULD ONLY BE CONSIDERED BY INVESTORS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 8 AND "DILUTION" ON PAGE 20.

                                ---------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
   UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                                              UNDERWRITING
                                PRICE TO      DISCOUNTS AND    PROCEEDS TO
                                 PUBLIC      COMMISSIONS(1)   COMPANY(2)(3)

--------------------------------------------------------------------------------
Per Unit ..................  $      6.10     $      .61       $     5.49
--------------------------------------------------------------------------------
 Per Share of Common Stock   $      6.00     $      .60       $     5.40
--------------------------------------------------------------------------------
 Per Warrant ..............  $       .10     $      .01       $      .09
--------------------------------------------------------------------------------
Total .....................  $10,980,000     $1,098,000       $9,882,000
================================================================================

(1) Does not include additional compensation to the Representatives, including the Company's agreement to: (i) pay the Representatives a non-accountable expense allowance equal to 3% of the gross proceeds from the sale of the Securities; (ii) sell to the Representatives, for nominal consideration, five-year warrants (exercisable commencing one year after the closing of the offering) to purchase up to 180,000 shares of Common Stock and/or 180,000 warrants; (iii) enter into a two-year financial consulting agreement with the Representatives pursuant to which the Company will pay the Representatives $100,000 at the closing of the offering; and (iv) indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933 (the "Securities Act"). See "Underwriting."
(2) Before deducting offering expenses, estimated to be approximately $791,400, the Representatives' 3% non-accountable expense allowance and the fee payable to the Representatives pursuant to the financial consulting agreement, all of which are payable by the Company in connection with the offering.
(3) The Company has granted the Underwriters an option ("Over-allotment Option") exercisable within 45 days after the date hereof to purchase up to an additional 270,000 shares of Common Stock and/or an additional 270,000 Warrants on the same terms set forth above, solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $12,627,000, $1,262,700 and $11,364,300, respectively. See
    "Underwriting."

                            ---------------

     The Securities are being offered by the Underwriters subject to prior sale, receipt and acceptance by the Underwriters, approval of certain matters by counsel, and certain other conditions. The Underwriters reserve the right to withdraw or cancel such offer and to reject any offer, in whole or in part. It is expected that delivery of the certificates for the Securities offered hereby
will be made against payment therefor on or about         , 1998.
                                ---------------
SECURITY CAPITAL TRADING, INC.               FIRST EQUITY CORPORATION OF FLORIDA

              THE DATE OF THIS PROSPECTUS IS        , 1998

                                   [PICTURES]






     CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK AND THE WARRANTS, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."


     All trademarks, service marks, tradenames and related products referred to in this Prospectus, other than as they relate directly to the Company's products and services, are the property of their respective owners and the Company disclaims ownership of same.

                                    SUMMARY


     THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS. IN NOVEMBER 1996, THE COMPANY MERGED WITH TESSIER TECHNOLOGIES, INC. ("TTI") AND ACQUIRED GALACTICOMM, INC., ITS OPERATING SUBSIDIARY. UNLESS THE CONTEXT OTHERWISE REQUIRES OR UNLESS OTHERWISE NOTED: (I) ALL REFERENCES TO THE "COMPANY" THROUGHOUT THIS PROSPECTUS REFER TO THE COMBINED OPERATIONS OF THE COMPANY, GALACTICOMM, INC. AND TTI; (II) ALL FINANCIAL DATA IN THIS PROSPECTUS REFLECTS THE PRO FORMA COMBINED OPERATIONS OF THE COMPANY, GALACTICOMM, INC. AND TTI AS IF THE COMPANY HAD ACQUIRED SUCH COMPANIES ON JANUARY 1, 1996; AND (III) ALL INFORMATION IN THIS PROSPECTUS GIVES EFFECT TO A
4.061771824 TO ONE REVERSE STOCK SPLIT WHICH OCCURRED IN SEPTEMBER 1997 AND A
1.657080842 TO ONE REVERSE STOCK SPLIT WHICH OCCURRED IN JUNE 1998.


                                  THE COMPANY



     Galacticomm Technologies, Inc., a Florida corporation (the "Company"), develops, markets, licenses and supports software that enables users to communicate and conduct business over the Internet, on intranets, and on other online communications systems. The Company's flagship product is Worldgroup v3.1 ("Worldgroup") for Windows NT and Windows 95, which is an integrated suite of five applications: E-mail, Polls and Surveys, Threaded Discussion Groups (newsgroups), a Document Retrieval Center and Chat. Worldgroup allows an individual or enterprise to establish an online system, an intranet or a website and to make such online system accessible through the World Wide Web using a standard web browser such as Microsoft Internet Explorer or Netscape Navigator. Worldgroup's out-of-the-box software can be utilized to create an online system with features such as those described above, which features are generally sought by persons or entities seeking to develop an online system. The Company believes that Worldgroup offers, at a competitive price, many of the features contained in more costly, competitive software products.The Company believes that since 1987, Worldgroup and its predecessor product, The Major BBS, have been used to create more than 10,000 online systems worldwide, including systems currently operated by Fortune 500 companies, financial and educational institutions and government agencies. Versions of the Worldgroup software are available in eight languages. Worldgroup v3.1 is also compatible with Windows 98.



     Worldgroup is not only an out-of-the-box product, but it is also a development platform that can be configured to provide communications solutions for many different businesses and industries. In conjunction with third party developers, the Company has, using Worldgroup software, designed intranets and other online systems for specific projects relating to education, small business and online gaming. The Company and independent software vendors currently offer over 100 products that add applications to the features already included in Worldgroup, including add-ons that allow a Worldgroup online system to offer: (i) outgoing online fax service; (ii) an online shopping mall; (iii) form templates for workflow environments; (iv) video conferencing with point-to-point broadcast, and video-on-demand; (v) group scheduling; (vi) online publishing; and (vii) Internet access to users and optional support for Radius security and accounting protocol for terminal server equipment.


     In addition to Worldgroup, the Company currently markets the following products, each of which utilizes the Worldgroup software platform:


     WEBCAST. WebCast allows users to transmit real-time audio and visual broadcasts, and to broadcast pre-recorded videos, on demand, over the Internet to viewers who need only use a standard web browser to receive the broadcast. The Company markets WebCast directly to individual consumers and to businesses through value added resellers ("VARs"). The Company also seeks to enter into bundling arrangements with camera and other hardware manufacturers. To date, the Company has entered into agreements to bundle WebCast with cameras and other hardware sold by Eastman Kodak Company, Boca Research, Inc., Specom Technologies Corp., and Aztech New Media Corp.



     ACTIBASE. ActiBase enables a company with a web site or an online system to publish its own databases on its system. ActiBase is compatible with most common database software available in the market and can be used by persons with only limited knowledge of computer database programming. ActiBase is offered as an add-on application to Worldgroup. It can also be used on a stand alone basis to publish a company's database on a web site so that such database can be accessed through the World Wide Web.



     WORLDLINK. Worldlink allows Worldgroup online communities to link electronically with other Worldgroup online communities.


     The Company's objective is to become a leading developer of communications software for the Internet and for other online systems including intranets and online communications systems. The Company intends to achieve its objectives by implementing the following strategies: (i) developing quality software applications and customized solutions for the individual needs of customers using Worldgroup as the foundation; (ii) continuing to upgrade Worldgroup and its applications and offering new applications that deliver high levels of performance, ease of use and multi-tiered authorization to information; (iii) establishing strategic alliances to increase sales and facilitate market acceptance of the Company's products; (iv) providing timely, high quality technical support to meet the diverse needs of its customers, VARs and resellers; and (v) increasing marketing efforts to promote Worldgroup as a premier communications software product.



     All references in this Prospectus to shares of Common Stock outstanding as of the date hereof shall: (a) include 29,479 shares of Common Stock that will be issued to Union Atlantic Partners I Limited ("UA Partners") upon the automatic conversion on the date of this Prospectus of an outstanding convertible promissory note (the "UA Partners Note"); and (b) exclude: (i) 223,284 shares of Common Stock reserved for issuance under the Company's 1997 Stock Option Plan (the "1997 Plan"), of which options to purchase 50,886 shares of Common Stock at an exercise price of $6.00 per share are currently outstanding; (ii) an aggregate of 357,946 shares of Common Stock reserved for issuance upon the exercise of outstanding options outside of the 1997 Plan, which have exercise prices ranging from $4.24 to $6.21 per share; (iii) 84,310, 120,000 and 20,382 shares, respectively, of Common Stock reserved for issuance to Union Atlantic L.C. ("Union Atlantic") upon the exercise of three warrants having exercise prices of $4.24, $6.00 and $6.20 per share, respectively; (iv) 798,000 shares of Common Stock reserved for issuance upon the exercise of warrants ("1997 Financing Warrants") having an exercise price of $6.00 per share, which warrants were issued in connection with a private financing completed by the Company in October 1997, as amended (the "1997 Financing");
(v) 100,579 shares of Common Stock issuable upon conversion of a $125,000 secured convertible promissory note (the "Kenworthy Note") held by Kenworthy Investments Limited ("Kenworthy"), a wholly-owned subsidiary of the Peder Sager Wallenberg Charitable Trust (the "Wallenberg Trust"), which note may be converted, at the option of the holder, on or before January 15, 1999; (vi) 1,800,000 shares issuable upon the exercise of the Warrants; (vii) 540,000 shares of Common Stock reserved for issuance upon the exercise of the Over-allotment Option and the Warrants included as part of the Over-allotment Option; (viii) 156,000 shares of Common Stock reserved for issuance upon exercise of warrants issued in August 1998 at an exercise price of $6.00 per share in connection with loans by four persons to the Company totalling $260,000; and (ix) 360,000 shares of Common Stock reserved for issuance upon the exercise of the Representatives' Warrants and upon the exercise of the warrants underlying the Representatives' Warrants. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Introduction"--"Liquidity and Capital Resources," "Management--Compensation Arrangements with Chairman," "--Stock Option Plan," "Certain Transactions," "Principal Shareholders" and "Underwriting."

     The Company's executive offices are located at 4101 S.W. 47th Avenue, Suite 101, Fort Lauderdale, Florida 33314. The Company can be reached by telephone at (954) 583-5990 or through its website at http://www.gcomm.com. None of the information contained on the Company's website shall be deemed a part of this Prospectus.


                                 THE OFFERING


SECURITIES OFFERED.................   1,800,000 Shares of Common Stock and
                                      1,800,000 Warrants. The Shares and the
                                      Warrants will be separately transferable immediately following the completion of this offering.


THE WARRANTS.......................   Each Warrant entitles a holder to
                                      purchase one share of Common Stock at an exercise price per share equal to $7.50 per share. The Warrants will be exercisable during the period commencing
                                      ("First Exercise Date") one year after the date of this Prospectus, or on such earlier date as may be determined by the Company and the Representatives, and ending on the fifth anniversary of the date of this Prospectus. The Warrants will be redeemable by the Company for nominal consideration, commencing 30 days after the First Exercise Date, upon 30 days written notice, if the average of the closing bid and asked price of the Common
                                      Stock for 20 consecutive trading days
                                      ending three trading days prior to the
                                      date of the redemption notice is at least equal to 150% of the initial public offering price of the Common Stock. The
                                      Warrants are subject to adjustment under certain circumstances. See "Description of
                                      Securities--Warrants."


COMMON STOCK OUTSTANDING PRIOR TO
 THE OFFERING......................   2,922,849 shares


COMMON STOCK OUTSTANDING AFTER
 THE OFFERING......................   4,722,849 shares

WARRANTS OUTSTANDING AFTER
 THIS OFFERING......................  1,800,000


USE OF PROCEEDS....................   The Company intends to use the net
                                      proceeds from the offering for, among
                                      other things: (i)  repayment of
                                      indebtedness, including, in part,
                                      indebtedness due to management and due to a shareholder of the Company; (ii) sales and marketing; (iii) product development;
                                      (iv) capital expenditures; and (v) working capital. See "Use of Proceeds."

PROPOSED NASDAQ SMALLCAP
 MARKET SYMBOLS....................   Common Stock--"GALA"
                                      Warrants--"GALAW"

RISK FACTORS......................    The Securities offered hereby are
                                      speculative and involve a high degree
                                      of risk and immediate, substantial
                                      dilution and should not be purchased by
                                      investors who cannot afford the loss of
                                      their entire investment. Prospective
                                      investors are urged to carefully review
                                      the "Risk Factors" starting on page 8
                                      before making an investment decision.

FOR CALIFORNIA RESIDENTS ONLY......   Each purchaser of the Securities in
                                      California must satisfy one of the
                                      following suitability standards: (i) a
                                      minimum net worth (exclusive of home, home furnishings and automobiles) of at least
                                      $250,000 and, during the last taxable year
                                      (or such purchaser estimates that he or
                                      she will have during the current taxable
                                      year), gross income of at least $65,000,
                                      (ii) minimum net worth (exclusive of home, home furnishings and automobiles) of
                                      $500,000 or $1,000,000 (inclusive of home,
                                      home furnishings and automobiles); or
                                      (iii) during the last taxable year (or
                                      such purchaser estimates that he or she
                                      will have during the current taxable year) gross income of at least $200,000.

           SUMMARY HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA

     The following summary historical financial data for each of the years in the two year period ended December 31, 1996 and 1997 has been derived from the Company's Consolidated Financial Statements as of December 31, 1996 and 1997 and for the two years ended December 31, 1997, which are included elsewhere herein. The following summary historical unaudited financial data of the Company as of June 30, 1998 and for the six months ended June 30, 1997 and 1998, has been derived from the unaudited historical consolidated financial statements of the Company included elsewhere herein which, in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair and consistent presentation of such data. Results for the six months ended June 30, 1998 are not necessarily indicative of the results which can be expected for the year ending December 31, 1998.

     The following unaudited pro forma financial data gives effect to the Company's November 1996 acquisition of Galacticomm, Inc. and its merger with TTI as if such transactions were consummated on January 1, 1996. The pro forma data is unaudited and is not necessarily indicative of the results of operations of the Company had the Company actually acquired Galacticomm, Inc. and TTI on January 1, 1996.

     The following summary historical and unaudited pro forma financial data should be read in conjunction with "Selected Historical and Unaudited Pro Forma Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited and unaudited financial statements of the Company contained elsewhere herein.

                                                                         GALACTICOMM TECHNOLOGIES, INC.
                                               ----------------------------------------------------------------------------------
                                                           YEARS ENDED DECEMBER 31,                 SIX MONTHS ENDED JUNE 30,
                                               ------------------------------------------------- --------------------------------
                                                                    PROFORMA
                                                                  (UNAUDITED)                              (UNAUDITED)
                                                     1996             1996             1997            1997             1998
                                               --------------- ----------------- --------------- ---------------- ---------------
STATEMENT OF OPERATIONS DATA:
Revenues .....................................  $  1,692,743     $   6,189,505    $  3,418,057     $  1,787,879    $    838,395
Total operating costs and expenses ...........     2,721,022         9,789,737       6,762,775        2,808,973       2,394,311
                                                ------------     -------------    ------------     ------------    ------------
Loss from operations .........................    (1,028,279)       (3,600,232)     (3,344,718)      (1,021,094)     (1,555,916)
Other expense, net ...........................       (60,312)         (655,321)       (409,317)         (68,475)       (944,866)
                                                ------------     -------------    ------------     ------------    ------------
Net loss .....................................  $ (1,088,591)    $  (4,255,553)   $ (3,754,035)    $ (1,089,569)   $ (2,500,782)
                                                ============     =============    ============     ============    ============
Basic and diluted net loss per share .........  $      (1.12)    $       (1.99)   $      (1.72)    $      (0.52)   $      (0.95)
Shares used in computing basic and
 diluted net loss per share ..................       973,649         2,139,443       2,188,474        2,085,303       2,639,463

                                                                          JUNE 30, 1998
                                                                ---------------------------------
                                            DECEMBER 31, 1997        ACTUAL        AS ADJUSTED(1)
                                           ------------------   ---------------   ---------------
                                                                           (UNAUDITED)

BALANCE SHEET DATA (END OF PERIOD):
Cash ...................................       $  226,281        $     90,508        $6,166,994
Working capital (deficiency) ...........         (665,855)         (4,058,773)        5,021,090
Goodwill, net of amortization ..........        1,723,266           1,488,116         1,488,116
Total assets ...........................        3,850,567           3,084,678         8,706,822
Short-term obligations .................          218,594           2,716,142           213,346
Long-term obligations ..................        2,571,762             653,993             3,993
Shareholders' equity (deficit) .........       $  (35,417)       $ (2,014,657)       $7,160,864

----------------
(1) Adjusted to give effect to: (a) the sale of the Shares and Warrants offered hereby and the application of the net proceeds therefrom; (b) the automatic conversion of the UA Partners Note on the date of this Prospectus; (c) the settlement of the DataSafe litigation; and (d) the write-off of deferred financing costs and original issue discount related to the 1997 Financing in the aggregate amount of $360,686, which amount will be expensed in the quarter in which the offering is completed. See "Use of Proceeds," "Capitalization," "Business--Legal Proceeding" and "Certain Transactions--Consulting Agreements with Union Atlantic."

                                 RISK FACTORS


     AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE FOLLOWING RISK FACTORS. THIS INVESTMENT IS NOT RECOMMENDED FOR THOSE WHO CANNOT BEAR THE RISKS DESCRIBED BELOW.


     THIS PROSPECTUS CONTAINS "FORWARD-LOOKING" STATEMENTS. FORWARD LOOKING STATEMENTS ARE STATEMENTS ABOUT EVENTS THAT HAVE NOT OCCURRED. THEY INCLUDE STATEMENTS ABOUT THE COMPANY'S FUTURE PLANS, GROWTH STRATEGIES AND INDUSTRY TRENDS. THEY ALSO INCLUDE STATEMENTS WITH WORDS SUCH AS "ANTICIPATE," "INTEND," "BELIEVE," "PLAN," "ESTIMATE" AND "EXPECT." THESE FORWARD LOOKING STATEMENTS ARE BASED LARGELY ON THE COMPANY'S EXPECTATIONS AND ARE SUBJECT TO MULTIPLE RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THESE FORWARD LOOKING STATEMENTS AS A RESULT OF THE FACTORS DESCRIBED IN THE FOLLOWING SECTION, AS WELL AS THE RISKS DESCRIBED ELSEWHERE IN THIS PROSPECTUS. IN LIGHT OF THESE RISKS AND UNCERTAINTIES, THERE CAN BE NO ASSURANCE THAT THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS WILL IN FACT PROVE TO BE ACCURATE.


INDEPENDENT AUDITOR'S REPORT CONTAINS GOING CONCERN QUALIFICATION; LOSSES FROM OPERATIONS; ACCUMULATED DEFICIT



     The report of the Company's independent public accountants on consolidated financial statements as of and for the years ended December 31, 1996 and 1997 contains an explanatory paragraph which states that the Company has suffered recurring losses from operations and has negative working capital, which raise substantial doubt about the Company's ability to continue as a going concern. The Company's unaudited consolidated financial statements as of and for the six months ended June 30, 1998 reflected an accumulated deficit of $7,362,509 and the Company's current liabilities exceeded its current assets by $4,058,773. The Company (on a historical basis) has incurred substantial net losses of $1,088,591 and $3,754,035 for the years ended December 31, 1996 and 1997, respectively, and $2,500,782 for the six months ended June 30, 1998. As part of its strategy, the Company intends to continue to make expenditures on new product introductions, marketing and product development, all of which will adversely affect operating results until revenues from sales of products reach a level at which operating costs can be supported. The Company does not expect to generate cash flows from operating activities during 1998 sufficient to offset its operating expenditures. The Company's operations to date have been financed primarily through sales of its debt and equity securities. The Company anticipates, based on its currently proposed plans and assumptions relating to operations, that the net proceeds from the sale of the Securities offered hereby, together with projected cash flow from operations, will be sufficient to satisfy the Company's contemplated cash requirements for at least 12 months following the consummation of this offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements and the Notes thereto.



LIMITED OPERATING HISTORY; RISKS ASSOCIATED WITH NEW BUSINESS IN EVOLVING
MARKET


     The Company was incorporated in December 1995 and has only had a limited operating history. Although the Company's subsidiary, Galacticomm, Inc., has conducted operations since 1985, the business and operations of Galacticomm, Inc. have only been operated by the Company and its management team since November 1996. Furthermore, the Company's business plan is significantly different from and larger in scope than the historic business of Galacticomm, Inc. Accordingly, the Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as computer software and the Internet. To address these risks, the Company must, among other things, respond to competitive developments, endeavor to attract, retain and motivate qualified personnel, and continue to upgrade its technologies and commercialize products incorporating its technologies. There can be no assurance that the Company will be successful.


FLUCTUATIONS IN QUARTERLY RESULTS


     The Company's quarterly operating results have varied significantly in the past and the Company expects that they will continue to vary in the future. Sales in any one quarter may fluctuate based upon a number of factors, including: (i) the timing of the release of new products or product upgrades by the Company or its competitors, (ii) the size and timing of individual orders by customers, (iii) deferral of orders by customers in anticipation of new products or product upgrades, (iv) technological changes in the operating systems upon which the Company's products run, and (v) changes in the Internet or other networking technology. Fluctuations in operating results may also occur as a result of the Company's business strategy to develop and sell customized applications to larger customers to meet such customers' specific requirements. The Company believes it will be difficult to predict the timing of these types of sales because they are subject to both designing the solution to meet the customer's needs and convincing the customer to purchase the products, and other risks over which the Company has little or no control. The Company's operating expenses for each quarter are generally fixed and the Company is generally unable to adjust its spending quickly enough to compensate for unexpected shortfalls in revenues. Consequently, a significant shortfall in revenues in any quarter could adversely impact the Company's operating results for that quarter. As a result, the Company believes that period-to-period comparisons of its operating results will not necessarily be meaningful and should not be relied upon as an indication of future performance.


PRODUCT CONCENTRATION



     Revenues from sales of Worldgroup software (and related tools and applications) accounted for approximately 50% and 42%, respectively, of the Company's total revenues for the year ended December 31, 1997 and the six months ended June 30, 1998. Although the Company has introduced several new software products in an effort to, among other things, diversify its sources of revenues, the Company expects that sales of and licenses for the use of Worldgroup (and other software products based on the Worldgroup platform) will continue to account for a substantial portion of the Company's future revenues. Additionally, all of the Company's other products are either add-ons to, or based upon, the Worldgroup software. Consequently, declines in demand for Worldgroup and related products, whether as a result of competition, technological change or otherwise, will likely have a material adverse effect on the Company's business, operating results and financial condition.



NEW PRODUCT DEVELOPMENT AND RAPID TECHNOLOGICAL CHANGE


     The market for the Company's software is characterized by rapidly changing technology and industry standards. The introduction of products embodying new technologies and the emergence of new industry standards can quickly render existing software obsolete and unmarketable. The Company's future success will depend in part on its ability to enhance existing products and to develop and introduce new products to meet changing customer demands. Specifically, the Company's new products (and enhancements) must: (i) incorporate new and evolving industry standards, (ii) continue to offer improved performance and features, (iii) respond to evolving customer needs, and (iv) achieve market acceptance. The development of new products or enhanced versions of existing products entails significant technical risks. There can be no assurance that the Company will be successful in developing and marketing product enhancements or new products that respond to technological change or evolving industry standards, that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these products, or that its new products will adequately meet the requirements of the marketplace and achieve market acceptance. If the Company is unable, for technological or other reasons, to develop and introduce new products in a timely and cost-effective manner or to address compatibility, inoperability or other issues raised by technological changes or new industry standards, the Company's business, operating results and financial condition could be materially and adversely affected.


LENGTH OF SALES CYCLES


     A component of the Company's current business strategy is to develop customized applications using its Worldgroup software as a platform. The Company intends to develop customized products on its own or with third party software developers and then to seek to sell these products to companies, educational institutions, government agencies or other organizations which can utilize these products.

The final sale to these customers often requires a long lead time, and approval by both the buyer's technical and management personnel, including approval of the chief executive officer (for companies), a review board (for government agencies) or a senior administrator or committee (for educational institutions), who tend to carefully review their software purchases and require the Company to educate them about how the product works. The Company expects to invest a significant amount of time and resources in the sales process for these customers before it completes any such sales. Thus, the Company's revenues for a particular period may be impacted if sales to such customers forecasted to close in a particular period are delayed by reason of the education or approval process, or if such sales as are forecast do not otherwise occur.


DEPENDENCE ON THE INTERNET


     The success of the Company's products and services depends on the continued development and growth of the Internet and on the need of businesses and other organizations to continue to develop private intranets and other online communication systems. The Internet is evolving and may not develop into the large commercial marketplace that many predict. The following factors could slow the growth of the Internet: (i) inadequate development of the necessary infrastructure, (ii) untimely development of affordable complementary products, such as high speed modems, (iii) delays in the development or adoption of new standards to handle increased levels of Internet activity, or (iv) increased government regulation. The number of Internet and intranet users has grown significantly over the last few years, and such number is expected to continue to grow. No assurance can be given that the Internet infrastructure will continue to support the demands placed on it by this continued growth. The Company's financial condition and consolidated results of operations could be adversely impacted if the Internet does not become a large commercial marketplace. See "Business--Industry Background."


POTENTIAL FOR UNDETECTED ERROR


     The Company's software may contain undetected errors or "bugs" when first introduced or when new versions are released. To minimize defects, the Company tests its products before they are commercially released. Despite its quality control efforts, it is possible that the Company may release new products (or upgrades of existing products) that contain bugs. The Company's inadvertent release of products containing bugs could result in: (i) revenue loss, (ii) delay in market acceptance of the product and possibly the Company's other products, (iii) increased service costs, and (iv) damage to the Company's reputation.


COMPETITION



     The Company faces intense and increasing competition from other software companies. Many of the Company's competitors are substantially larger than the Company, have greater financial resources and name recognition than the Company, have longer operating histories in the Internet, intranet and online communications markets and have greater technical and marketing resources than the Company. As a result, such competitors may have a competitive advantage over the Company in that they may be able to respond more quickly than the Company to new or emerging technologies and changes in customer needs, or to devote greater resources than the Company to the development, promotion and sale of their products. Worldgroup faces competition from a number of products that permit information exchange in ways similar to Worldgroup, including Microsoft Back Office, Lotus Domino, and Novell's Intranet Ware. WebCast, the Company's web broadcast software, competes with products offered by, among others, White Pine Software, Inc., Real Networks, Vxtreme, Inc., Xing Technology Corporation, NetSpeak Corporation, VocalTec, Inc., Vivo Software, Inc. and VDOnet Corporation. See "Business--Competition."



UNCERTAINTY REGARDING TRADEMARK PROTECTION

     Although the Company has five pending trademark applications with the United States Patent and Trademark Office (the "PTO"), the Company has only one federal registration, for the trademark

"Galacticomm." No assurance can be given that the PTO will grant registrations for the Company's pending trademark applications. Among other things, it is possible that the Company's trademarks could be deemed to be generic by the PTO, in which case neither the Company nor any third party could claim exclusive rights to such term. In such event, the Company intends to associate the generic term with registrable or registered trademarks or logos in order to seek to gain trademark protection over the resulting composite mark.



     In July 1997, the Company became aware of the existence of a third party which may claim a prior right in the trademark "Worldgroup." The Company and the third party have had discussions regarding a co-existence arrangement whereby the Company would have the right, without the payment of a royalty, to continue to use the trademark "Worldgroup" on its present products and services. Although the third party does not presently distribute products that compete with the Company's products, the licensing arrangement proposed would not preclude the third party from using the "Worldgroup" trademark in competition with the Company. When the Company releases its next version of its Worldgroup software, which is anticipated to occur in the first quarter of 1999, the Company may elect to use a name other than Worldgroup, in order to resolve this issue and also to reflect what it believes will be the wider array of features that the next version of Worldgroup is expected to offer to users. There can be no assurance, however, that a change of name will not adversely impact the Company's revenues and thereby the Company's operating results and financial condition. See "Business--Proprietary Rights and Intellectual Property."



     In July 1997, the Company also became aware that several third parties had filed applications for registration for the trademark "WebCast" prior to the Company's application for such tradename with the PTO. If "WebCast" is determined not to be a generic term and one of such third party applications is accepted for registration, then such third party would have superior rights to the Company in the name "WebCast." There can be no assurance that the Company will be able to continue to use the name "WebCast" or that it will not have to change the name of such product.


     If a court were to find that the Company unintentionally infringed a third party's mark, the Company's liability would be limited to its actual net profit from the sale of infringing products, the third party's actual damages, and injunctive relief. Further, if a court were to find that the Company wilfully infringed a third party's trademark, the Company could be enjoined from further use of the trademark and could be liable, under the federal Lanham Act, for the lesser of: (i) the Company's net profit stemming from the sale of infringing products and (ii) the third party's actual damages, plus three times the greater of: (a) the Company's profit from the sale of the infringing product, and (b) the third party's actual damages, plus prejudgment interest, attorneys' fees, and the cost of litigation. See "Business--Proprietary Rights and Intellectual Property."


UNCERTAINTY REGARDING INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS


     The Company regards its software as proprietary and attempts to protect it with copyrights, restrictions on disclosure, copying and transferring title, and enforcement of trade secret laws. Despite these precautions, it is possible for unauthorized third parties to copy the Company's products and it may be possible for them to obtain and use information that the Company regards as proprietary. In addition, existing copyright laws give only limited protection to its software and some foreign countries' laws do not protect proprietary rights to the same extent as United States laws. Consistent with the general practice of software developed for retail sale, the Company licenses its products primarily under "shrink wrap" license agreements that are not signed by licensees and therefore may be unenforceable under the laws of certain jurisdictions. Except to the extent noted above with respect to certain trademark matters, the Company is not aware that it is infringing or violating any proprietary rights of any third party relating to the Company or the Company's products. The computer software market is characterized by frequent and substantial intellectual property litigation and it is possible that third parties might assert infringement claims against the Company in the future. If this occurs, the Company might be forced into costly litigation or have to obtain a license to the intellectual property rights of others. It is possible that such licenses may not be available on reasonable terms, or at all.

     The Company currently licenses some of its technology from third parties. For a description of the material terms of the Company's third party licenses, see "Business--Proprietary Rights and Intellectual Property." In the future, such third party technology licenses may not be available to the Company on commercially reasonable terms, if at all. If the Company cannot maintain any of these technology licenses, it is possible that product shipments could be delayed and the Company's financial condition could be adversely impacted. See "Business--Proprietary Rights and Intellectual Property."


DEPENDENCE ON KEY EMPLOYEES AND CONSULTANT



     The Company's success depends on the performance of the senior management, particularly Chief Executive Officer, Peter Berg, President, Yannick Tessier, and David Manovich, a consultant who is serving as Chairman of the Company's Board of Directors and acting Chief Financial Officer. Mr. Berg and Mr. Tessier are two of the principal shareholders of the Company. Although the Company has entered into employment agreements with each of Mr. Berg and Mr. Tessier which do not expire until November 20, 1999, such employment agreements may be terminated by the employee upon not less than 45 days' prior written notice for any reason. The agreement with Mr. Manovich can be terminated by the Company six months after the completion of this offering, upon 90 days' prior written notice. In such event, the Company is required to pay Mr. Manovich $60,000 in a lump sum. The Company's success also depends on its ability to retain and motivate other key employees, particularly software developers, software programmers and customer support personnel. Competition for these types of employees is intense and no assurance can be given that the Company will be able to attract or retain satisfactory personnel. The loss of the services of Messrs. Berg, Tessier, Manovich or other key personnel could adversely impact the Company's prospects for success. The Company carries key man life insurance on Messrs. Berg and Tessier in the amount of $1.0 million each. See "Management--Employment Agreements" and "--Compensation Arrangements with Chairman" and "Principal Shareholders."



MANAGEMENT OF A GROWING BUSINESS


     The Company's growth strategy will place significant demands on the Company's executive officers and financial resources. To be successful, the Company must implement and improve its operational and financial systems and expand, train and manage its employee base. No assurance can be given that management will be able to successfully manage a growing business as will be required to accomplish the Company's goals. Furthermore, the Company may acquire companies or assets in the future, although the Company does not presently have any understandings, commitments or arrangements with respect to any acquisition. Acquisitions involve many unique risks including assimilating acquired operations and products and the diversion of management's attention from the Company's primary business.


ANTI-TAKEOVER PROVISION--ARTICLES OF INCORPORATION


     The Company's Articles of Incorporation contain a provision that may have the effect of discouraging transactions involving an actual or threatened change of control of the Company. The Company's Articles of Incorporation authorize the issuance of 1,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could materially adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying, or preventing a change in control of the Company. Although the Company has no present intention to designate a series or issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future. To the extent takeover attempts are discouraged by the foregoing provisions, temporary fluctuations in the market price of the Common Stock, which may result from actual or rumored takeover attempts, may be inhibited. See "Description of Securities--Certain Provisions of the Articles and Bylaws."

ABSENCE OF DIVIDENDS


     The Company has not paid any dividends and does not expect to pay any dividends in the foreseeable future and intends to retain earnings, if any, to provide funds for general corporate purposes and the implementation of the Company's business plan. In addition, until all amounts due under the Kenworthy Note have been paid, the Company is prohibited from paying any dividends to its shareholders. See "Dividend Policy."



RIGHTS OF THIRD PARTIES TO DESIGNATE DIRECTORS


     The composition of the Company's Board of Directors following the offering will be influenced by the rights of the following third parties to nominate representatives to the Board of Directors, to the extent that such rights are exercised. Messrs. Berg and Tessier have, for so long as the Wallenberg Trust beneficially owns more than 20 percent of the outstanding Common Stock, agreed to vote their shares in favor of three persons nominated by the Wallenberg Trust to the Board of Directors of the Company. The 16 persons who acquired shares of Common Stock from Messrs. Berg and Tessier from June 28 to July 2, 1998 have the right to nominate and have elected one person to the Board of Directors of the Company for a period of two years from the closing of the offering. Union Atlantic has the right to designate and have elected one person to the Board of Directors of the Company under the terms of its consulting agreement with the Company. In addition, the Representatives have the right, for a period of three years from the closing of the offering to nominate a designee of the Representatives for election to the Board of Directors of the Company. Other than Union Atlantic, none of the foregoing persons has exercised his or its right to nominate a person for election to the Board of Directors. See "Certain Transactions--Berg and Tessier Transaction," and "Management--Rights to Designate Directors."


CURRENT DEFAULT UNDER 1997 FINANCING NOTES AND ISSUANCE OF ADDITIONAL WARRANTS


     In October 1997, the Company completed the 1997 Financing by issuing 42 units of its securities ("Financing Units"), each Financing Unit consisting of an unsecured non-negotiable promissory note in the principal amount of $50,000 ("Financing Note") and a three year warrant to purchase 11,466 shares of Common Stock at $6.21 per share. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." On June 30, 1998, the Company failed to make a scheduled interest payment of approximately $140,959 in the aggregate due under the Financing Notes. In July and August, 1998 the Company obtained a waiver of such default from the holders of the Financing Notes and in consideration therefore, the Company will: (i) issue to each such Financing Unit holder of another warrant to purchase 7,534 shares of Common Stock at a price of $6.00 per share exercisable until July 1, 2002; (ii) extend of the expiration date of the 1997 Financing Warrants to coincide with the expiration date of the additional warrants; and (iii) reduce the exercise price of the original 1997 Financing Warrants to $6.00 per share. The Company does not believe that such default will have a material adverse effect on the Company since all principal and interest accrued under the 1997 Financing Notes will be repaid by the Company at the closing of the offering. The fair value of the additional 316,428 warrants and the incremental fair value of the modified terms of the 1997 Financing Warrants is approximately $320,000. Such amount will be recorded by the Company as an increase to additional paid-in capital in the third quarter of 1998 with the resulting original issue discount
(OID) on the Financing Notes being amortized over the remaining term of the Financing Notes. The total amount of the OID is expected to be recorded as interest expense in the third quarter of 1998 as a result of the repayment of the Financing Notes upon the completion of the offering. See "Use of Proceeds."



IMMEDIATE AND SUBSTANTIAL DILUTION OF 80% TO NEW INVESTORS


     The initial public offering price of the Shares substantially exceeds the net tangible book value of a share of the Common Stock (which at June 30, 1998 was negative). Assuming a $6.00 offering price per Share, purchasers will experience immediate and substantial dilution in the adjusted net tangible book value per share after the offering in the amount of $4.80 per share or 80% of the offering price per Share. In addition, the Company may issue a substantial number of additional shares of Common Stock in the future upon the exercise of options and warrants having an exercise price below the initial public offering price of the Shares. The issuance of a material number of such shares may have the effect of increasing the dilution to new investors in this offering. See "Dilution."

DETERMINATION OF OFFERING PRICE; NO ASSURANCE OF PUBLIC MARKET



     Prior to the offering, there has been no public market for the Common Stock or the Warrants. The Company has applied to list the Common Stock and the Warrants for quotation on the Nasdaq SmallCap Market. No assurance can be given that such securities will be accepted for listing, or, if accepted, that a trading market for such securities will develop, or be sustained. The initial public offering price of the Shares and Warrants and the exercise price and other terms of the Warrants have been determined by negotiation between the Company and the Representatives and may not be indicative of the market price for such securities after the offering. The market prices for securities of emerging companies, especially those involved in high technology and software development, have historically been highly volatile and may be unrelated or disproportionate to the operating performance of such companies. Future announcements concerning the Company or its competitors, including technological innovations or new commercial products, may have a significant impact on the market price of the Common Stock and/or the Warrants. See "Business--Competition" and "Underwriting."



CURRENT PROSPECTUS AND STATE REGISTRATION NEEDED TO EXERCISE WARRANTS


     The Warrants may only be exercised if a current prospectus relating to the Common Stock is then in effect under the Securities Act. While the Company will use its best efforts to maintain the effectiveness of a current prospectus, the Company cannot guarantee that it will be able to do so. After a registration statement becomes effective, it may require continuous updating by the filing of post-effective amendments. A post-effective amendment is required (i) when, for a prospectus that is used more than nine months after the effective date of the registration statement, the information contained therein (including the certified financial statements) is as of a date more than 16 months prior to the use of the prospectus, (ii) when facts or events have occurred which represent a fundamental change in the information contained in the registration statement, or (iii) when any material change occurs in the information relating to the plan of distribution of the securities registered by such registration statement. Furthermore, the Warrants may only be exercised if the Common Stock is qualified for sale or exempt from qualification in the state where the holder of the Warrant resides. The Warrants may have no value if the Common Stock underlying the Warrants is not qualified or exempt from qualification in a particular state, or if a prospectus is not kept current. See "Description of Securities--Warrants."


REDEMPTION OF WARRANTS


     The Warrants are subject to redemption by the Company, for nominal consideration, at any time commencing 30 days after the First Exercise Date upon 30 days' prior written notice to the holders thereof, if the average of the closing bid and asked price for the Common Stock for a period of 20 consecutive trading days ending three trading days prior to the date of the redemption notice is at least equal to 150% of the initial public offering price of the Common Stock. In the event that the Warrants are called for redemption by the Company, Warrant holders will have 30 days during which they may exercise their rights to purchase shares of Common Stock. In the event a current prospectus is not available, the Warrants may not be exercised and the Company will be precluded from redeeming the Warrants. If holders of the Warrants elect not to exercise the Warrants upon notice of redemption, and the Warrants are subsequently redeemed prior to exercise, the holders would lose the benefit of the difference between the market price of the underlying Common Stock as of such date and the exercise price of such Warrants, as well as any possible future price appreciation in the Common Stock. In addition, as a result of an exercise of the Warrants, existing shareholders would be diluted and the market price of the Common Stock may be adversely affected. See "Description of Securities--Warrants."


ADJUSTMENTS TO WARRANT EXERCISE PRICE AND EXERCISE DATE AND IMPACT OF WARRANT EXERCISE ON MARKET


     The Company, in its sole discretion, and in accordance with the terms of the Warrant Agreement with the Warrant Agent, may reduce the exercise price of the Warrants and extend the time within which the Warrants may be exercised, depending on such things as current market conditions, the market price of the Common Stock and the Company's need for additional capital. Further, in the event that the Company issues certain securities or makes certain distributions to the holders of its Common Stock, the exercise price of the Warrants (and the shares of Common Stock issuable on exercise thereof) may be proportionately reduced. Any such price reductions (assuming exercise of the Warrants) will provide less money for the Company and could possible adversely affect the market price of the Company's securities. Furthermore, if a substantial number of Warrants are exercised within a reasonably short period of time after the right to exercise commences, the resulting increase in the amount of Common Stock of the Company in the trading market could substantially affect the market price of the Common Stock. See "Description of Securities--Warrants."


CONTINUING RELATIONSHIP WITH REPRESENTATIVES; POTENTIAL INFLUENCE

     Following the offering, the Company will have certain continuing relationships with the Representatives. The Company has agreed with the Representatives to: (i) sell the Representatives, for nominal consideration, the Representatives' Warrants; (ii) grant the Representatives the right, for a period of three years after the closing of this offering, to nominate a designee to the Company's Board of Directors; and (iii) enter into a two-year financial consulting agreement with the Representatives, commencing on the closing of the offering. The foregoing relationships may allow the Representatives to have a continuing influence over the Company's operations. See "Description of Securities" and "Underwriting."

EXERCISE OF OUTSTANDING OPTIONS AND WARRANTS


     In addition to the 1,800,000 Warrants to be issued in connection with this offering (2,070,000 Warrants if the Over-allotment Option is exercised in full), the Company, upon completion of this offering, will sell the Representatives the Representatives' Warrants, which will entitle the Representatives to purchase 180,000 shares of Common Stock and/or 180,000 warrants. See "Underwriting."



     The Company has issued the 1997 Financing Warrants to purchase an aggregate of 798,000 shares of Common Stock at an exercise price of $6.00 per share, as amended. In May 1998, the Company issued a secured convertible promissory note in the aggregate principal amount of $125,000 to Kenworthy, a wholly-owned subsidiary of the Wallenberg Trust, which is convertible into 100,579 shares of Common Stock. In August 1998, the Company issued warrants to purchase 156,000 shares of Common Stock at an exercise price of $6.00 per share. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Certain Transactions--Wallenberg Trust and UA Partners Investments" and "Description of Securities--Registration Rights and Sales by Certain Shareholders." The Company has 50,886 options outstanding under the 1997 Plan with an exercise price of $6.00 per share and options and warrants to purchase an aggregate of 582,638 shares of Common Stock outside the 1997 Plan, of which 210,204 options and warrants are exercisable at prices below the estimated initial public offering price of the Shares. See "Description of Securities--Outstanding Options, Warrants and Convertible Securities."



     It may be expected that all of such options and warrants will be exercised only if it is advantageous to the holders thereof. Therefore, during the period in which such options and warrants may be exercised, the holders thereof are given the opportunity to profit from a rise in the market price of the Common Stock. To the extent that such options and warrants are exercised, dilution to the interests of the Company's shareholders will occur. Further, the terms upon which the Company will be able to obtain additional capital may be adversely affected since the holders of such options and warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in such options and warrants.

SHARES ELIGIBLE FOR FUTURE SALE; REGISTRATION RIGHTS



     Sales of a substantial number of shares of Common Stock in the public market following the offering could adversely affect the market price for the Common Stock. Immediately prior to the date of this Prospectus, there were 2,922,849 shares of Common Stock issued and outstanding. Of such amount, shareholders owning an aggregate of approximately 2,580,000 shares of Common Stock have agreed not to sell or otherwise dispose of their shares of Common Stock for a period of one year from the date of this Prospectus but subject to any restrictions imposed by Nasdaq. Subject to such lock-up period, the outstanding shares of Common Stock may be sold without registration under the Securities Act in compliance with Rule 144. In general, under Rule 144, a person who has satisfied a one-year holding period may under certain circumstances sell, within any three-month period, a number of shares which does not exceed the greater of 1% of the outstanding shares of Common Stock or the reported average weekly trading volume in the four weeks preceding the sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of the company and who has satisfied a two year holding period. See "Description of Securities--Shares Eligible for Future Sale." In addition, the Company has granted certain demand and registration rights with respect to 1,244,512 shares of issued and outstanding Common Stock and 1,310,236 shares of Common Stock underlying the 1997 Financing Warrants, the Representatives' Warrants and other options, warrants and rights to acquire Common Stock; provided, however, the shares of Common Stock underlying the 1997 Financing Warrants may not be sold prior to 12 months from the date of this Prospectus. The exercise of such registration rights would permit a large number of shares to become freely tradeable without restriction (subject to any lock-up arrangements) under the Securities Act immediately upon effectiveness of such registration. See "Description of Securities--Registration Rights and Sales by Certain Shareholders."



POSSIBLE DELISTING OF COMMON STOCK FROM NASDAQ AND RISKS OF COMMON STOCK TRADING BELOW $5.00 PER SHARE.



     Upon consummation of the offering, the Shares and Warrants are expected to be listed on the Nasdaq SmallCap Market. In order to qualify for continued listing on the Nasdaq SmallCap Market, the Company will be subject to compliance with maintenance and corporate governance requirements, including:
(i) net tangible assets of at least $2 million, market capitalization of $35 million, or net income of $500,000; (ii) a public float of at least 500,000 shares valued at $1.0 million or more; (iii) at least two market makers; (iv) at least 300 shareholders; and (v) a minimum bid price of $1.00 per share. The corporate governance requirements for the Nasdaq SmallCap Market require distribution of annual and interim reports to shareholders, a minimum of two independent directors, an audit committee comprised of a majority of independent directors, an annual shareholder meeting, a quorum requirement, solicitations of proxies, review of conflicts of interest, shareholder approval for certain corporate actions and voting rights protection. In connection with its application to list the Shares and Warrants on the Nasdaq SmallCap Market, the Company has applied for a 90-day waiver from the corporate governance requirements related to independent directors and an audit committee. If the Company is unable to satisfy the requirements for continued quotation on Nasdaq, trading in the Securities would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets" or on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the Shares or Warrants. In addition, if the listing of the Shares is suspended or terminated from Nasdaq and at such time the Shares have a market price of less than $5.00 per share, then the sale of the Securities would become subject to certain "penny stock" regulations adopted by the Securities and Exchange Commission which impose sales practice requirements on broker-dealers. For example, broker-dealers selling the Securities would, prior to effecting the transaction, be required to provide their customers with a document which discloses the risks of investing in the Securities. Furthermore, if the person purchasing the Securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in the Securities. Accordingly, if the listing of the Shares is suspended or terminated from Nasdaq and is trading for less than $5.00 per share, the penny stock regulations may restrict the ability of broker-dealers to sell the Securities and may affect the ability of purchasers in this offering to sell the Securities in the secondary market.


QUALIFICATION IN CALIFORNIA



     The offering was approved in California on the basis of a limited offering qualification where offers and sales can only be made to proposed offerees based upon their meeting certain suitability standards as described under "Summary--The Offering" and the Company did not have to demonstrate compliance with any of the merit regulations of the California Department of Corporations found in Title 10, CA Code of Regulations, Rule 60.140 et seq. The exemption for secondary trading available under California Corporations Code Section 25104(h) will be withheld by the Department of Corporations, but there may be other exemptions to cover private sales by the bona fide owner for his or her own account without advertising and without being effected by or through a broker dealer in a public offering.



LACK OF EXPERIENCE OF REPRESENTATIVE



     Security Capital Trading, Inc. ("Security Capital"), one of the Representatives, commenced operations in June 1995. Security Capital has co-managed and participated as an underwriter in only two previous public offerings of securities. Accordingly, Security Capital has limited experience as a co-manager or underwriter of public offerings of securities. Security Capital will not be acting as a market maker of the Securities and there can be no assurance that any broker-dealer will become a market maker for any of the Securities. See "Underwriting."

                                USE OF PROCEEDS

     The net proceeds which the Company will receive from the sale of the Securities offered hereby, based upon an assumed offering price of $6.00 per Share and $.10 per Warrant and after deduction of underwriting discounts, the non-accountable expense allowance and other offering expenses, will be approximately $8,761,208 ($10,194,097 if the Over-allotment Option is exercised in full). The Company intends to use the net proceeds of the offering as follows:

                                                                APPROXIMATE
APPLICATION OF PROCEEDS                                        DOLLAR AMOUNT     PERCENTAGE
-----------------------                                       ---------------   -----------
REPAYMENT OF DEBT
Repayment of Financing and Other Notes(1) .................     $ 2,537,000         28.9%
Repayment of Indebtedness to Bank(2) ......................     $   200,000          2.3%
Repayment of Indebtedness to Shareholders(3) ..............     $   193,000          2.3%
Repayment of Indebtedness to Management(4) ................     $   100,000          1.1%
                                                                -----------         ----
                                                                  3,030,000         34.6%
COMPANY OPERATIONS
Sales and Marketing(5) ....................................     $ 2,000,000         22.8%
Product Development(6) ....................................     $ 1,300,000         14.8%
Capital Expenditures(7) ...................................     $   325,000          3.7%
Accounts Payable(8) .......................................     $   500,000          5.8%
Working Capital and General Corporate Purposes(9) .........     $ 1,606,208         18.3%
                                                                -----------         ----
                                                                $ 5,731,208         65.4%
                                                                -----------         ----
  Total ...................................................     $ 8,761,208          100%
                                                                ===========         ====

----------------
(1) Repayment of: (i) principal and estimated interest on the Financing Notes, which were sold in October 1997 and bear interest at a rate of 10% per year and are due and payable at the closing of the offering; and (ii) principal and estimated interest on the notes ("Notes") that were issued in August 1998 and bear interest at a rate of 10% per year and are due and payable at the date of this Prospectus. Net proceeds from the Financing Notes were used to fund operations ($1,369,500), repayment of indebtedness ($272,500) and to make office improvements ($40,000). Net proceeds from the Notes were used to pay accounting fees ($130,000), directors and officers insurance premiums ($50,000), a portion ($25,000) of the Representative's non-accountable expense allowance and the remainder for working capital. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" for a description of the terms of such debt.
(2) Represents the outstanding amount owed under a working line of credit issued to the Company by a financial institution. Interest is payable monthly. The Company's financial obligations under the line of credit are guaranteed by Peter Berg, the Chief Executive Officer of the Company, and Yannick Tessier, the President of the Company. See "Management's
    Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" for a description of the terms of the debt.
(3) Represents payment of: (i) $170,000 of fees and expenses due to Union Atlantic under its consulting agreements with the Company, and (ii) interest (approximately $23,000) accrued under the 10% convertible secured UA Partners Note, which interest is due and payable within five days after the date of this Prospectus. The principal amount of the UA Partners Note will be automatically converted into an aggregate of 29,479 shares of Common Stock on the date of this Prospectus. See "Certain Transactions--Consulting Agreements with Union Atlantic" for a description of the terms of this debt.
(4) Represents: (i) repayment of a 10% note in the amount of $50,000 to Mr. Tessier which is payable by the Company on the effective date of the offering, and (ii) payment of $50,000 of fees and expenses due to David Manovich pursuant to his consulting agreement with the Company. See "Certain Transactions--Tessier Transaction" and "Management--Compensation Arrangements with Chairman" for a description of terms of these debts.
(5) Includes expenditures for trade shows, product catalogs, print advertising, cooperative dealer advertising, public relations and the hiring of additional sales and marketing personnel.
(6) Includes the hiring of additional product development personnel and the purchase of software development tools and related equipment. See "Business--Product Development."
(7) For leasehold improvements, office furniture and modules, computer equipment, Year 2000 compliance and software.
(8) Represents outstanding vendor obligations.
(9) Working capital and general corporate purposes consist primarily of selling, general and administrative expenses. Proceeds from the exercise of the Over-allotment Option, if any, will be used for general corporate purposes.

     The foregoing represents the Company's best estimate of its allocation of the net proceeds from the offering based upon the current state of the Company's business operations, its current plans and current economic conditions. Based on the Company's current proposed plans and assumptions relating to the implementation of the Company's business strategy, the Company anticipates that the net proceeds from the offering, together with projected cash flow from operations, will be sufficient to satisfy contemplated cash requirements for at least 12 months following the consummation of the offering. Future events, including the problems, delays, expenses and complications frequently encountered by software companies as well as changes in regulatory, political and competitive conditions affecting the Company's business and the success or lack thereof of the Company's business strategy, may necessitate shifts in the allocation of funds. The Company also reserves the right to allocate the net proceeds for acquisitions, although the Company does not have any present understandings, commitments or arrangements with respect to an acquisition.


     Pending use of the proceeds of the offering, the Company may invest such funds in interest bearing accounts, certificates of deposit, money market funds or similar short-term investments.



                                CAPITALIZATION


     The following table represents the capitalization of the Company as of June 30, 1998 and as adjusted to give effect to: (i) the automatic conversion at the date of this Prospectus of the UA Partners Note into 29,479 shares of Common Stock, and (ii) the sale of Securities offered hereby and the application of the net proceeds therefrom. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements and the notes thereto appearing elsewhere in this Prospectus.




                                                                           JUNE 30, 1998
                                                              ---------------------------------------
                                                                   ACTUAL            AS ADJUSTED
                                                              ---------------   ---------------------

Note Payable and Short-Term Borrowings ....................    $    341,816               15,789
Notes Payable--Shareholder ................................          50,000                   --
Advances from Shareholders ................................         213,346              213,346
Long-Term Liabilities .....................................         653,993                3,993 (1)
Financing Notes ...........................................       2,126,769                   --
                                                               ------------              -------
  Total Debt ..............................................       3,385,924              233,128
Shareholders' (Deficit) Equity:
 Preferred Stock, par value $.001 per share,
   Authorized--1,000,000 shares; Issued--None .............              --                   --
 Common Stock, par value $.0001 per share,
   Authorized--20,000,000 shares; Issued and outstanding--
   2,639,463 shares actual, 4,722,849 as adjusted .........             264                  472
Additional Paid-in Capital ................................       5,347,588           14,883,587
Accumulated Deficit .......................................      (7,362,509)          (7,723,195)(2)
                                                               ------------           ----------
  Total Shareholders' (Deficit) Equity ....................      (2,014,657)           7,160,864
                                                               ------------           ----------
  Total Capitalization ....................................    $ (1,371,267)       $   7,393,992
                                                               ============        =============

----------------
(1) Gives effect to the settlement of the DataSafe litigation.
(2) Reflects the write-off of (a) Original Issue Discount of $98,231 in connection with the 1997 Financing; and (b) Deferred Financing Costs of $262,455, upon the repayment in full, subsequent to June 30, 1998, of the Financing Notes with the net proceeds of the offering. This expense will be recorded in the quarter in which the offering is completed.

                                DIVIDEND POLICY

     Holders of the Common Stock are entitled to cash dividends when, as and if declared by the Board of Directors out of funds that are legally available to pay such dividends. The Company does not anticipate the declaration or payment of any dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance the development and expansion of its business. Dividends will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and such other factors as the Board of Directors deems relevant. Until all amounts due under the Kenworthy Note have been paid, the Company is prohibited from paying any dividends to its shareholders. See "Certain Transactions--Wallenberg Trust and UA Partners Investments." Moreover, dividend payments in the future may also be subject to covenants contained in loan agreements, other financing documents or the terms of any preferred stock. Therefore, there can be no assurance that dividends of any kind will ever be paid.

                                   DILUTION


     Dilution is the difference between the price paid for the Shares and the "net tangible book value" per share of the Common Stock before the offering. Net tangible book value per share represents the amount of the Company's tangible assets less the amount of its liabilities, divided by the number of outstanding shares of Common Stock.


     At June 30, 1998, the Company had a negative net tangible book value of $4,062,643, or ($1.54) per share. After giving effect to the sale of 1,800,000 Shares offered hereby at an assumed offering price of $6.00 per share (excluding the Warrants being offered hereby at $.10 per Warrant) and the Company's receipt of the proceeds from the offering, less underwriting discounts, the non-accountable expense allowance and other estimated offering expenses, and without giving effect to the exercise of the Warrants, the Over-allotment Option, the Representatives' Warrants or the exercise of any other outstanding options or warrants, the net tangible book value of the Company, as adjusted at June 30, 1998, would have been approximately $5,667,220, or $1.20 per share. Accordingly, the cash investment by investors in the offering of $6.00 per share will be diluted immediately by approximately $4.80 per share or 80%. The aggregate increase in the net tangible book value to the present shareholders, at no additional cost to them, will be approximately $2.74 per share. The following table illustrates the per share dilution effect:

Public offering price per share ..........................................                  $  6.00
Pro forma net tangible book value per share before offering ..............     $ (1.54)
                                                                               -------
Increase per share attributable to payments by public investors ..........        2.74
                                                                               -------
Adjusted pro forma net tangible book value per share after offering ......                     1.20
                                                                                            -------
Dilution of net tangible book value per share to public investors ........                  $  4.80
                                                                                            =======

     If the Over-allotment Option is exercised in full, the net tangible book value per share at June 30, 1998, as adjusted for this offering, would be $1.42, and dilution of net tangible book value per share to public investors would be $4.58, or 76%.


     The following table summarizes the difference between public investors and current shareholders of the Company with respect to the number of shares purchased from the Company, the total consideration paid to the Company (based upon an assumed offering price of $6.00 per Share and before deduction of underwriting discounts, the non-accountable expense allowance and other estimated offering expenses) and the applicable average purchase price per share:

                                      SHARES PURCHASED             TOTAL CONSIDERATION
                                 --------------------------   ------------------------------    AVERAGE PRICE
                                    NUMBER      PERCENTAGE         AMOUNT        PERCENTAGE       PER SHARE
                                 -----------   ------------   ---------------   ------------   --------------

Public Investors(1) ..........   1,800,000          38.1%      $ 10,800,000          63.8%         $ 6.00
Current Shareholders .........   2,922,849          61.9%      $  6,122,852          36.2%         $ 2.09
                                 ---------          ----       ------------          ----          ------
Total ........................   4,722,849           100%      $ 16,922,852           100%
                                 =========          ====       ============          ====

----------------
(1) Attributes no value to the Warrants.

          SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA



     The following selected historical financial data of: (i) the Company for the two years ended December 31, 1997, has been derived from the Company's Consolidated Financial Statements as of December 31, 1996 and 1997 and for the two years ended December 31, 1997, and (ii) Galacticomm, Inc. for the ten months ended October 31, 1996, has been derived from Galacticomm, Inc.'s financial statements for the ten months ended October 31, 1996, which are included elsewhere herein. The following selected historical unaudited financial data of the Company as of June 30, 1998 and for the six months ended June 30, 1997 and 1998, has been derived from the unaudited historical consolidated financial statements of the Company included elsewhere herein which, in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair and consistent presentation of such data. Results for the six months ended June 30, 1998 are not necessarily indicative of results which can be expected for the year ending December 31, 1998.



     The following 1996 unaudited pro forma financial data gives effect to the Company's November 1996 acquisition of Galacticomm, Inc. and its merger with TTI as if such transactions were consummated on January 1, 1996. The pro forma data is unaudited and is not necessarily indicative of the results of operations of the Company had the Company actually acquired Galacticomm, Inc. and TTI on January 1, 1996.


     The following selected historical and unaudited pro forma financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited and unaudited consolidated financial statements of the Company and Galacticomm, Inc. and the notes thereto contained elsewhere herein.


                                                    GALACTICOMM, INC.          GALACTICOMM TECHNOLOGIES, INC.
                                                   ------------------- -----------------------------------------------
                                                                                         YEARS ENDED
                                                                                        DECEMBER 31,
                                                                       -----------------------------------------------
                                                           TEN
                                                          MONTHS                          PRO FORMA
                                                          ENDED                          (UNAUDITED)
                                                     OCTOBER 31, 1996        1996            1996            1997
                                                   ------------------- --------------- --------------- ---------------
STATEMENT OF OPERATIONS DATA:
Revenues .........................................    $  3,293,876      $  1,692,743    $  6,189,505    $  3,418,057
                                                      ------------      ------------    ------------    ------------
Cost of revenues .................................       1,005,595           758,050       2,515,462         869,252
Selling, general and administrative ..............       2,382,613         1,531,130       4,381,252       4,096,757
Depreciation .....................................         150,185            47,533         415,452         163,221
Amortization of intangibles ......................              --            36,607         574,733         505,577
Compensation expense on warrants and shares ......         529,139            49,381         578,520         143,760
Customer support .................................         387,797            72,772         460,569         398,137
Research and development .........................         638,200           225,549         863,749         586,071
                                                      ------------      ------------    ------------    ------------
  Total operating expense ........................       5,093,529         2,721,022       9,789,737       6,762,775
                                                      ------------      ------------    ------------    ------------
Loss from operations .............................      (1,799,653)       (1,028,279)     (3,600,232)     (3,344,718)
Other expense, net ...............................        (468,153)          (60,312)       (655,321)       (409,317)
                                                      ------------      ------------    ------------    ------------
Net loss .........................................    $ (2,267,806)     $ (1,088,591)   $ (4,255,553)   $ (3,754,035)
                                                      ============      ============    ============    ============
Basic and diluted net loss per share .............                      $      (1.12)   $      (1.99)   $      (1.72)
                                                                        ============    ============    ============
Shares used in computing basic and diluted net
 loss per share ..................................                           973,649       2,139,443       2,188,474
                                                                        ============    ============    ============

                                                    GALACTICOMM TECHNOLOGIES, INC.
                                                   --------------------------------
                                                           SIX MONTHS ENDED
                                                               JUNE 30,
                                                   --------------------------------
                                                             (UNAUDITED)
                                                         1997             1998
                                                   ---------------- ---------------
STATEMENT OF OPERATIONS DATA:
Revenues .........................................   $  1,787,879    $    838,395
                                                     ------------    ------------
Cost of revenues .................................        502,310         178,935
Selling, general and administrative ..............      1,318,222       1,540,171
Depreciation .....................................         78,891         117,576
Amortization of intangibles ......................        287,338         231,461
Compensation expense on warrants and shares ......        113,760           9,414
Customer support .................................        205,934          94,015
Research and development .........................        302,518         222,739
                                                     ------------    ------------
  Total operating expense ........................      2,808,973       2,394,311
                                                     ------------    ------------
Loss from operations .............................     (1,021,094)     (1,555,916)
Other expense, net ...............................        (68,475)       (944,866)
                                                     ------------    ------------
Net loss .........................................   $ (1,089,569)   $ (2,500,782)
                                                     ============    ============
Basic and diluted net loss per share .............   $      (0.52)   $      (0.95)
                                                     ============    ============
Shares used in computing basic and diluted net
 loss per share ..................................      2,085,303       2,639,463
                                                     ============    ============



                                                                     JUNE 30, 1998
                                                            -------------------------------
                                          DECEMBER 31, 1997      ACTUAL      AS ADJUSTED(1)
                                         ------------------ --------------- ---------------
                                                                      (UNAUDITED)

BALANCE SHEET DATA
Cash ...................................     $  226,281      $     90,508      $6,166,994
Working capital (deficiency) ...........       (665,855)       (4,058,773)      5,021,090
Goodwill, net of amortization ..........      1,723,266         1,488,116       1,488,116
Total assets ...........................      3,850,567         3,084,678       8,706,822
Short-term obligations .................        218,594         2,716,142         213,346
Long-term obligations ..................      2,571,762           653,993           3,993
Shareholders' (deficit) equity .........     $  (35,417)     $ (2,014,657)     $7,160,864

---------------
(1) Adjusted to give effect to: (a) the sale of the Securities offered hereby and the application of the net proceeds therefrom; (b) the automatic conversion of the UA Partners Note on the date of this Prospectus into 29,479 shares of Common Stock; (c) the settlement of the DataSafe litigation; and (d) the write-off of deferred financing costs and original issue discount related to the 1997 Financing in the aggregate amount of $360,686, which amount will be expensed in the quarter in which the offering is completed. See "Use of Proceeds," "Capitalization," "Business--Legal Proceeding" and "Certain Transactions--Consulting Agreements with Union Atlantic."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


INTRODUCTION


     The Company was incorporated in December 1995 under the name i-View Software, Inc. and acquired its primary operating subsidiary, Galacticomm, Inc., on November 21, 1996. In April 1997, the Company changed its name to Galacticomm Technologies, Inc.


     The Company acquired Galacticomm, Inc. through the issuance of an aggregate of 116,565 shares of Common Stock and $668,413 in cash. The acquisition was financed through the sale of Common Stock and the issuance of convertible notes to UA Partners and Hemingfold Investments Limited ("Hemingfold"), which has transferred its interest in such notes to the Wallenberg Trust, an affiliate of Hemingfold. See "Certain
Transactions--Wallenberg Trust and UA Partners Investments." Immediately prior to the Company's acquisition of Galacticomm, Inc., the Company acquired TTI by merger.


     The Company's revenues and operating results have varied substantially from period to period, are likely to continue to vary in the future and should not be relied upon as an indication of future results. The Company has historically operated with no significant backlog. The Company's quarterly results in the future may also be affected by the Company's focus on customized software for use by specific customers or specific industries. See "Business--Worldgroup Customized Applications."



     At June 30, 1998, the Company had a net goodwill balance of $1,488,116 as a result of its merger with TTI and the acquisition of Galacticomm, Inc. The goodwill associated with the TTI merger (approximately $72,071 at June 30, 1998) is being amortized over a three year period. The goodwill associated with the Galacticomm, Inc. acquisition is being amortized over a five year period. Consequently, results of operations of the Company will be negatively impacted by the non-cash amortization of goodwill of approximately $474,000 per year until 1999 and $422,000 per year thereafter until 2001.



RESULTS OF OPERATIONS


     The results of operations set forth below for the year ended December 31, 1996 reflect the operations of the Company combined with the operations of Galacticomm, Inc. and TTI as if the Company had actually acquired such companies on January 1, 1996. The Company has not provided a comparative discussion with respect to the historical results of the Company for the year ended December 31, 1996, since it does not believe that such comparisons are meaningful. The pro forma financial information included herein is unaudited and is not necessarily indicative of the results that would have actually occurred had the Company acquired Galacticomm, Inc. and TTI at January 1, 1996, nor is it necessarily indicative of future results of operations. Among other things, the business and cost structure of the pro forma combined companies for the year ended December 31, 1996 was significantly different than the business and cost structure of the Company on a historical basis for the year ended December 31, 1997, including significant differences between such periods in the number of persons employed, occupancy costs, products and services sold and marketing strategies.



SIX MONTHS ENDED JUNE 30, 1998 AS COMPARED WITH SIX MONTHS ENDED JUNE 30, 1997


     Net revenues for the six months ended June 30, 1998 decreased 53%, from $1,787,879 for the six month period ended June 30, 1997 to $838,395 for the comparable period in 1998. The five components of the Company's net revenues during these periods were software sales of Worldgroup, software source code sales, service fees, sales of third-party hardware and royalties. For the six months ended June 30, 1997 these components generated sales of approximately $902,000 (plus $114,000 of revenues from sales of Webcast), $0, $500,000, $210,000 and $61,000, respectively. For the six months ended June 30, 1998, these components generated sales of approximately $356,000 (plus sales of approximately $153,000 for ActiBase and WebCast), $90,000, $200,000, $22,000 and $17,000, respectively.

     The release in December 1996 of Worldgroup v3.0 had a positive effect on software sales in the six month period ended June 30, 1997, while results for the six months of 1998 were adversely impacted by the delay until June 1998 of the Company's release of Worldgroup 3.1 from its originally announced release date of December 1997. The Company has historically experienced increased software product revenues in the quarter after the introduction of new versions of Worldgroup and reductions in sales after announcing upgrades until such upgrade is released.


     For the six month period ended June 30, 1998, the Company sold the source code for certain entertainment game add-ons to the Worldgroup platform under an exclusive license in perpetuity for $90,000. As a result of the sale of the source code, the Company will not recognize any revenues from these add-on products in future periods, which is not expected to have a material adverse effect on the Company's revenues. Although no assurance can be given, the Company may continue to benefit from such sale through additional sales of the Worldgroup platform, which is the exclusive platform upon which such add-ons operate.




     The reduction in sales of third-party hardware and service fees from period to period was reflective of the Company's strategy to rely on VARs for the sale of third-party hardware compatible with the Company's software and to emphasize software sales. Software sales generate higher profit margins than the three other areas of the Company's business. In the future, revenues from software sales, as a percentage of net revenues, are expected to increase and service fees and sales of third-party hardware, as a percentage of net revenues, are expected to decrease, as the Company places greater emphasis on the development and marketing of Worldgroup and Worldgroup based products.



     Cost of revenues consists primarily of software product costs, hardware purchased for resale and costs for billing and collection. For the six month period ended June 30, 1998, cost of revenues decreased 64% from $502,310 in the 1997 period to $178,935 in the 1998 period. This decrease was primarily attributed to fewer hardware purchases and lower costs for billing and collection services as a result of lower service revenues for the 1998 period. Since the primary focus of the Company in the future will be on software sales, costs of revenues, as a percentage of revenues, is expected to be lower in the future.



     Selling, general, and administrative ("SG&A") expenses for the six month period ended June 30, 1998 increased 17%, from $1,318,222 in 1997 to $1,540,171 in 1998. SG&A expenses consist primarily of employee compensation, marketing expenses, professional services and office expenses. The increase in SG&A expenses is due primarily to the following factors: (i) $46,000 of costs incurred in the first quarter of 1998 associated with an acquisition that the Company did not complete; (ii) $69,000 in consulting fees incurred in 1998 but not in 1997; (iii) the lease during the first six months of 1998 of a T-3 fiber-optic circuit for $99,000; (iv) $78,000 in increased executive officer compensation as a result of the hiring of additional management; and (v) $62,000 in increased legal expenses during the first six months of 1998 primarily relating to certain settled litigation; offset in part by approximately $143,000 in reduced trade show and direct mail expenses from period to period.



     Depreciation and amortization for the six month period ended June 30, 1998 decreased 5% from $366,229 in 1997 to $349,037 in 1998. Amortization of intangibles, which primarily represents the amortization of goodwill resulting from the Company's acquisitions of TTI and Galacticomm, Inc., is being amortized over periods of three to five years.


     Customer support expenses for the six month period ended June 30, 1998 decreased 54%, from $205,934 in 1997 to $94,015 in 1998. The decrease was primarily caused by a decrease in customer support employees from period to period, through both termination and transfer of personnel to other departments. The Company expects that customer support expenses will increase in the future as software sales increase.


     Research and development expenses for the six month period ended June 30, 1998 decreased 26%, from $302,518 in 1997 to $222,739 in 1998, as a result of the Company's lack of funding. The Company expects that product development expenses will increase in the future when the Company has funds available to further expand its product development activities. See "Business--Product Development."



     Net other expense, for the six month period ended June 30, 1998 was $944,866 as compared to $68,475 for the six months ended June 30, 1997. The increase in net other expense was due to the following factors: (i) increased interest expense during the first six months of 1998 of $458,684 from the issuance of the Financing Notes ($353,684 of which is non cash amortization of deferred debt issuance costs and original issue discount and $105,000 of which is accrued interest on the Financing Notes); (ii) $478,000 of interest expense due to the issuance of the convertible note to Kenworthy in May 1998 (see Note 11(b) to the 1997 Consolidated Financial Statements of the Company); and (iii) a decrease in interest expense of $62,500 due to the conversion of a $1,250,000 convertible note on December 31, 1997 (see Note 8(a) to the 1997 Consolidated Financial Statements of the Company.


     As a result of the foregoing factors, the Company's net loss for the six month period ended June 30, 1998 increased $1,411,213, from $1,089,569 in 1997 ($.52 per basic and diluted share) to $2,500,782 in 1998 ($.95 per basic and diluted share).



YEAR ENDED DECEMBER 31, 1997 AS COMPARED WITH PRO FORMA YEAR ENDED DECEMBER 31, 1996 (ASSUMES THE ACQUISITION OF GALACTICOMM, INC. AND TTI HAD OCCURRED ON JANUARY 1, 1996)


     Net revenues for the year ended December 31, 1997 decreased 45%, from $6,189,505 for 1996 to $3,418,057 for 1997. The decrease in revenue was primarily attributable to: (i) the Company's divestiture of its adult entertainment business in November 1996 ($1.4 million in 1996 revenue was attributable to that business); (ii) the Company's decision to de-emphasize the sale of modems and certain other third- party hardware products in late 1996, resulting in reduced hardware sales of $582,000 from period to period; and
(iii) a reduction in software sales of $850,000. The reduction in software sales arises for two reasons: (a) sales were hampered during 1997 due to the fact that not all of the applications of the Company's Worldgroup v3.0 were available during 1997 with Active HTML interface, and (b) the Company did not have sufficient funds to properly market its products during 1997.


     For the year ended December 31, 1997, cost of revenues decreased 65%, from $2,515,462 in the 1996 period to $869,252 in the 1997 period. This decrease was primarily attributable to fewer hardware purchases and lower costs for billing and collection services as a result of lower service revenues from period to period.


     Selling, general, and administrative expenses for the year ended December 31, 1997 decreased 6% from $4,381,252 in 1996 to $4,096,757 in 1997 primarily due to a decrease in expenditures for marketing in order to conserve cash.


     Depreciation and amortization for the year ended December 31, 1997 decreased 32%, from $990,185 in 1996 to $668,798 in 1997. Such decrease resulted primarily from a decrease of $252,231 in depreciation expense due to the change in the depreciable life of computer equipment from five to three years and the resultant full depreciation of certain assets during 1996.


     Stock-related compensation expense for the years ended December 31, 1996 and 1997 amounted to $578,520 and $143,760, respectively. The 1997 non-cash expense was a result of the issuance of warrants by two of the Company's officers, directors and shareholders to another shareholder of the Company. These warrants expired unexercised. See Note 8(c) to Notes to the Company's Consolidated Financial Statements. The 1996 non-cash expense related to the conversion of phantom stock units by former employees of Galacticomm, Inc. into shares of common stock and the issuance to Mr. Tessier of 733,669 shares of Common Stock pursuant to the Stock Issuance Agreement dated August 26, 1996. See "Certain Transactions--Tessier Transaction."

     Customer support expenses for the year ended December 31, 1997 decreased 14% from $460,569 in 1996 to $398,137 in 1997. This decrease was primarily caused by lower telecommunications costs and lower payroll in the 1997 period.


     Research and development expenses for the year ended December 31, 1997 decreased 32% from $863,749 in 1996 to $586,071 in 1997. The decrease was due to a lack of funds available for research and development.


     Other expense, net for the year ended December 31, 1997 decreased 38%, from $655,321 in 1996 to $409,317 in 1997. Such decrease resulted primarily from a penalty of $380,000 for early termination of a lease of office space in 1996, which was offset by an expense of approximately $86,000 related to the issuance in August 1997 of an aggregate of 13,794 shares of Common Stock to five persons to cancel certain royalty rights. See Note 6(a) to Notes to Consolidated Financial Statements of the Company.


     As a result of the foregoing factors, the net loss for the year ended December 31, 1997 decreased $501,518, (or 11.8%) from $4,255,553 in 1996 to
$3,754,035 in 1997.


LIQUIDITY AND CAPITAL RESOURCES


     The Company financed the acquisition of Galacticomm, Inc. in November 1996 and has financed its operations since such time primarily through the sale of its debt and equity securities in private transactions.


     The Company acquired 99.9 percent of the outstanding common stock of Galacticomm, Inc. in November 1996 and in February 1997 through the issuance of an aggregate of 116,565 shares of Common Stock and $668,413 in cash consideration. The cash portion of the acquisition of Galacticomm, Inc. was financed through investments in the Company by the Wallenberg Trust and UA Partners, pursuant to which the Company received net proceeds of $2,610,641 from the sale of 324,267 shares of Common Stock and the issuance of secured convertible promissory notes in the aggregate principal amount of $1,375,000. One of these notes in the principal amount of $1,250,000, plus accrued interest thereon, was converted on December 31, 1997 into 328,224 shares of Common Stock. The second note in the principal amount of $125,000 will be automatically converted into 29,479 shares of Common Stock on the date of this Prospectus. See "Certain Transactions--Wallenberg Trust and UA Partners Investments."


     In June 1997, the Company received net proceeds of $844,553 from the sale of 156,783 shares of Common Stock to nine persons in a private transaction (the "June 1997 Private Placement"). The Company used $100,000 of the proceeds to repay its existing credit facility with a financial institution and allocated the balance of such funds for working capital and general corporate purposes.



     In October 1997, the Company completed the 1997 Financing by issuing 42 units of its securities ("Financing Units"), each Financing Unit consisting of an unsecured non-negotiable promissory note in the principal amount of $50,000 ("Financing Note") and a three year warrant (the "1997 Financing Warrant") exerciseable until October 27, 2000 ("Warrant Expiration Date") to purchase 11,466 shares of Common Stock at $6.21 per share. The Financing Notes, which bear interest at the rate of 10% per year, are due and will be paid at the closing of, and from the proceeds of, this offering. See "Use of Proceeds." Interest payments under the Financing Notes of $140,959 and $105,288 are due semi-annually on June 30 and December 31, 1998, respectively. The unpaid principal and accrued interest under the Financing Notes are required to be paid on the earlier to occur of January 4, 1999 or the closing of this offering. The holders of the 1997 Financing Warrants have agreed not to transfer the 1997 Financing Warrants or the shares of Common Stock underlying such warrants for a period of 12 months following this offering. In exchange for serving as the placement agent for the 1997 Financing, the Company paid First Equity Corporation of Florida (one of the Representatives): (i) cash compensation equal to 10 percent of the principal amount of the Financing Notes; (ii) a non-accountable expense allowance equal to three percent of the principal amount of the Financing Notes and certain accountable expenses totaling $10,000; and

(iii) warrants to purchase 96,314 shares of Common Stock on terms substantially the same as the Financing Warrants, which warrants have been returned to the Company as canceled. After deducting these expenses and other expenses of the 1997 Financing, the Company received net proceeds of approximately $1,682,000. The Company used approximately $272,500 from the net proceeds of the 1997 Financing to repay certain indebtedness, including approximately $200,000 of outstanding amounts under the Company's line of credit with a financial institution. Approximately $40,000 of the net proceeds from the 1997 Financing were allocated to build out and make improvements to the Company's office space, and the balance was allocated for working capital and general corporate purposes.

     The Company has obtained a waiver of default from the holders of the Financing Notes for the Company's failure to make the scheduled June 30, 1998 interest payment due under the Financing Notes. In exchange for waiving such default, the Company will: (i) issue to each of the holders of the Financing Units another warrant to purchase 7,534 shares of Common Stock at a price of $6.00 per share exercisable until July 1, 2002, (ii) extend the Warrant expiration date to coincide with the expiration date of the additional warrants and (iii) reduce the exercise price of all of the 1997 Financing Warrants to $6.00 per share. The additional warrants contain substantially the same terms as the 1997 Financing Warrants, except as set forth herein. The fair value of the additional 316,428 warrants and the incremental fair value of the modified terms to the 1997 Financing Warrants is approximately $320,000. Such amount will be recorded by the Company as an increase to additional paid-in capital in the third quarter of 1998 with the resulting original issue discount (OID) on the Financing Notes being amortized over the remaining term of the Financing Notes. The total amount of the OID is expected to be recorded as interest expense in the third quarter of 1998 as a result of the repayment of the Financing Notes upon the completion of the offering.

     In May 1998, the Company borrowed $125,000 from Kenworthy. The unpaid principal balance of the Kenworthy Note bears interest at the rate of 10% per annum. All principal and accrued interest under the Kenworthy Note is required to be paid on January 1, 1999, unless the aggregate principal and accrued interest under the note is converted, at the option of Kenworthy, into shares of Common Stock at the rate of $1.24 per share. The Company used the proceeds from the loan for working capital.

     From June 28 to July 2, 1998, the Company borrowed $175,000 from Peter Berg, the Chief Executive Officer of the Company, and $125,000 Yannick Tessier, the President of the Company, of which an aggregate of $247,000 was advanced as of June 30, 1998. The Company used the proceeds from such loans to pay certain accrued accounting and legal fees and other payables associated with this offering. The aggregate principal amount of the loans accrue interest at the rate of seven percent per annum. All principal and accrued interest is required to be paid upon the earlier to occur of September 30, 1999 or 12 months from the completion of this offering. See "Certain Transactions--Berg and Tessier Transaction."

     In August 1998, the Company borrowed an aggregate of $260,000 from four persons pursuant to non-negotiable 10% unsecured promissory notes which mature on the earlier of December 31, 1998 or the date of this Prospectus. In exchange for such loans, the Company issued to the lenders five-year warrants to purchase an aggregate of 156,000 shares of Common Stock at an exercise price of $6.00 per share. The warrants may, at the option of the holder, be redeemed at a price of $.60 per warrant at any time prior to September 30, 1999 if the Company does not realize net total revenues of at least $5,000,000 for the fiscal year ending December 31, 1998. The Company will use a portion of the proceeds from the offering to repay these notes. See "Use of Proceeds."

     The Company has a $200,000 line of credit with a bank, which line of credit is guaranteed by Galacticomm, Inc. and Messrs. Berg and Tessier. As of June 30, 1998, the Company had borrowed the full amount available under the line of credit. Borrowings under the line of credit accrue interest at an annual rate of 1.5% above the applicable prime rate.

     The report of the Company's independent public accountants contains an explanatory paragraph which states that the Company has suffered recurring losses from operations and has negative working capital, which raises substantial doubt about the Company's ability to continue as a going concern. At June 30, 1998, the Company had an accumulated deficit of $7,362,509 and its current liabilities exceeded its current assets by $4,058,773. In addition, the Company is not currently generating positive cash flow from operations and there can be no assurance that the Company will achieve or sustain positive cash flow from operations or profitability. See "Risk Factors--Independent Auditor's Report Contains Going Concern Qualification; Losses from Operations; Accumulated Deficit."

     The Company anticipates, based on its currently proposed plans and assumptions relating to operations, that the net proceeds from the sale of the Securities offered hereby, together with projected cash flow from operations, will be sufficient to satisfy the Company's contemplated cash requirements for at least 12 months following the consummation of the offering.



     The Company has no material commitments for capital expenditures or lease obligations other than the lease of its office space. See "Business--Facilities." The Company intends to use approximately $325,000 of the net proceeds from this offering to build out and make improvements to its office space, complete its Year 2000 compliance expenditures and to acquire office furniture and modules and computer equipment.



YEAR 2000 COMPLIANCE


     The inability of computers, software and other equipment utilizing microprocessors to recognize and properly process data fields containing a two-digit year is commonly referred to as the Year 2000 compliance issue. As the year 2000 approaches, such systems may be unable to accurately process certain date-based information.


     The Company believes that all of the software products which it sells are Year 2000 compliant. However, hardware and administrative software which the Company uses in its business will require modification to ensure Year 2000 Compliance. Internal and external resources will be used to make the required modifications and test Year 2000 compliance. The Company plans to complete the testing and modification of such hardware and software by June 30, 1999. The Company estimates that the cost to address Year 2000 issues could be up to $100,000.


     In addition, the Company is communicating with its external service providers to ensure that such providers are taking the appropriate action to address Year 2000 issues. However, there can be no assurance that the systems of third parties on which the Company's systems rely will convert, or that a conversion that is incompatible with the Company's systems would not have an adverse effect on the Company's systems.

                                   BUSINESS


INTRODUCTION



     The Company develops, markets, licenses and supports software that enables users to communicate and conduct business over the Internet, intranets, or other online communications systems. The majority of the Company's software products are derived from the Company's flagship product, Worldgroup v3.1 ("Worldgroup") for Windows NT and Windows 95, which is an integrated suite of five applications: E-mail, Polls and Surveys, Threaded Discussion Groups (newsgroups), a Document Retrieval Center and Chat. Worldgroup allows an individual or enterprise to establish an online system, an intranet or website and to make such an online system accessible through the World Wide Web using a standard web browser, such as Microsoft Internet Explorer or Netscape Navigator. The Company estimates that since 1987 Worldgroup and its predecessor product, The Major BBS, have been installed on more than 10,000 online systems worldwide, including systems currently operated by Fortune 500 companies, financial and educational institutions and government agencies. Worldgroup v3.1 is also compatible with Windows 98.



     Worldgroup features an open (non-proprietary) set of interfaces, a scalable infrastructure that can grow with a company's needs, and multiple means of connectivity, including connectivity to the Internet. Such features allow Worldgroup to serve as a development platform for specific communication solutions in a variety of businesses and industries. In conjunction with third party developers, the Company has designed intranets and other online systems for specific applications relating to education, small business and online gaming. Worldgroup's open set of interfaces has allowed third party developers to design and sell add-ons that supplement Worldgroup's standard features. As a result, more than 30 independent software developers have designed more than 100 available products including add-ons, that enhance online systems which utilize Worldgroup. Worldgroup is available in eight languages.


     In addition to Worldgroup, the Company currently markets the following products, each of which utilizes the Worldgroup software platform:


     WEBCAST. WebCast allows users to transmit real-time audio and visual broadcasts, and broadcast pre-recorded videos on demand, over the Internet to viewers who need only use a standard web browser to receive the broadcast. The Company markets WebCast directly to individual consumers and to businesses through VARs and bundling arrangements with camera and other hardware manufacturers. The Company also seeks to enter into bundling arrangments with camera and other manufacturers. To date, the Company has entered into agreements to bundle WebCast with cameras and other hardware sold by Eastman Kodak Company, Boca Research, Inc., Specom Technologies Corp. and Aztech New Media Corp.


     ACTIBASE. ActiBase enables a company with a web site or an online system to publish its own databases on its system. ActiBase is compatible with most common database software available in the market and can be used by persons with only limited knowledge of computer database programming. ActiBase is offered as an additional application to Worldgroup. It can also be used on a stand alone basis to publish a company's database on a web site so such database can be accessed through the World Wide Web.


     WORLDLINK. Worldlink allows a Worldgroup online community to link with other Worldgroup online systems. The Company believes that the future development and organization of online communities will result in additional online systems using Worldgroup.


     The Company's objective is to become a leading developer of communications software for the Internet and for other online systems, including intranet and online communications systems. The Company intends to achieve its objective by implementing the following strategies: (i) developing quality software applications and customized solutions for the individual needs of customers, using

Worldgroup as the foundation; (ii) continuing to upgrade Worldgroup and its applications and offering new applications that deliver high levels of performance, ease of use and multi-tiered authorization to information; (iii) establishing strategic alliances to increase sales and facilitate market acceptance of the Company's products; (iv) providing timely, high quality technical support to meet the diverse needs of its customers, VARs and resellers; and (v) increasing marketing efforts to promote Worldgroup as a premier communications software product.


INDUSTRY BACKGROUND


THE INTERNET AND THE WORLD WIDE WEB


     Online communication has grown dramatically since 1987, when the Company first began offering communications software. BUSINESS WEEK (May 5, 1997) reported that it is estimated that over 40 million people exchange information and communicate electronically using personal computers. By the year 2000, this number is expected to increase to over 200 million.


     The convergence of communications and computers was greatly accelerated in the 1990s by the market acceptance and commercialization of the Internet, a global web of computer networks. Developed in 1969, this "network of networks" allows any computer connected to the Internet to communicate with any other computer using a common telecommunication protocol. Originally subsidized by the United States government, funding for the Internet infrastructure and backbone operations shifted to the private sector in the 1990s as the number of commercial entities relying on the Internet for business communications and commerce increased. The rapid growth of the Internet has been caused by the emergence of a network of servers and information available on the Internet called the World Wide Web (the "Web"). The Web, which is based on a client-server model and a set of standards for information access and navigation, can be accessed using software that allows non-technical users to exploit the capabilities of the Internet. Electronic documents are published on Web servers in a common format called the Hypertext Markup Language ("HTML"). Web client software (known as browsers) can retrieve these documents across the Internet by making requests using a standard protocol called Hypertext Transfer Protocol ("HTTP"). The most common commercial browsers currently in use are Microsoft Internet Explorer and Netscape Navigator.


     The growth of online communications has created increasing demand for software solutions that enable users to interact and communicate more efficiently and effectively. In 1996, Forrester Research, Inc. estimated that the worldwide Internet software market would increase from $382 million in 1996 to $8.5 billion in 1999. Uses for such software include the following:


INTRANETS AND OTHER ONLINE SYSTEMS


     Businesses and other enterprises use personal computers to help their employees communicate and collaborate with each other. Organizations have developed Bulletin Board Systems ("BBSs"), local area networks (LANs) and Wide Area Networks (WANs) and other closed systems (collectively, "Online Systems") to electronically connect their employees as well as their customers. In addition, the technology and protocols of the Internet have been applied to expand the use of private data networks through the development of intranets. An intranet is a network using the applicable protocol of the Internet that connects an organization's computers in a way that makes information more accessible and facilitates a user's navigation through all the resources and applications of the organization's computing environment. In many instances, the same software applications in use on the Internet and Online Systems can be applied to intranets, thereby broadening the market for such software applications. See "--Worldgroup Customized Applications."


ONLINE COMMERCE


     Commercial uses of the Internet and Online Systems include business-to-business and business-to-consumer transactions, product marketing, advertising, entertainment, electronic publishing, electronic services and customer support. This medium offers innovative opportunities for retail and mail order businesses to target and manage a wider customer base. Companies from many industries are using the Web to publish product and company information, provide customer support, allow customers to buy products online, and to collect customer feedback and demographic information interactively. The Company uses the Internet and Online Systems to offer technical support for products and save shipping costs by making software updates available electronically through copying or "downloading" procedures. Other businesses, such as financial institutions and brokerage firms, are also appearing online as the Internet provides access to a growing base of home, business and education customers.


ONLINE COMMUNITIES


     Online "communities" are one of the fastest growing areas of the Internet, according to a report by BUSINESS WEEK (May 5, 1997). An online community is a network of users that communicate with one another via computer. Online communities may be commercial or private, small or large. Prior to the advent of the Internet, online communities existed through Bulletin Board Systems, which consist of a personal computer running a software program onto which users would typically connect through a standard telephone line. Many applications that are now standard on the Internet such as newsgroups, file transfers and E-mail were initially introduced on BBSs. Software that enabled the creation of online communities included the Company's "The Major BBS" software, which the Company offered from 1987 until 1995, when the Company introduced Worldgroup. The Company believes that, based upon a report on the Company prepared by an independent third party, The Major BBS, the predecessor to Worldgroup, was, by 1994, the industry leader in the corporate market segment for BBS software.


     Until recently, online communities were primarily organized for non-commercial purposes. The attraction to members of these communities is the ability to interact with users with similar interests locally or worldwide. Members engage in real-time conversation in chat rooms, post messages on a variety of topics in newsgroups or on bulletin boards or play interactive games, known as MUDs. Increasingly, businesses are creating commercial online communities to attract and make sales to consumers. The premise behind these commercial online communities is that consumers will visit and stay longer at a website or Online System where they can interact with others who share a common interest. To encourage interaction between consumers and to retain users at their site, businesses have added online chat rooms, bulletin boards, e-mail and other software applications to their commercial website or Online System.


WORLDGROUP


     The Company's communication software applications are designed to connect people and information over the Internet, intranets and Online Systems. The majority of the Company's software applications are based on the Company's flagship product, Worldgroup, a comprehensive software and development tool that allows users in different locations to exchange ideas and information using a variety of connection methods, including the Internet, dial up modem, LANs, WANs, integrated services digital network (ISDN) and serial connection. Using Worldgroup, businesses can establish an interactive web site (or improve an existing website), organizations can establish intranets and exchange data with remote employees, suppliers and customers, and entrepreneurs can create their own online community similar to services such as America Online, as well as offer their customers access to the Internet. The Company estimates that since 1987 Worldgroup software and its predecessor product, "The Major BBS," have been installed on over 10,000 online servers worldwide, including systems currently operated by Symantec Corporation, Motorola, Inc., 3Com Corporation, Citibank, N.A., the United States Air Force and the National Weather Service. These servers reach an estimated 1.1 million end-users who use and interact with the Company's software. Worldgroup software is available in eight languages.


     Worldgroup is both an out-of-the-box product and a development platform that can be configured to provide communications solutions for different businesses and industries. One of Worldgroup's main features is its security architecture, which allows the system operator or administrator to create multi-tiered authorization to information within the system. Out-of-the-box, Worldgroup is a suite of popular client/server and web-based applications, including:


   ELECTRONIC MAIL. Electronic mail or E-mail allows users to deliver a private message to others who need not be there when the message arrives. Worldgroup's E-mail has the following features: file attachments, carbon copies, mail forwarding, distribution lists, offline filing cabinets, "new mail" notification, and return receipt.


   POLLS AND SURVEYS. This feature allows the Worldgroup system operator or administrator ("Worldgroup Administrator") to create questionnaires, application forms or opinion polls to ascertain market research and other information about customers and other users, and to instantly tabulate and display the results through the web and other formats.


   THREADED DISCUSSIONS. Popularly known as newsgroups, threaded discussions allow users to post messages and respond to messages posted by others.


   DOCUMENT RETRIEVAL CENTER. This application allows users to share programs and document files. Users can search files by library, category, file names, file date, and descriptive words. A Worldgroup Administrator can limit user access to particular files or programs.


   CHAT. This application allows users to establish real-time conversations. Chat enables group meetings where participants can exchange files in real time with other users while continuing the conversation. The Worldgroup Administrator can create different channels, each with its own moderator and topic.


     Worldgroup has Active HTML interfaces which permit access to a Worldgroup server through the Internet using only a standard Web browser. The Company believes that this "thin client" access, where there is no need to download client software or employ other controls, makes access to a Worldgroup system as convenient as accessing any website.


     In addition to its thin client capabilities, all Worldgroup applications continue to be available using the Company's proprietary client software, Worldgroup Manager. The Company believes that the use of Worldgroup Manager has many practical advantages over current thin client technology, including reduced bandwidth needs, greater real time interactivity between users, and the ability to compute "offline." The Company's client software is offered at no cost, can be downloaded through the Web and can be launched from the Web directly through the Worldgroup plug-in for Netscape Navigator and Microsoft Internet Explorer.


     Worldgroup has been designed for multiple connectivity. Users can access a Worldgroup system through dial-up modems, ISDN and Novell-based networks (SPX), as well as the Internet and TCP/IP based networks. The Company believes that multiple connectivity has several advantages over Internet-only connectivity, including enabling fixed bandwidth connections, alternative access routes if the primary route is "down" or otherwise not available, and better security for private transactions. Worldgroup is designed to run on DOS, as well as the Windows NT and Windows 95 operating systems. Worldgroup is also compatible with Windows 98.


     In addition to being an out-of-the-box product, Worldgroup is a development platform. The Company believes that one of Worldgroup's key strengths is its standard set of interfaces and open architecture. Through Worldgroup's application programming interfaces (APIs) and development kits, more than 30 independent software vendors have developed and marketed applications that can be added to an Internet or Online System using Worldgroup's software. This allows Worldgroup users to pick and choose additional applications for a Worldgroup system depending on their needs. For example, if a group calendar/scheduling program is desired, an add-on application can be integrated into the Worldgroup system. The Company and independent software vendors currently offer over 100 add-on applications for Worldgroup, including add-ons that allow a Worldgroup system to offer: (i) outgoing online fax service; (ii) an online shopping mall;
(iii) form templates for workflow environments; (iv) video conferencing with point-to-point broadcast, and video-on-demand; (v) group scheduling; (vi) online publishing; and (vii) Internet access to users and optional support for Radius security and accounting protocol for terminal server equipment. Several of these add-on applications are embedded in the Worldgroup software and therefore can be electronically distributed to and immediately launched by a Worldgroup user upon payment of a fee. To allow independent software vendors, system operators and system integrators to create such add-ons as well as other customized client-side applications, the Company offers a Worldgroup developer kit for $699, which contains the source code for the five core Worldgroup applications and in-depth developer information.


     The Company believes that while most sales of Worldgroup have been to domestic customers, significant opportunities will exist in the future for the sale of Worldgroup into emerging international markets. It is estimated that 80% of the total demand for Internet access originates in the United States. One of the primary reasons for the lack of Internet access in other countries is cost. Consequently, the Company believes that the Worldgroup product operating as a bulletin board using existing telephone systems (as opposed to high speed Internet networks) offers an attractive and economically feasible solution in emerging markets. The Company intends to seek to develop a loyal customer base in such markets. The Company currently sells its products worldwide. Worldgroup's ability to offer advanced communications technology to third world countries has been recognized by the United Nations Development Programme Global Technology Group, which, in January 1997, selected Worldgroup to the United Nations Flag Technology Program.


     The suggested retail price for Worldgroup for access by eight simultaneous users is $695. The number of simultaneous users can be increased to up to 256 simultaneous users through the purchase of additional single user packs, at a price of $49 per pack.


WORLDGROUP CUSTOMIZED APPLICATIONS


     Using Worldgroup as the foundation, the Company, working in conjunction with third party developers, has designed intranets and other online communications systems for a number of industries and customers, including the following:


EDUCATION


     The Company has designed its Worldgroup software to be used in creating a classroom intranet designed to connect teachers, students, parents and administrators to a virtual community. This software offers "managed" Internet access to schools, enabling students to browse the World Wide Web, but only to sites approved by teachers and school administrators. The Company's software is being sold to school systems in the State of Alabama through a VAR specializing in the education marketplace. In January 1998, the Company entered into a non-exclusive reseller agreement with Simon & Schuster, Inc., pursuant to which Simon & Schuster, Inc. acts as a reseller of the Company's education software.


SMALL BUSINESS


     The Company, using the Worldgroup platform, is developing a web software solution called Imodule for small businesses. The Imodule software is being designed to allow businesses to establish interactive web sites which offer customers and vendors a means to interact and purchase goods and services from the Company's data bases and personnel. The software is being developed under a joint venture agreement with Express Web, Inc. The Imodule software is expected to be available for shipping in the first quarter of 1999.


ONLINE GAMING


     Worldgroup is currently being utilized in the development of online casino games for both the entertainment and casino marketplace. The Company sells its software to Aries Consulting which offers a program called Aces Casino. Aces Casino is marketed to domestic and international casinos who want to provide a non-monetary form of casino gaming to their casino customers to encourage patronage. The Company has no intent to offer gaming activities online.


OTHER PRODUCTS


     The Company also currently markets the following products, each of which utilizes the Worldgroup software platform:


WEBCAST


     Introduced in March 1997, WebCast is an Internet multi-media software product which enables users to broadcast real-time or pre-recorded audio and video and other information displayed on the user's monitor over the Internet to viewers who need only use a standard web browser to receive the broadcast. Business and other applications of WebCast include: (i) the ability to have customer service representatives or technicians talking live with customers,
(ii) the ability to have staff meetings with remote offices, and (iii) parents away from home checking on their children or other family members. In October 1997, the Company released WebCast v2.0 offering video on demand and audio capabilities without the need for client software.


     The Company currently offers two WebCast products--WebCast Personal and WebCast Add-on. WebCast Personal is designed for individual users and allows up to four simultaneous viewers. In addition to its audio and video capabilities, WebCast Personal provides Chat, caller ID, call blocking and password authorization. The suggested retail price of WebCast Personal is $49.95.


     WebCast Add-on is designed for commercial applications and allows up to 254 simultaneous viewers. The suggested retail price of WebCast Add-on is $995.


     The Company markets WebCast directly to individual consumers and to businesses through VARs and bundling arrangements with camera and other hardware manufacturers. To date, the Company has entered into agreements to bundle WebCast with cameras and other hardware sold by Eastman Kodak Company, Boca Research, Inc., Specom Technologies Corp. and Aztech New Media Corp.


     In August 1997, the Company entered into a licensing agreement with Boca Research, Inc., pursuant to which the Company has granted Boca Research, Inc. a license to include WebCast and related technology in their modems, video conferencing and other hardware products, in exchange for royalty payments that are determined based on the amount and type of product sold by Boca Research, Inc.


ACTIBASE


     ActiBase is an ODBC compliant database connectivity program which is fully integrated with Worldgroup. ActiBase enables a company to publish its own database, using the most common database software, directly onto the Web, with only limited knowledge of computer programming or HTML. ActiBase features include dynamically generated SQL (structured query language) and HTML Code, a drag and drop form editor and security options. ActiBase, as a stand alone product, includes support for eight simultaneous users with user count upgrades available. ActiBase is also offered as an add-on to Worldgroup.


WORLDLINK


     The Company believes that there are at present approximately 500 Worldgroup communities operating with the Company's Worldgroup and/or The Major BBS software. Unlike larger Online Systems such as America Online and Microsoft Network, the Company believes that Worldgroup communities are typically formed by users and entrepreneurs with a common interest in a particular subject (e.g. horse racing) or by users who are located in the same geographic area. The Company believes that localized service is attractive to users in much the same way that a local newspaper appeals to many readers over a national one.


     To meet this need, the Company has created Worldlink in order to connect online Worldgroup systems to each other creating a global network of Worldgroup communities. Worldlink has been developed to act as a central hub that enables users of an online Worldgroup system in one location to interact and communicate with users of a different online Worldgroup system. One of the Company's objectives is to ultimately create a global network of Worldgroup communities. The ability of the Company to successfully launch a global network of Worldgroup communities is subject to a number of risks, many of which (such as the participation of individual Worldgroup communities) are beyond the control of the Company. No assurance can be given that the Company will be successful in promoting the development of a global community of Worldgroup systems.


SALES, MARKETING AND DISTRIBUTION


     The Company markets and distributes its products worldwide through VARs, resellers and directly to consumers. The Company markets its products on its Web site, which contains demonstrations, free downloads of certain products and significant other information regarding the Company's products. The Company participates annually in trade shows, which typically include Comdex, PC Expo and Internet World.


     The Company intends to increase the sales and distribution of WebCast and its other products by incorporating promotional versions of the Company's software into computer hardware, such as web cameras and modems, that are manufactured and marketed by other companies. Through these bundling arrangements, end purchasers of the computer hardware have an opportunity to try the Company's software and, if desired, to purchase a fully-functional version of the Company's software. These arrangements generally provide that the Company's software is, at no cost to the Company, advertised on the package for the hardware product and that the hardware manufacturer receives a percentage of the purchase price of any software purchased from the Company as a result of such arrangement. To date, the Company has entered into agreements with Eastman Kodak Company, Boca Research, Inc., Aztech New Media Corp. and Specom Technologies Corp. to bundle WebCast with cameras and other computer hardware products offered by such companies.


     The Company is also working with Simon & Schuster, Inc. and several VARs to sell the Company's software in the education market. The Company intends to pursue additional VARs and resellers in the education marketplace and will seek to license and co-brand its products, when appropriate.


     The Company's marketing and sales efforts are supported by a sales and marketing force of five people, three of whom are based at the Company's headquarters in Ft. Lauderdale, Florida and one each is based in Mexico City, Mexico and Sao Paulo, Brazil. The Company intends to add up to seven more employees in sales and marketing following the closing of the offering. There can be no assurance that such expansion will be successfully completed, or that the cost of such expansion will not exceed the revenues generated.


PRODUCT DEVELOPMENT


     The market for the Company's products is characterized by rapidly changing technology and frequent new product introductions. The Company's future success depends on its ability to enhance its existing products and to develop new products that: (i) incorporate new and evolving industry standards, (ii) respond to evolving customer requirements, and (iii) achieve market acceptance. The primary aim of the Company's product development efforts is to identify emerging online communications technology and standards and develop products that address evolving market needs. Specifically, the Company intends to improve and upgrade its existing products, and to develop and introduce new products that deliver to customers high levels of performance, ease of use and security.


     The Company has incurred significant research and development costs over the past two years to convert the Company's software to the Internet and intranet markets. Research and development costs, on a combined pro forma basis, were $863,749 and $586,071 for the fiscal years ended December 31, 1996 and 1997, respectively, and $222,739 for the six month period ended June 30, 1998. The Company believes that, consistent with its business strategy, it will need to spend significant funds for product development in the future to successfully implement its business strategy. See "Use of Proceeds."



SERVICES


SUPPORT PROGRAMS


     The Company has made a commitment to provide timely, high quality technical support to meet the diverse needs of its customers and VARs and to facilitate the purchase and use of its products. Technical support is presently included at no additional charge with each purchase of the Company's products. Support for non-current products is charged at a flat rate of $29 per incident. The Company also publishes a list of answers to frequently asked questions and hosts a customer support forum on its website.


TRAINING


     The Company offers several different training courses to system operators, integrators and VARs. Topics covered in these courses include system installation, configuration, administration, security and troubleshooting.


COMPETITION


     The communications software industry is intensely competitive. Many of the Company's competitors are substantially larger and have much greater financial resources and name recognition than the Company, have longer operating histories in the Internet, intranet markets and online communications markets and have greater technical and marketing resources than the Company. To maintain or increase its position in the industry, the Company will need to continually enhance its current product line, and introduce new products. There can be no assurance, however, that the Company will be able to compete successfully in the future, or that competition will not have a material adverse effect on the Company's business, financial condition and results of operations. See "Risk Factors--Competition."

     Worldgroup faces competition from a number of products that provide for the exchange of information in ways similar to the applications under Worldgroup. These include e-mail from Microsoft Exchange, EudoraPro, Netscape and Lotus Notes and bulletin board servers from Ichat, Eshare and Mirabulis. Other applications of Worldgroup can also be custom programmed using Microsoft C++ and other programming languages. While these and other competitive products offer features similar to Worldgroup, the Company believes that Worldgroup maintains a competitive advantage over these products in terms of price, multi-tiered authorization to information, accounting, ease of use, flexibility and administration, particularly for small user groups.


     WebCast competes with products offered by White Pine Software, Inc., Real Networks, Vxtreme, Inc., Xing Technology Corporation, NetSpeak, Corporation, VocalTec, Inc., Vivo Software, Inc. and VDOnet Corporation. The Company competes against these products in terms of price and the fact that no special client software, other than Netscape Navigator 2.0 or above or Microsoft Internet Explorer 4.0 or above web browser, is required to view the WebCast video or audio broadcast stream. See "--Other Products--WebCast."


     ActiBase, the Company's Internet database connectivity program, competes with, among others, Claris' Filemaker Pro, Microsoft's InterDev and Topspeed's Clarion. The Company competes against these products in terms of price and product features.


PROPRIETARY RIGHTS AND INTELLECTUAL PROPERTY

     The Company regards its software as proprietary and attempts to protect it with copyrights, trademarks, restrictions on disclosure, copying and transferring title and enforcement of trade secret laws. Despite these precautions, it is possible for unauthorized third parties to copy the Company's products and it may be possible for them to obtain and use information that the Company regards as proprietary. In addition, existing copyright laws give only limited protection to its software and some foreign countries' laws do not protect proprietary rights to the same extent as United States laws. Consistent with the general practice of software developed for retail sale, the Company licenses its products primarily under "shrink wrap" license agreements that are not signed by licensees and therefore may be unenforceable under the laws of certain jurisdictions. Although the Company has five pending trademark applications with the United States Patent and Trademark Office (the "PTO"), the Company has only one federal registration, for the trademark "Galacticomm." No assurance can be given that the PTO will grant registrations for the Company's pending trademark applications. Among other things, it is possible that the Company's trademarks could be deemed to be generic by the PTO, in which case neither the Company nor any third party could claim exclusive rights to such term. In such event, the Company intends to associate the generic term with registrable or registered trademarks or logos in order to gain trademark protection over the resulting composite mark.



     In July 1997, the Company became aware of the existence of a third party which may claim a prior right in the trademark "Worldgroup." The Company and the third party have had discussions regarding a co-existence arrangement whereby the Company would have the right, without the payment of a royalty, to continue to use the trademark "Worldgroup" on its present products and services. Although the third party does not presently distribute products that compete with the Company's products, the licensing arrangement proposed would not preclude the third party from using the "Worldgroup" trademark in competition with the Company. When the Company releases its next version of Worldgroup, which is anticipated to occur in the first quarter of 1999, the Company may elect to use a name other than Worldgroup in order to resolve this issue and also to reflect what it believes will be the wider array of solutions that the next version of Worldgroup is expected to offer to users. There can be no assurance, however, that the change of name will not adversely impact the Company's revenues and thereby the Company's operating results or financial condition.



     In July 1997, the Company also became aware that several other third parties filed applications for registration for the trademark "WebCast," before the Company filed its application. If "WebCast" is determined not to be a generic term and one of the third party applications is accepted for registration, then such third party will have superior rights to the Company in the name "WebCast." See "Risk Factors--Uncertainty Regarding Trademark Protection."


     If a third party has superior rights to any of the Company's trademarks, the Company believes that when the Company first commenced use of its trademarks, it acted innocently, unintentionally, and without knowledge of the existence of any third party's purported rights in such marks. Furthermore, if the third party user of the "Worldgroup" name decides to enforce its trademark rights through an infringement action, the Company believes that valid defenses exist with respect to any such action, including, without limitation, waiver, estoppel and laches and that as a result thereof, any liability of the Company should be limited to injunctive relief prohibiting the Company from future use of such mark.


     Trademark litigation is expensive and complex and the outcome of such litigation is difficult to predict. Generally, if a court were to find that the Company unintentionally infringed a third party's mark, the Company's liability would be limited to its actual net profit from the sale of infringing products, the third party's actual damages, and injunctive relief. However, if a court were to find that the Company wilfully infringed a third party's trademark, the Company could be enjoined from further use of the trademark and could be liable, under the federal Lanham Act, for the lesser of: (i) the Company's net profit stemming from the sale of infringing products and (ii) the third party's actual damages, plus three times the greater of: (a) the Company's profit from the sale of the infringing product, and (b) the third party's actual damages, plus prejudgment interest, attorneys' fees, and the cost of litigation.


     Except to the extent noted above with respect to certain trademarks, the Company does not believe that its products infringe on the rights of third parties. The computer software market is characterized by frequent and substantial intellectual property litigation and it is possible that third parties might assert infringement claims against the Company in the future. If this occurs, the Company might be forced into costly litigation or have to obtain a license to the intellectual property rights of others. It is possible that such licenses may not be available on reasonable terms, or at all.


     The Company currently licenses the following technology from third parties: (i) audio playback for java receiver software from Vosaic LLC ("Vosaic") allows WebCast users to hear live audio through a standard web browser, pursuant to a Software License Agreement, dated September 19, 1997, for which the Company pays Vosaic a royalty equal to 7% of the reseller's price of any WebCast product that includes such software; (ii) multimedia graphical display technology from Lead Technology, Inc., pursuant to an agreement, for which the Company pays Lead Technology, Inc. a royalty of $75 for each sale of Worldgroup Developer's Kit and $20 for each upgrade; (iii) TCP/IP data transport for Worldgroup for DOS from Pacific Softworks Inc., for which royalties are limited to a maximum of $30,000; (iv) a database engine for Worldgroup, ActiBase and WebCast from Novell, Inc. for which no royalties are paid or payable; and (v) VBX technology for the Worldgroup Manager from Sheridan Software, for which no royalties are paid or payable. In the future, these third party technology licenses may not be available to the Company on commercially reasonable terms, if at all. If the Company cannot maintain any of these technology licenses, it is possible that product shipments could be delayed and the Company's financial condition and results of operations could be adversely impacted.



GOVERNMENT REGULATIONS


     The Company does not believe that its business activities are currently subject to direct regulation by any government agency, other than regulations applicable to business generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted in the future with respect to the Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services. For example, Congress recently passed the Communications Decency Act of 1996 prohibiting the distribution of obscene or indecent material over the Internet, although this law was recently held unconstitutional by the United States Supreme Court. The adoption of any such laws or regulations may decrease the growth of the Internet, which could in turn decrease the demand for the Company's products and increase the Company's cost of doing business or otherwise have an adverse effect on the Company's business, operating results or financial condition.


     Furthermore, the application of existing laws governing issues such as property ownership, libel and personal privacy on the Internet is uncertain. Because material may be downloaded by an online or Internet service facilitated by the Company, there is a potential risk that claims may be made against the Company for defamation, negligence, copyright or trademark infringement or other theories based on the nature and content of such materials. Although the Company carries general liability insurance, the Company's insurance may not cover potential claims of this type, or may not be adequate to indemnify the Company for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on the Company's business, results of operations and financial condition.



FACILITIES



     The Company leases 11,129 square feet of office space for its corporate headquarters in Fort Lauderdale, Florida. The monthly rent under this lease is $9 per square foot (plus applicable taxes), which amount increases annually by four percent. The Company has options to extend the lease for up to an additional six years past its present expiration date in 2001. The Company intends to use a portion of the proceeds from the offering to further build out and improve its leasehold to meet the Company's future requirements. See "Use of Proceeds."

EMPLOYEES



     As of the date of this Prospectus, the Company employs 19 persons, including nine in engineering and support, six in sales and marketing, one in production and six in executive administration and accounting. None of the Company's employees is currently represented by a union or any other form of collective bargaining unit. The Company regards its relations with employees as good.




LEGAL PROCEEDING


     A suit was filed against the Company on December 16, 1997 in the United States District Court for the District of New Mexico (the "Court") by DataSafe Publications, Inc. ("DataSafe"), a reseller of the Company's products, alleging price fixing, price discrimination, resale price maintenance, predatory practices, breach of contract and economic coercion by the Company under federal antitrust laws and New Mexico state laws. DataSafe sought treble the amount of its actual damages alleged to be in excess of $1.5 million and costs and expenses.



     On June 1, 1998, the Company and DataSafe entered into a settlement agreement, pursuant to which DataSafe has filed with the Court a dismissal of the litigation with prejudice. In consideration of DataSafe's dismissal of the litigation, the Company has placed in escrow with a third party escrow agent 253,907 shares of Common Stock. DataSafe and the Company have agreed that one year from the closing of this offering (the "Distribution Date"), the escrow agent will disburse to DataSafe the lesser of 253,907 shares or the number of shares of Common Stock determined by dividing $650,000 by the market price (as defined in the agreement) on the Distribution Date of a share of the Common Stock. As part of the settlement, the Company has also granted DataSafe certain demand registration rights with respect to the shares of Common Stock issued to DataSafe. DataSafe may exercise such rights, commencing 12 months from, and ending 18 months from, the closing of the offering. While the shares of Common Stock are in escrow, DataSafe is deemed the owner of such shares with all attendant voting rights and other privileges. Because litigation of the type brought by DataSafe is inherently complex and expensive, the costs to defend a similar action brought by any other reseller or customer of the Company could have a material adverse effect on the financial condition of the Company.



     The Company is also subject to certain other litigation arising in the ordinary course of business which, in the opinion of management, will not have a material adverse effect on the financial position and results of operations of the Company.

                                  MANAGEMENT


DIRECTORS, OFFICERS AND KEY EMPLOYEES OF THE COMPANY


     The following table sets forth certain information concerning the directors and executive officers of the Company:


NAME                          AGE    POSITION WITH THE COMPANY
----                          ---    -------------------------
Peter Berg ...............    43     Chief Executive Officer, Secretary, and Director
Yannick Tessier ..........    29     President and Director
David Manovich ...........    46     Chairman of the Board and acting Chief Financial Officer
Timothy Mahoney ..........    41     Director


     PETER BERG has served as Chief Executive Officer and Secretary of the Company since November 1996 and as Chairman of the Board from November 1996 until April 1998. From December 1995 to November 1996, Mr. Berg was the President of the Company. From 1992 to 1995, Mr. Berg was the Senior Vice President of Marketing of Integrated Communications Network, Inc. (and its predecessor company Visions Communications, Inc.), a direct response marketing firm. Mr. Berg received his bachelor of science degree, Magna Cum Laude, from Florida State University.


     YANNICK TESSIER has served as the President of the Company since November 1996 when TTI was merged into the Company. Prior to joining the Company, Mr. Tessier was the Chief Executive Officer of TTI, which he founded in 1989. Mr. Tessier has over 12 years of experience in online software development, systems integration and product distribution.



     DAVID MANOVICH has served as a director of the Company since December 1997, as Chairman of the Board since April 1998 and as acting Chief Financial Officer since July 1998. Mr. Manovich has over 10 years experience with Apple Computer, Inc., ("Apple"), where he served in a variety of management and sales executive positions. From March 1997 until he joined the Company, Mr. Manovich was executive vice president, worldwide sales and services for Apple. From January 1992 until January 1996, Mr. Manovich's positions with Apple included vice president of the consumer sales division, director of channel sales, director of marketing for the personal computer business division and country manager for Apple UK. From May 1996 to March 1997, he was vice president of sales for Fujitsu PC Corporation, where he was responsible for establishing and managing Fujitsu's retail and distribution channels in the Americas. Mr. Manovich received a Masters of Business Administration in Finance and a bachelor of science in business administration from the University of Montana. Mr. Manovich is a certified public accountant.


     TIMOTHY MAHONEY has served as a director of the Company since January 1997. Mr. Mahoney has over 15 years of experience with the operations and management of technology companies. Mr. Mahoney has, since 1994, served as a managing member of Union Atlantic, a consulting firm specializing in emerging technology companies and presently serves as Union Atlantic's designee to the Board of Directors. He founded and served, from 1991 to 1994, as the president of the consumer products business for SyQuest Technology, a manufacturer of removable cartridge disk drives. He also founded and served, from 1986 to 1991, as the president of Rodime Systems, a computer disk-drive sub-system manufacturer. Mr. Mahoney received a Masters of Business Administration degree from George Washington University.



OTHER KEY EMPLOYEES


     RICHARD SKURNICK, age 33, has been the Director of Engineering since January 1998. Since 1989, Mr. Skurnick has been employed by the Company in various capacities, including Management Information Systems manager. Mr. Skurnick, who has significant programming experience, served as the Project Manager for Worldgroup v3.1 and developed the Company's customer database program.

     BILL POSNER, age 49, has served the Company as its Director of Product Marketing since April 1998. From November 1995 until April 1998, he was Director of Customer Operations and was responsible for the Technical Support and Customer Service departments. From May 1993 until he joined the Company, Mr. Posner served as Director of Operations for Knowledge Based Technologies, Inc., an Internet consulting company.


COMPENSATION OF DIRECTORS


     The Company does not presently pay any cash compensation to the directors of the Company for serving on the board. On January 14, 1997, the Company granted Claus Stenbaek, then a director, an immediately exercisable three year option to purchase 3,714 shares of Common Stock at an exercise price of $4.24 per share as consideration for serving on the Board of Directors. On December 15, 1997, the Company granted Mr. Manovich an immediately exercisable three year option to purchase 18,104 shares of Common Stock at an exercise price of $6.21 per share as consideration for serving on the Board of Directors.


COMMITTEES OF THE BOARD AND INDEPENDENT DIRECTORS



     The Company has established a compensation committee. The compensation committee, which is comprised of Messrs. Mahoney and Manovich, is responsible for the review and approval of the compensation of the Company's employees, the administration of the 1997 Plan and related compensation matters. Within 90 days of the date of this Prospectus, the Company will, in order to meet the requirements of the Nasdaq SmallCap Market, add at least two additional independent directors to its Board of Directors and establish an audit committee comprised of a majority of independent directors.



RIGHTS TO DESIGNATE DIRECTORS


     Messrs. Berg and Tessier have, for so long as the Wallenberg Trust beneficially owns more than 20 percent of the outstanding Common Stock, agreed to vote their shares in favor of three persons nominated by the Wallenberg Trust to the Board of Directors of the Company. The persons who acquired shares of Common Stock from Messrs. Berg and Tessier in June 1998 have the right to nominate and have elected one person to the Board of Directors of the Company for a period of two years from the closing of this offering. See "Certain Transactions--Berg and Tessier Transaction." Union Atlantic has the right to designate and have elected one person to the Board of Directors of the Company under the terms of its consulting agreement with the Company. In addition, the Representatives have the right, for a period of three years from the closing of this offering to nominate a designee of the Representatives for election to the Board of Directors of the Company. Other than Union Atlantic, none of the foregoing persons has exercised his or its right to nominate a person for election to the Board of Directors.

SUMMARY COMPENSATION TABLE



     The following table provides the cash and other compensation paid (or accrued) by Galacticomm Technologies, Inc. to its Chief Executive Officer and President.


                                                                      LONG TERM
                                    ANNUAL COMPENSATION             COMPENSATION
                            ------------------------------------   --------------
                                                                     SECURITIES
NAME AND                     FISCAL                                  UNDERLYING       ALL OTHER
PRINCIPAL POSITION            YEAR         SALARY         BONUS     OPTIONS/SARS     COMPENSATION
------------------          -------   ----------------   -------   --------------   -------------
Peter Berg,                   1997       $ 170,961          --         106,973                --
Chief Executive Officer       1996       $  73,461          --              --                --
                              1995       $       0          --              --                --
Yannick Tessier,              1997       $ 170,961          --         106,973                --
President                     1996       $  21,538(1)

----------------
(1) Represents salary to Mr. Tessier subsequent to his joining the Company in November 1996.


OPTION GRANTS IN LAST FISCAL YEAR


     The following table sets forth the stock option grants to the Company's Chief Executive Officer and President made during the fiscal year ended December 31, 1997. No stock appreciation rights have been granted to date.

                                            % OF TOTAL
                        SECURITIES       OPTIONS GRANTED
                        UNDERLYING       TO EMPLOYEES IN     EXERCISE OR BASE     EXPIRATION
NAME                 OPTIONS GRANTED       FISCAL YEAR        PRICE PER SHARE        DATE
----                -----------------   -----------------   ------------------   -----------
Peter Berg                  106,973           34%                 $ 6.20          (1)
Yannick Tessier             106,973           34%                 $ 6.20          (1)

----------------
(1) Such options expire in one-third increments on November 20, 2002, November 20, 2003 and November 20, 2004. See "--Employment Agreements."


FISCAL YEAR-END OPTION VALUES


     The following table provides information about the number and value of options held by the Company's Chief Executive Officer and President at December 31, 1997.

                         NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                    UNDERLYING UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                          AT FISCAL YEAR-END              AT FISCAL YEAR-END(1)
                    -------------------------------   ------------------------------
NAME                 EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----                -------------   ---------------   -------------   --------------
Peter Berg               35,658            71,315          $ 0              $ 0
Yannick Tessier          35,658            71,315          $ 0              $ 0

----------------
(1) There was no public trading market for the Common Stock as of December 31, 1997. Accordingly, these values have been calculated on the basis of the assumed initial public offering price of $6.00 per share of Common Stock, less the exercise price of $6.20 per share.


EMPLOYMENT AGREEMENTS


     In June 1998, the Company entered into an amended employment agreement with each of Peter Berg, the Chief Executive Officer of the Company, and Yannick Tessier, the President of the Company. Each employment agreement provides for an annual salary of $138,000 for each officer, which salary will increase each contract year by 10 percent of the prior year's salary. Messrs. Berg and Tessier are also eligible to receive an annual cash bonus at the discretion of the Compensation Committee of the Board of Directors. Pursuant to their respective employment agreements, Messrs. Berg and Tessier have each been granted options to purchase 106,973 shares of Common Stock at an exercise price of

$6.20 per share. One-third of such options vested on November 21, 1997, one-third vest on November 21, 1998 and the final one-third vest on November 21, 1999. Such options expire five years after the respective dates of vesting. Pursuant to the terms of their respective employment agreements, the Company provides Messrs. Berg and Tessier with a term life insurance policy in the amount of $1,000,000.


     The employment agreements provide for a three-year term that expires November 20, 1999, which term may be terminated earlier by the Company with or without cause (as defined in the employment agreements). Such employment agreements may be terminated earlier by the employee, upon 45 days' prior written notice, with or without cause.



     Pursuant to the employment agreements, the Company has agreed to indemnify each of Messrs. Berg and Tessier to the fullest extent permitted by law for any action related to his employment with the Company or for serving as a director of the Company.


     Each of the Company's employment agreements with Messrs. Berg and Tessier imposes prohibitions against the disclosure of confidential information and contains non-compete provisions. There can be no assurance that these provisions will protect the Company from unauthorized disclosure or use of its proprietary information, nor can there be any assurance that these provisions will be held enforceable in whole or in part by a court if they are contested by an employee.



COMPENSATION ARRANGEMENTS WITH CHAIRMAN


     The Company has entered into an agreement, dated as of June 23, 1998, with David Manovich, pursuant to which he is responsible for managing the business, affairs, property and personnel of the Company, subject only to the supervision of the Board of Directors. Mr. Manovich is required to devote such time to the Company's affairs as is required to fulfill his duties under the agreement. The agreement provides for monthly payments to Mr. Manovich of $10,000 and reimbursement of all business expenses.



     Mr. Manovich's agreement with the Company expires 12 months from the closing of the offering, unless extended for successive one-year periods upon the mutual consent of both parties. However, the agreement can be terminated by the Company for any reason after the six month anniversary date of the completion of this offering on 90 days' prior written notice. In such event, the Company is required to pay Mr. Manovich $60,000 in a lump sum.



     If there is a change in control of the Company, all amounts owed to Mr. Manovich under the agreement are required to be paid to him on the date of such event, and the agreement automatically will be extended for one year from the expiration date of the then-current term of the agreement. A change in control is defined in the agreement to occur when: (i) any person (other than Messrs. Berg or Tessier) becomes the beneficial owner of or acquires voting control with respect to 50 percent of the Company's voting securities, or (ii) the shareholders of the Company approve the sale of all or substantially all of the assets of the Company.


     Pursuant to the terms of the agreement with Mr. Manovich, the Company granted him options to purchase up to 120,694 shares of Common Stock. The exercise price of all vested options is $5.22 per share. All options that vest after this offering will have an exercise price of $5.40 per share. Pursuant to the terms of the options, 12,069 shares vested on June 5, 1998 and 9,052 shares each will vest on June 5, 1999 and 2000. An additional 15,087 shares will vest upon the closing of this offering and an additional 15,087 shares each will vest on the first and second anniversary of the closing of this offering. Another 15,087 shares will vest when the Company attains positive net income after taxes in any fiscal quarter up through the quarter ended December 31, 1999. Thereafter, an additional 15,087 shares each will vest on the first and second anniversary of the Company attaining such positive net income after taxes. In the event of a change in control of the Company (as defined in the preceding paragraph), all of the options granted to Mr. Manovich will vest on the date of such event. All of the options expire three years from their respective vesting dates.

STOCK OPTION PLAN



     The Company has adopted the 1997 Stock Option Plan (the "1997 Plan"). Pursuant to the 1997 Plan, options to acquire a maximum of 223,284 shares of Common Stock may be granted to directors, executive officers, employees (including employees who are directors), independent contractors and consultants of the Company. Options to purchase 50,886 shares at an exercise price of $6.00 per share are presently outstanding under the 1997 Plan, none of which are currently exercisable.



     The 1997 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee determines which persons will receive options and the number of options to be granted to such persons. The Compensation Committee also interprets the provisions of the 1997 Plan and makes all other determinations that it may deem necessary or advisable for the administration of the 1997 Plan. No more than 22,328 options may be granted to a single person in any fiscal year.


     Pursuant to the 1997 Plan, the Company may grant ISOs (Incentive Stock Options) and NQSOs (Non-Qualified Stock Options). The price at which the Common Stock may be purchased upon the exercise of ISOs granted under the 1997 Plan is required to be at least equal to the per share fair market value of the Common Stock on the date particular options are granted. Options granted under the 1997 Plan may have maximum terms of not more than 10 years and are not transferable, except by will or the laws of descent and distribution. None of the ISOs under the 1997 Plan may be granted to an individual owning more than 10 percent of the total combined voting power of all classes of stock issued by the Company unless the purchase price of the Common Stock under such option is at least 110 percent of the fair market value of the shares issuable on exercise of the option determined as of the date the option is granted, and such option is not exercisable more than five years after the grant date. ISOs granted under the 1997 Plan are subject to the restriction that the aggregate fair market value (determined as of the date of grant) of options which first become exercisable in any calendar year cannot exceed $100,000. Generally, options granted under the 1997 Plan may remain outstanding and may be exercised at any time up to six months after the person to whom such options were granted is no longer employed or retained by the Company or serving on the Company's Board of Directors.


     Pursuant to the 1997 Plan, unless otherwise determined by the Compensation Committee, one-fourth of the options granted to an individual are exercisable 180 days after grant, one-fourth are exercisable on the first anniversary of such grant, one-fourth are exercisable on the second anniversary and the final one-fourth are exercisable on the third anniversary of such grant. However, one-half of all outstanding options under the 1997 Plan shall become immediately exercisable upon a "change in control" of the Company. The remaining one-half of the outstanding options shall become exercisable upon the first anniversary of a "change in control" of the Company. A "change in control" is generally deemed to occur when: (i) any person (other than Messrs. Berg or Tessier) becomes the beneficial owner of or acquires voting control with respect to more than 50 percent of the Common Stock, (ii) a change occurs in the composition of a majority of the Company's Board of Directors during a two-year period, provided that a change with respect to a member of the Company's Board of Directors shall be deemed not to have occurred if the appointment of a member of the Company's Board of Directors is approved by a vote of at least 75 percent of the individuals who constitute the then existing Board of Directors, or (iii) the shareholders of the Company approve the sale of all or substantially all of the assets of the Company.


     The 1997 Plan provides for appropriate adjustments in the number and type of shares covered by the 1997 Plan and options granted thereunder in the event of any reorganization, merger, recapitalization or certain other transactions involving the Company.


INDEMNIFICATION PROVISIONS


     Pursuant to the Company's Articles of Incorporation and Bylaws, officers and directors of the Company are entitled to be indemnified by the Company to the fullest extent allowed under Florida law for claims brought against them in their capacities as officers and directors. Indemnification is allowed if the officer or director acts in good faith and, in the case of conduct in his official capacity, in a manner reasonably believed to be in the best interests of the Company, or in all other cases, with a reasonable belief that his conduct was at least not opposed to the Company's best interests. In the case of criminal proceedings, it is necessary that an officer or director have no reasonable cause to believe his conduct was unlawful. In addition, the Company has agreed to indemnify Messrs. Berg and Tessier pursuant to their employment agreements with the Company. See "--Employment Agreements." Accordingly, it is possible that indemnification may occur for liabilities arising under the Securities Act. The Underwriting Agreement also contains provisions under which the Company and the Underwriters have agreed to indemnify each other (including officers and directors) against certain liabilities under the Securities Act. See "Underwriting." Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             CERTAIN TRANSACTIONS


TESSIER TRANSACTION


     Pursuant to a Stock Issuance Agreement, dated August 26, 1996, among the Company, Peter Berg and Yannick Tessier, the Company agreed to issue to Mr. Tessier shares of Common Stock equal to the number of shares of Common Stock held by Peter Berg. The Company committed to issue these shares to Mr. Tessier in consideration for his efforts in founding and organizing the Company's software platform and computer infra-structure. When the Company completed its merger with TTI, the Company issued Mr. Tessier 733,669 shares of Common Stock pursuant to its obligations under the Stock Issuance Agreement. In connection with the merger, two former shareholders of TTI received an aggregate of 40,091 shares of Common Stock in exchange for their shares of TTI common stock. Mr. Tessier was elected to the Board of Directors of the Company and was appointed the President of the Company upon completion of such transaction. A Worldgroup online community operated by Mr. Tessier that was initially excluded from the assets acquired by the Company in the merger with TTI was subsequently acquired by the Company in June 1997 for $30,000, payable in 12 equal monthly installments. Mr. Tessier advanced $50,000 to TTI in 1996 to fund operations and was issued a 10% note in the amount of $50,000, which becomes payable by the Company on the date of this Prospectus. See "Use of Proceeds."


WALLENBERG TRUST AND UA PARTNERS INVESTMENTS


     Effective November 21, 1996, the Company raised a total of $2,750,000 from the sale of shares of Common Stock and convertible notes to Hemingfold Investments, Ltd. ("Hemingfold") and Union Atlantic Partners I Limited ("UA Partners"). On November 21, 1996, the Company used approximately $611,476 of such proceeds to acquire substantially all of its interests in the shares of Galacticomm, Inc. See "--Acquisition of Galacticomm, Inc." The remaining proceeds of this funding were allocated to working capital. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


     In September 1997, Hemingfold transferred all of its rights and interests in the agreements described below to Kenworthy, a wholly-owned subsidiary of the Wallenberg Trust, an affiliate of Hemingfold. Accordingly, references to the Wallenberg Trust below and elsewhere in this Prospectus refer to Hemingfold for all periods prior to such transfer.


     In connection with the transaction with the Wallenberg Trust, the Company entered into a Stock Purchase Agreement (the "Wallenberg Trust Stock Purchase Agreement"), whereby the Wallenberg Trust received 294,788 shares of Common Stock in exchange for $1,250,000 in cash or $4.24 per share. Pursuant to the Wallenberg Trust Stock Purchase Agreement, the Wallenberg Trust was originally granted the following rights with respect to such shares of Common Stock: (i) piggyback registration rights ("Piggyback Registration Rights") for up to four registrations; (ii) demand registration rights ("Demand Registration Rights") for one registration; (iii) tag-along rights ("Tag Along Rights") that require that such shares be included on a pro rata basis in certain sales of Common Stock by either Peter Berg or Yannick Tessier; and (iv) bring along rights ("Bring Along Rights") that require that such shares be included on a pro rata basis in certain offers for the purchase of the Common Stock of either Peter Berg or Yannick Tessier for a three year period ending November 20, 1999. The Wallenberg Trust Stock Purchase Agreement originally provided that the shares acquired by the Wallenberg Trust would additionally be granted: (x) certain anti-dilution rights if the Company issues securities below $4.24 per share;
(y) preemptive rights for any issuance of the Company's securities; and (z) certain rachet rights which would have entitled the Wallenberg Trust to receive approximately 149,104 shares of Common Stock if the Company's after tax earnings for the year ended December 31, 1997 were less than $1,000,000 and approximately 74,552 shares of Common Stock if the Company's after tax earnings for such period were between $1,000,000 and $1,500,000.


     By letter agreement, dated September 8, 1997, the ratchet rights were waived in exchange for the Company's September 1997 issuance of 49,029 shares of Common Stock to the Wallenberg Trust. As part of that letter agreement, the Wallenberg Trust agreed to automatically waive its anti-dilution and preemptive rights from and after the date of this Prospectus. Messrs. Berg and Tessier have, for so long as the Wallenberg Trust beneficially owns more than 20 percent of the outstanding Common Stock, agreed to vote their shares in favor of three persons nominated by the Wallenberg Trust to the Board of Directors of the Company. See "Management--Rights to Designate Directors" and "Principal Shareholders." To date, the Wallenberg Trust has not exercised its right to add additional directors.


     Simultaneous with the Wallenberg Trust Stock Purchase Agreement, the Wallenberg Trust loaned the Company $1,250,000 and received a Convertible Promissory Note (the "Wallenberg Trust Note"), dated November 21, 1996. On December 31, 1997, the Wallenberg Trust converted all principal and interest ($1,391,781) outstanding under such note into 328,224 shares of Common Stock based upon the conversion rate of $4.24 per share set forth in the Wallenberg Trust Note. The shares of Common Stock issued upon conversion of the Wallenberg Trust Note have been granted the same Piggyback Registration, Demand Registration, Tag Along and Bring Along Rights as those granted in connection with the Wallenberg Trust Stock Purchase Agreement.


     On November 21, 1996, the Company entered into a Stock Purchase Agreement (the "UA Partners Stock Purchase Agreement") with UA Partners, pursuant to which UA Partners acquired 29,479 shares of Common Stock for cash consideration of $125,000 or $4.24 per share and loaned the Company $125,000. In exchange for the loan, the Company issued a Convertible Promissory Note ("UA Partners Note") to UA Partners. Other than the number of shares purchased and amount loaned, the terms of the UA Partners Stock Purchase Agreement and the UA Partners Note are identical in all material respects to the Wallenberg Trust Stock Purchase Agreement and the Wallenberg Trust Note (since converted). By letter agreement, dated September 8, 1997, UA Partners waived the ratchet rights originally set forth in the UA Partners Stock Purchase Agreement in exchange for the Company's September 1997 issuance of 4,457 shares of Common Stock. As part of that letter agreement, UA Partners agreed to automatically waive its anti-dilution and preemptive rights effective on the date of this Prospectus. The outstanding principal of the UA Partners Note will be automatically converted into 29,479 shares of Common Stock (based upon a conversion price of $4.24 per share) as of the date of this Prospectus. Interest on such note accrues at a rate of 10% per year and will be paid from the proceeds of this offering. See "Use of Proceeds." The UA Partners Note is secured by, among other things, the accounts, inventory, equipment and general intangibles of the Company, which security interest will terminate upon conversion of such note and the payment of all accrued interest.


     In connection with their loans to the Company, the Wallenberg Trust and UA Partners entered into an Intercreditor Agreement with the Company and Union Atlantic. Pursuant to this agreement, the Wallenberg Trust and UA Partners have appointed Union Atlantic to serve as their collateral agent with respect to the loans made to the Company under the Wallenberg Trust Note and the UA Partners Note and have agreed that, in the event of default by the Company under such notes, the parties will share any payments in proportion to the amount outstanding under their respective notes from the Company.


     The Wallenberg Trust purchased 40,373 shares of Common Stock in the June 1997 Private Placement and 10 Units in the 1997 Financing. UA Partners purchased two Financing Units in the 1997 Financing. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations--Liquidity and Capital Resources."


     In May 1998, Kenworthy loaned the Company $125,000 and received a Secured Convertible Promissory Note (the "Kenworthy Note"), dated May 7, 1998. The unpaid principal balance of the Kenworthy Note bears interest at the rate of 10% per annum. All principal and accrued interest under the Kenworthy Note is required to be paid on January 1, 1999. Subject to certain adjustments, the aggregate principal and accrued interest under the Kenworthy Note can be converted into shares of Common Stock at the rate of $1.24 on demand by Kenworthy. The shares received upon conversion of the Kenworthy Note will have the same Piggyback Registration, Demand Registration, Tag Along and Bring Along Rights as those granted in connection with the Wallenberg Trust Stock Purchase

Agreement. In connection with the loan, the Company granted Kenworthy a security interest in its assets which is subordinate to the security interests previously granted by the Company to Union Planters Bank (the successor to Capital Bank) and UA Partners. Until all amounts due under the Kenworthy Note have been paid, the Company is prohibited from paying any dividends to its shareholders.


CONSULTING AGREEMENTS WITH UNION ATLANTIC


     The Company has engaged the services of Union Atlantic since November 1996. Union Atlantic is a consulting firm specializing in emerging technology companies. Timothy Mahoney, who is a managing member of Union Atlantic, is also a director of the Company. See "Management--Directors, Officers and Key Employees of the Company" for additional information regarding Mr. Mahoney's experience with respect to the operations and management of technology companies. Pursuant to one of two consulting agreements that the Company has entered into with Union Atlantic, Union Atlantic is entitled to receive a monthly fee of $10,000 until June 30, 2001 for providing consulting services with respect to the Company's operations, administration, corporate development and marketing and distribution strategies. Union Atlantic owns all of the outstanding voting securities of UA Partners, which acquired 29,479 shares of Common Stock and the UA Partners Note in November 1996. See "--Wallenberg Trust and UA Partners Investments." In connection with the UA Partners investment, the Company paid Union Atlantic the following amounts for identifying the Wallenberg Trust to the Company: (i) cash compensation of $357,500; (ii) a three-year warrant to purchase 84,310 shares of Common Stock at an exercise price of $4.24 per share with Demand and Piggyback Registration Rights; and
(iii) 47,152 shares of Common Stock. Similarly, the Company paid Union Atlantic the following amounts for identifying investors in the June 1997 Private
Placement: (y) cash compensation of $126,209; and (z) a three-year warrant to purchase 20,382 shares of Common Stock at an exercise price of $6.20 per share with Demand and Piggyback Registration Rights. Pursuant to the consulting agreement between Union Atlantic and the Company, Union Atlantic has designated Mr. Mahoney as its representative to the Company's Board of Directors.



     Pursuant to its second consulting agreement with the Company, from January 1997 to December 1997, Union Atlantic provided the Company with the services of Robert O'Brien. The Company was required to pay Union Atlantic a fee of $7,000 per month for Mr. O'Brien's services and agreed to reimburse Mr. O'Brien for business expenses approved by the Company. Pursuant to such consulting agreement, the Company granted Mr. O'Brien an immediately exercisable, three year option to purchase 1,486 shares of Common Stock at an exercise price of $4.24 per share. The shares of Common Stock underlying such option have been granted Demand and Piggyback Registration Rights. Mr. O'Brien has also been granted an option to purchase 4,457 shares of Common Stock at a per share price of $6.00 under the 1997 Plan.


     Union Atlantic has agreed to forebear taking action against the Company for collection of approximately $170,000 due under its consulting agreements, in exchange for a commitment from the Company to pay such amount on the closing date of the offering and for the issuance of warrants to purchase 120,000 shares of Common Stock at a price of $6.00 per share exercisable until four years from the date of this Prospectus.



ACQUISITION OF GALACTICOMM, INC.


     The Company owns 99.9% of Galacticomm, Inc.'s common stock. In November 1996, the Company acquired 8,037,203 shares of the common stock of Galacticomm, Inc. (representing approximately 96% of Galacticomm, Inc.'s then issued and outstanding shares of common stock) in exchange for the issuance of 90,679 shares of Common Stock and cash of $611,476. In February 1997, the Company acquired an additional 848,404 shares of the common stock of Galacticomm, Inc. in exchange for the issuance of 25,886 shares of Common Stock and cash consideration of $56,937. For a discussion of costs related to this acquisition, see "--Consulting Agreements with Union Atlantic."

BERG AND TESSIER TRANSACTION



     From June 28 to July 2, 1998, Peter Berg, the Chief Executive Officer of the Company, and Yannick Tessier, the President of the Company, sold 141,129 and 100,806 shares owned by them, respectively, to 16 private investors for an aggregate purchase price of $300,000, or $1.24 per share of Common Stock. Such per share amount is approximately $4.76 below the per share price of the Common Stock offered hereby. Messrs. Berg and Tessier have advised the Company that the price of the shares sold by them was determined by negotiation between Messrs. Berg and Tessier and the purchasers. Among the factors considered by Messrs. Berg and Tessier in such negotiation were: (i) their inability to obtain funds on better terms from alternative sources; (ii) the fact that no assurance could be given that this offering would be completed on a timely basis if at all; (iii) the requirement of the purchasers not to dispose of such shares for a one-year period following the date of this Prospectus; and (iv) the $1.24 conversion price of the Kenworthy Note issued by the Company in May 1998. The proceeds of such sale were loaned to the Company and the Company used the funds to pay certain accrued accounting and legal fees associated with this offering. The Company issued promissory notes to Mr. Berg and Mr. Tessier in the aggregate principal amount of $175,000 and $125,000, respectively. The aggregate principal amount of the notes accrues interest at the rate of seven percent per annum. The effective interest rate on these notes was estimated at 20%, using current interest rates at which similar loans would be made to borrowers with similar credit ratings and remaining maturities. The difference of approximately $33,000 between the effective interest rate and the stated interest rate on the $247,000 advanced as of June 30, 1998 is included in additional paid-in capital in the Company's consolidated balance sheet at June 30, 1998, contained elsewhere in this Prospectus. All principal and accrued interest under the notes is required to be paid upon the earlier to occur of September 30, 1999 or 12 months from the completion of this offering.



     In order to induce the investors to purchase the shares of Common Stock sold by Messrs. Berg and Tessier, the Company granted the investors the right to nominate and have elected one person to serve on the Board of Directors of the Company out of a total of not more than nine directors for a period of two years from the date hereof. In addition, the Company granted the investors the following rights: (i) tag-along rights that require that the shares of Common Stock of the investors be included on a pro rata basis in any sales of Common Stock by Peter Berg and/or Yannick Tessier; (ii) piggyback registration rights, commencing 12 months from the closing of this offering; and (iii) certain anti-dilution rights if the Company issues securities below $1.24 per share.


     Although the Company may have lacked sufficient disinterested independent directors to ratify one or more of the foregoing transactions at the time that they were initiated, the Company believes that the foregoing transactions between the Company and its officers, directors and five percent or greater shareholders were on terms no less favorable to the Company than those which could have been obtained from unaffiliated parties. Any future material transactions between the Company and its officers, directors or five percent or greater shareholders will be on terms no less favorable to the Company than could be obtained from unaffiliated parties.

                            PRINCIPAL SHAREHOLDERS


     The following table sets forth with respect to: (i) each person (or group) who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each of the named executive officers, and (iv) all directors and executive officers of the Company as a group, certain information with respect to the beneficial ownership of the Company's outstanding Common Stock as of the date of this Prospectus and as adjusted to reflect the sale by the Company of the Shares offered hereby. Unless otherwise specified, the address of each shareholder is the address of the Company set forth herein.


                                                                                   PERCENTAGE BENEFICIALLY OWNED(1)
                                                          SHARES BENEFICIALLY     -----------------------------------
NAME OF BENEFICIAL OWNER                                       OWNED(2)            BEFORE OFFERING     AFTER OFFERING
------------------------                                -----------------------   -----------------   ---------------

Peter Berg .........................................             568,198(3)       19.2%               11.9%
Yannick Tessier ....................................             608,521(4)       20.6%               12.7%
Peder Sager Wallenberg Charitable Trust ............             925,712(5)       29.5%               18.7%
Bayard Trust Company, Limited ......................             925,712(5)       29.5%               18.7%
Mees Pierson Management (Guernsey) Limited .........             925,712(5)       29.5%               18.7%
Insinger S.A. ......................................           1,217,893(5)(6)    38.2%               24.4%
DataSafe Publications, Inc. ........................             253,907(7)        8.7%                5.3%
Timothy Mahoney ....................................             155,106(6)        5.2%                3.2%
David Manovich .....................................              45,260(8)        1.5%                  *
All directors and executive officers
  as a group (four persons) ........................           1,377,085          44.5%               28.1%

----------------
 *  Less than one percent.
(1) Percentage of ownership is based on 2,922,849 shares of Common Stock outstanding immediately prior to the offering and 4,722,849 shares of Common Stock outstanding immediately after this offering. All such amounts include 29,479 shares of Common Stock underlying the UA Partners Note that will be automatically converted on the effective date of this Prospectus. See "Certain Transactions--Wallenberg Trust and UA Partners Investments."

(2) Calculated pursuant to Rule 13d-3(d)1 of the Securities Exchange Act of 1934. Shares not outstanding that are subject to options or other rights exercisable by the holder thereof within 60 days of the date of this Prospectus are deemed outstanding for the purposes of calculating the number and percentage owned by such shareholder and all directors and officers as a group, but not deemed outstanding for the purpose of calculating the percentage owned by each other shareholder listed. In connection with the Underwriting Agreement, Messrs. Berg and Tessier will on the closing of the offering enter into a Voting Agreement with the Company, pursuant to which Messrs. Berg and Tessier will agree, for a period of two years following the closing of this offering, to vote all voting securities beneficially owned by them in the same proportion as the votes cast by non-affiliates of the Company in any vote of the shareholders of the Company on the following two matters: (i) a liquidation of the Company; or (ii) any business combination in which the Company is not the surviving corporation or any sale of all or substantially all of the Company's assets. See "Underwriting."

(3) Includes: (i) 35,658 shares of Common Stock underlying presently exercisable options having an exercise price of $6.20 per share, and (ii) 22,270 shares of Common Stock over which Mr. Berg has granted options to a total of nine persons to purchase such shares at a per share exercise price of $5.05. Does not include options granted to Mr. Berg to purchase an aggregate of 71,315 shares of Common Stock which are not exercisable within 60 days of the date hereof. Such options were granted to Mr. Berg in connection with Mr. Berg's employment agreement with the Company.
(4) Includes: (i) 35,658 shares of Common Stock underlying presently exercisable options having an exercise price of $6.20 per share, and (ii) 22,303 shares of Common Stock over which Mr. Tessier has granted options to a total of five persons to purchase such shares at a per share exercise price of $5.05. Does not include options granted to Mr. Tessier to purchase an aggregate of 71,315 shares of Common Stock which are not exercisable within 60 days of the date hereof. Such options were granted to Mr. Tessier in connection with Mr. Tessier's employment agreement with the Company.

(5) Includes: (i) 328,224 shares of Common Stock acquired upon the conversion of Wallenberg Trust Note; (ii) 114,659 shares of Common Stock underlying 1997 Financing Warrants; and (iii) 100,579 shares of Common Stock which may be acquired upon the conversion of the Kenworthy Note on the date hereof. Wallenberg Trust has waived its preemptive rights regarding the issuance of the Company's securities from and after the date of this Prospectus. See "Certain Transactions--Wallenberg Trust and UA Partners Investments." The trustees of the Wallenberg Trust are Bayard Trust Company Limited ("Bayard") and Mees Pierson Management (Guernsey), Limited ("Mees Pierson"). Bayard is a wholly-owned subsidiary of Insinger S.A. and has designated two of its directors--Martyn D. Crespel and John B. Wilson--to act on behalf of Bayard. Mees Pierson is a subsidiary of Fortis AG and Fortis AMEV (collectively "Fortis") and has designated two of its directors--Paul Backhouse and Julie Scott--to act on behalf of Mees Pierson. Integro Trust (Jersey) Ltd., a subsidiary of Insinger S.A., serves as trustee for three trusts--the Hive Trust, the Coach Trust and the Cascade Trust--that beneficially own an aggregate of 155,220 shares of Common Stock. Insinger S.A., a publicly-traded Luxembourg bank holding company, disclaims any pecuniary interest in such shares or in the Wallenberg Trust shares for which Bayard or Integro Trust (Jersey) Ltd. serves as the trustee.

    Mr. Crespel, who serves as a director of Integro Trust (Jersey) Ltd., separately beneficially owns 16,388 shares of Common Stock. Insinger S.A. also beneficially owns 136,961 shares of Common Stock beneficially owned by Bayard Management Services (BVI) Limited, a wholly-owned subsidiary of Insinger S.A. and one of the managing members of Union Atlantic L.C. For a description of such securities, see footnote 6 immediately below. Peder Sager Wallenberg disclaims any beneficial ownership of the shares of Common Stock owned beneficially or of record by the Wallenberg Trust. The address of Bayard and the Wallenberg Trust is c/o Bayard, 2nd Floor, Queen's House, Don Road, St.Helier Jersey JEI 4HP, Channel Islands, Great Britain. The address of Insinger S.A. is Residence Centre du St Esprit, 1A, rue du St Esprit, L-1475, Luxembourg. The address of Mees Pierson and Fortis, an international insurance, banking and investment company, is Boulevard Emile Jacqmain 53, 1000 Brussels, Belgium.

(6) Represents: (i) warrants to purchase an aggregate of 34,897 shares of Common Stock distributed by Union Atlantic, L.C. ("Union Atlantic") to the managing members of Union Atlantic; (ii) 15,717 shares of Common Stock distributed by Union Atlantic to the managing members of Union Atlantic;
    (iii) 29,479 shares of Common Stock, issuable to Union Atlantic Partners I, Limited ("UA Partners") upon conversion of the UA Partners Note; (iv) 47,624 shares of Common Stock owned by UA Partners; (v) 4,457 shares issued to UA Partners to cancel certain ratchet and other rights; and (vi) 22,932 shares of Common Stock underlying the 1997 Financing Warrants. Does not include 120,000 shares of Common Stock underlying warrants which are not exercisable within 60 days of the date hereof. See "Certain Transactions."
(7) Represents 253,907 shares held in escrow pursuant to the settlement of certain litigation brought by DataSafe Publications, Inc. against the Company. See "Business--Legal Proceeding."
(8) Represents: (i) 18,104 shares of Common Stock underlying options having an exercise price of $6.21 per share; and (ii) 12,069 and 15,087 shares of Common Stock underlying options having an exercise price of $5.22 and $5.40 per share, respectively, assuming the completion of the offering. Does not include 93,538 shares of Common Stock underlying options which are not exercisable within 60 days of the date hereof. See "Management--Compensation of Directors" and "--Compensation Arrangements with Chairman."

                           DESCRIPTION OF SECURITIES


     The following section does not purport to be complete and is qualified in its entirety by reference to the detailed provisions of the Company's Articles of Incorporation and Bylaws, copies of which have been filed with the Company's Registration Statement on Form SB-2, of which this Prospectus forms a part.


     The Company's authorized capital consists of 20,000,000 shares of Common Stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock").


COMMON STOCK


     On the date of this Prospectus, there are approximately 85 shareholders of record who own 2,922,849 shares of issued and outstanding Common Stock. Upon completion of this offering, there will be 4,722,849 shares of Common Stock issued and outstanding. Each outstanding share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the shareholders. The holders of Common
Stock: (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company,
(ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company, (iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions applicable thereto, and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that may be issued in the future, including voting, dividend, and liquidation rights.


     The holders of shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors of the Company if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors.

PREFERRED STOCK

     The Company's Board of Directors has the authority to issue 1,000,000 shares of Preferred Stock, none of which is issued and outstanding, in one or more series and to fix, by resolution, conditional, full, limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including the number of shares in such series (which the Board of Directors may increase or decrease as permitted by Florida law), liquidation preferences, dividend rates, conversion or exchange rights, redemption provisions of the shares constituting any series, and such other special rights and protective provision with respect to any class or series as the Board of Directors may deem advisable without any further vote or action by the shareholders. Any shares of Preferred Stock so issued would have priority over the Common Stock with respect to dividend or liquidation rights or both and could have voting and other rights of shareholders. The issuance of Preferred Stock with voting or conversion rights may adversely affect the voting rights of the holders of Common Stock. The Company has no present plans to issue shares of Preferred Stock.

WARRANTS

     The Warrants will be issued in registered form pursuant to the terms of a Warrant Agreement (the "Warrant Agreement") between the Company and Continental Stock Transfer & Trust Co., New York, New York, as warrant agent (the "Warrant Agent").


     The Company has authorized the issuance of up to 2,070,000 Warrants to purchase an aggregate of 2,070,000 shares of Common Stock (exclusive of securities issuable pursuant to the Representatives'

Warrants) and has reserved an equivalent number of shares of Common Stock for issuance upon exercise of such Warrants. None of the Warrants are currently issued and outstanding.

     For each Warrant, the holder is entitled to purchase one share of Common Stock upon payment of the exercise price set forth on the cover page of this Prospectus, subject to adjustment. The Warrants are exercisable at any time commencing on the first anniversary of the date of this Prospectus (the "First Exercise Date"), and ending on the fifth anniversary of the date of this Prospectus, provided that at such time a current prospectus relating to the Common Stock is in effect and the Common Stock is qualified for sale or exempt from qualification under applicable state securities laws. The Warrants are immediately transferrable separately from the Common Stock issued with such Warrant upon completion of the offering.

     The Company may, at its option, redeem all, but not less than all, outstanding Warrants, commencing 30 days after the First Exercise Date upon not less than 30 days prior notice to the registered holders of the Warrants for a redemption price of $.10 for each share of Common Stock to which the Warrant holder would then be entitled upon exercise of the Warrants being redeemed, in the event that: (i) there exists a current prospectus relating to the Common Stock issuable upon exercise of the Warrants under an effective registration statement filed with the Securities and Exchange Commission and the issuance of the Common Stock upon exercise of the Warrants has been qualified for sale or exempt from qualification under applicable state securities laws, and (ii) the shares of Common Stock of the Company have had an average closing bid and asked price of not less than 150% of the initial public offering price of the Common Stock (assuming an initial public offering price of $6.00 per share; $9.00, subject to adjustment) for a period of 20 consecutive trading days ending three trading days prior to the date of the redemption notice. Holders of Warrants will automatically forfeit their rights to purchase the shares of Common Stock issuable upon exercise of such Warrants unless the Warrants are exercised before 5:00 p.m. (New York time) on the date set for redemption. All of the outstanding Warrants may be affected. A notice of any redemption of the redemption date is required to be mailed to each of the registered holders of the Warrants by first class mail, postage prepaid, 30 days before the date fixed for redemption. The notice of redemption is required to specify the date fixed for redemption, and the right to exercise the Warrants shall terminate at 5:00 p.m. (New York time) on the redemption date.


     The Warrants may be exercised upon surrender of the certificates therefor on or prior to the final exercise date (as explained above) at the offices of the Warrant Agent with the "Election to Purchase" on the reverse side of the certificate(s) completed and executed as indicated, accompanied by payment (in the form of certified or cashier's check payable to the order of the Company) of the full exercise price for the number of Warrants being exercised. The Company is not required to issue fractional shares of Common Stock, and in lieu thereof, will make a cash payment based upon the current market value of such fractional shares.


     The holders of the Warrants will not have any of the rights or privileges of shareholders of the Company (except to the extent they own Common Stock of the Company) prior to the exercise of the Warrants. The exercise price of the Warrants and the number of shares of Common Stock issuable upon the exercise thereof are subject to adjustment upon the occurrence of certain events such as stock splits, stock dividends or the like, as set forth in the Warrant Agreement.

     In the event of a capital reorganization of the Company, reclassification of the Common Stock or a consolidation or merger of the Company with or into, or a disposition of substantially all of the Company's properties and assets to, any other corporation, the Warrants then outstanding will thereafter be exercisable into the kind and amount of shares of stock or other securities or property (including cash) to which the holders thereof would have been entitled if they had exercised such Warrants and received shares of Common Stock immediately prior to such reorganization, reclassification, consolidation, merger or disposition, consistent with the requirements for exercise set forth in the Warrant Agreement.

     For the life of the Warrants, the Warrants holders have the opportunity to profit from a rise in the market price of the Common Stock without assuming the risk of ownership of the shares of Common

Stock issuable upon the exercise of the Warrants, with a resulting dilution in the interest of the Company's shareholders by reason of exercise of Warrants at a time when the exercise price is less than the market price for the Common Stock. Further, the terms on which the Company could obtain additional capital during the life of the Warrants may be adversely affected as a result of the Warrants being outstanding. The Warrant holders may be expected to exercise their Warrants at a time when the Company would, in all likelihood, be able to obtain any needed capital by an offering of Common Stock on terms more favorable than those provided for by the Warrants.


     For a holder to exercise the Warrants there must be a current registration statement in effect with the Securities and Exchange Commission and registration or qualification with, or approval from, various state securities agencies with respect to the shares or other securities underlying the Warrants. The Company has agreed to use its best efforts to cause a registration statement with respect to such securities under the Securities Act to continue to be effective during the term of the Warrants and to take such other actions under the laws of various states as may be required to cause the sale of Common Stock upon exercise of Warrants to be lawful, unless such action would cause the Company to be subject to general service of process or require it to amend its charter documents or any action taken by the Company's Board of Directors. However, the Company will not be required to honor the exercise of Warrants if, in the opinion of the Company's Board of Directors upon advice of counsel, the sale of securities upon exercise would be unlawful.


     The Warrant exercise price was arbitrarily determined by negotiation between the Company and the Representatives. The Company may reduce the exercise price of the Warrants or extend the warrant expiration date upon notice to Warrant holders.


     The foregoing is merely a summary of the rights and privileges of the holders of the Warrants, and is qualified in its entirety by reference to the Warrant Agreement.


OUTSTANDING OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES



     On the date of this Prospectus, the following shares of Common Stock may be acquired upon the exercise or conversion of outstanding options, warrants (exclusive of the Warrants, the Representatives Warrants and the Warrants underlying the Representatives' Warrants) or convertible securities: (i) 50,886 shares of Common Stock upon the exercise of presently issued and outstanding stock options granted under the 1997 Plan; (ii) 357,946 shares of Common Stock upon the exercise of outstanding options granted outside of the 1997 Plan;
(iii) 224,692 shares of Common Stock which may be acquired upon the exercise of three warrants; (iv) 29,479 shares of Common Stock underlying the UA Partners convertible promissory note which will be automatically converted on the date of this Prospectus; and (v) 798,000 shares of Common Stock reserved for issuance upon the exercise of the 1997 Financing Warrants; (vi) 156,000 shares of Common Stock reserved for issuance upon exercise of warrants issued in August 1998 and (vii) 100,579 shares of Common Stock underlying a secured convertible promissory note that may be converted on demand by Kenworthy on or before January 15, 1999, assuming the conversion of the note on the date hereof.



REGISTRATION RIGHTS AND SALES BY CERTAIN SHAREHOLDERS



     The Company has granted Demand Registration Rights and Piggyback Registration Rights to the Wallenberg Trust, Kenworthy, UA Partners, Union Atlantic and Robert O'Brien with respect to an aggregate of 1,139,940 shares of Common Stock held by them and/or issuable to them upon conversion or exercise of promissory notes or warrants held by them. See "Certain Transactions." The Demand Registration Rights are limited to one registration and may not be exercised until the earlier of November 20, 1999 or the date the Company's equity securities are publicly traded. The Piggyback Registration Rights provide that if the Company proposes to register any of its securities under the Securities Act, the holders of such rights are entitled to include shares of Common Stock in the registration (other than this offering). Such registration rights are subject to certain conditions and limitations, among them the right of the underwriters of a registered offering to limit the number of shares included in such registration.

     Pursuant to the terms of the Representatives' Warrants to be sold to the Representatives in connection with the offering, the Company has agreed that, for a period of five years commencing on the date of this Prospectus, upon written demand of the holders of a majority of the Representatives' Warrants and the securities issued pursuant thereto, the Company will, on one occasion, register for sale in a public offering under the Securities Act all or any portion of the securities issuable upon exercise of the Representatives' Warrants (and the Warrants and Shares included therein). See "Underwriting." Any such registration would be at the Company's expense. The Company has also agreed to include such underlying securities in any appropriate registration statement which is filed by the Company during the five years following the date of this Prospectus.


     In connection with the 1997 Financing, the Company agreed to register with the Securities and Exchange Commission, six months from the date of this Prospectus, the 798,000 shares of Common Stock underlying the 1997 Financing Warrants. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." Holders of the 1997 Financing Warrants have agreed not to sell or transfer the shares of Common Stock underlying the 1997 Financing Warrants for a 12 month period following the date of this Prospectus. Sales of Common Stock after the expiration of the 12 month period by such selling shareholders or even the potential of such sales will likely have an adverse effect on the market prices of the Common Stock.



     In connection with the settlement of certain litigation brought by DataSafe against the Company, the Company has granted DataSafe certain demand registration rights with respect to a maximum of 253,907 shares of Common Stock currently being held in escrow. DataSafe may exercise such rights commencing 12 months from, and ending 18 months from, the closing of the offering. See "Business--Legal Proceeding."



     The Company granted certain persons who purchased shares of Common Stock from Messrs. Berg and Tessier piggyback registration rights, commencing 12 months from the closing of the offering. See "Certain Transactions--Berg and Tessier Transaction." The Company granted the four persons who purchased $260,000 notes from the Company piggyback registration rights with respect to an aggregate of 156,000 shares of Common Stock underlying the warrants issued in connection therewith, which rights commence 12 months from the closing of the offering. Such four persons have agreed not to sell or transfer the shares of Common Stock underlying the warrants for a 12 month period following the date of this Prospectus.



CERTAIN PROVISIONS OF THE ARTICLES AND BYLAWS


     GENERAL. A number of provisions of the Articles of Incorporation ("Articles") and Bylaws ("Bylaws") of the Company concern matters of corporate governance and the rights of shareholders. Certain of these provisions, as well as the ability of the Board of Directors to issue shares of Preferred Stock and to set the voting rights, preferences and other terms thereof, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by the Board of Directors (including takeovers which certain shareholders may deem to be in their best interests). To the extent takeover attempts are discouraged, temporary fluctuations in the market price of the Common Stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of the Board of Directors to issue Preferred Stock without further shareholder action, also could delay or frustrate the removal of incumbent directors or the assumption of control by shareholders, even if such removal or assumption would be beneficial to shareholders of the Company. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of shareholders, and could potentially depress the market price of the Common Stock. The Board of Directors believes that these provisions are appropriate to protect the interests of the Company and all of its shareholders.


     MEETINGS OF SHAREHOLDERS. The Bylaws provide that a special meeting of shareholders may be called by the Board of Directors or the holders of not less than 10% of the outstanding Common Stock entitled to vote at such a meeting unless otherwise required by law. The Bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting, unless otherwise provided by law. In addition, the Bylaws set forth certain advance notice and informational requirements and time limitations on any director nomination or any new business which a shareholder wishes to propose for consideration at an annual meeting of shareholders.


     INDEMNIFICATION AND LIMITATION OF LIABILITY. The Articles provide that directors, officers and employees and agents of the Company shall be indemnified by the Company to the fullest extent authorized by Florida law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Company. The Articles also provide that the right of directors and officers to indemnification shall not be exclusive of any other right possessed or hereafter acquired under any bylaw, agreement, vote of shareholders or otherwise.


     AMENDMENT OF BYLAWS. The Articles provide that the Bylaws may be amended or repealed by the Board of Directors or by the shareholders. Such action by the Board of Directors requires the affirmative vote of a majority of the directors then in office. Such action by the shareholders requires the affirmative vote of the holders of at least two-thirds of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal at an annual meeting of shareholders or a special meeting called for such purposes.


SHARES ELIGIBLE FOR FUTURE SALE


     After completion of the offering, the Company will have 4,722,849 shares of Common Stock outstanding assuming no exercise of the 1997 Financing Warrants, the Over-allotment Option, the Representatives' Warrants (and the Warrants included therein) or any other outstanding options or warrants. Of these shares, all of the shares of Common Stock offered hereby will be freely tradeable without restriction or further registration under the Securities Act, unless purchased by "affiliates" of the Company, as that term is defined in Rule 144. The remaining 2,922,849 shares of Common Stock were issued and sold by the Company in private transactions and are eligible for public sale only if registered under the Securities Act, sold in accordance with Rule 144 thereunder or pursuant to an exemption from registration.




     In general, under Rule 144 of the Securities Act as currently in effect, any affiliate of the Company or any person (or persons whose shares are aggregated in accordance with the Rule) who has beneficially owned restricted securities for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the outstanding shares of Common Stock or the reported average weekly trading volume in the over-the-counter market for the four weeks preceding the sale. Sales under Rule 144 are also subject to certain manner of sale restrictions and notice requirements and to the availability of current public information concerning the Company. Persons who have not been affiliates of the Company for at least three months and who have held their shares for more than two years are entitled to sell restricted securities without regard to the volume, manner of sale, notice and public information requirements of Rule 144.



     The Company, its executive officers, directors and shareholders (other than those noted below) have agreed that for a period of one year from the date of this Prospectus, they will not, without the prior written consent of the Representatives, offer, sell, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock. See "Underwriting." As of the date of this Prospectus, 343,246 shares of the Company's outstanding Common Stock are not subject to any lockup agreement. Included in such amount are 253,907 shares issued to DataSafe, which are subject to a 12 month escrow arrangement. See "Business--Legal Proceeding." Subject to any restriction imposed by Nasdaq, the Representatives, in their sole discretion at any time and without notice, may release any and all shares from the lock-up agreement and permit holders of the shares to resell all or any portion of their shares prior to the expiration of the one-year lock-up period.



     Prior to the offering, there has been no market for the Common Stock and no prediction can be made as to the effect, if any, that market sales of shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. The possibility that substantial amounts of shares of Common Stock may be sold in the public market may adversely affect prevailing market prices for the shares of Common Stock and/or may impair the Company's ability to raise equity capital in the future.


TRANSFER AGENT AND WARRANT AGENT


     The transfer agent for the Common Stock and the Warrant Agent for the Warrants is Continental Stock Transfer & Trust Co., New York, New York.

                                 UNDERWRITING


     The Underwriters named below, for whom Security Capital Trading, Inc. and First Equity Corporation of Florida are acting as Representatives, have severally agreed, subject to the terms and conditions of the Underwriting Agreement (the form of which is an exhibit to the Registration Statement filed with the Commission of which this Prospectus is a part) to purchase from the Company the respective number of shares of Common Stock and the number of Warrants set forth opposite their respective names below:

                                                    NUMBER OF     NUMBER OF
UNDERWRITERS                                          SHARES      WARRANTS
------------                                       -----------   ----------

   Security Capital Trading, Inc. ..............
   First Equity Corporation of Florida .........
    Total ......................................   1,800,000     1,800,000
                                                   =========     =========


     The Securities are being sold on a firm commitment basis. The Underwriting Agreement provides, however, that the obligations of the several Underwriters to purchase and pay for the Securities are subject to certain conditions precedent, including approval of certain legal matters by counsel. The Underwriters are committed to purchase all of the Securities offered hereby if any are purchased. The Securities are being offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters.

     The Representatives have advised the Company that the Underwriters propose initially to offer the Securities to the public at the public offering price set forth on the cover page of this Prospectus. The Underwriters may allow to certain dealers who are members of the National Association of Securities
Dealers, Inc. ("NASD") concessions not to exceed $       per Share and $
per Warrant. Such dealers may re-allow a concession not in excess of $
per Share and $       per Warrant to other dealers who are members of the NASD.
Although the Representatives will not change the public offering price until after the initial public offering has been completed, the concessions and the reallowances may be changed by the Representatives thereafter.


     The Company has granted to the Underwriters an option, exercisable not later than 45 days after the date of this Prospectus, to purchase from the Company at the public offering price, less underwriting discounts and the non-accountable expense allowance, up to 270,000 additional Shares and/or 270,000 additional Warrants. The Underwriters may exercise this option in whole or, from time to time, in part, for the sole purpose of covering over-allotments, if any, made in connection with the sale of the Securities offered hereby. To the extent the Underwriters exercise such option, each Underwriter will have a firm commitment, subject to certain conditions, to purchase that number of the additional Shares and/or Warrants.


     The Company has agreed to pay the Representatives a non-accountable expense allowance equal to 3% of the gross proceeds of the offering (including the sale of the Securities subject to the Over-allotment Option), of which $50,000 has been paid as of the date of this Prospectus. The Company has also agreed to pay all expenses in connection with qualifying the Securities offered hereby for sale under the laws of such states as the Representatives may designate, including fees and expenses of counsel retained for such purposes by the Representatives and the costs and disbursements in connection with qualifying the offering with the NASD.


     The Company has agreed, upon closing of the offering, to sell to the Representatives and their designees, for $75.00, the Representatives' Warrants which entitle the Representatives to purchase 180,000 shares of Common Stock and/or 180,000 non-redeemable warrants, exclusive of Securities sold under the Over-allotment Option. The Representatives' Warrants will be exercisable for a four-year term, commencing one year from the closing of the offering, at an initial exercise price equal to $9.90 per share of Common Stock (165% of the public offering price of the Shares offered hereby) and $0.165 per Warrant (165% of the public offering price of the Warrants offered hereby). The Warrants issuable upon exercise of the Representatives' Warrants are initially exercisable at a price of $12.375 per Share (165% of the exercise price of a Warrant). The Representatives' Warrants will be restricted from sale, transfer, assignment or hypothecation (other than to officers and partners of the Representatives or to other NASD members participating in the offering or their officers or partners) for one year following the date of this Prospectus. The number of Securities issuable pursuant to the Representatives' Warrants and the exercise price are subject to adjustment upon the subdivision, combination or reclassification of the Common Stock, or certain mergers and consolidations.


     It may be expected that the Representatives' Warrants (and the warrants issuable upon its exercise) will be exercised only if it is advantageous to the Representatives. Therefore, during the period in which the Representatives' Warrants may be exercised, the holders thereof are given, at a nominal cost, the opportunity to profit from a rise in the market price of the Common Stock. To the extent that the Representatives' Warrants (and the Warrants included therein) are exercised, dilution to the interests of the Company's shareholders will occur. Further, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of the Representatives' Warrants can be expected to exercise at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the Representatives' Warrants. Any gain from the sale of the shares issued upon exercise of the Representatives' Warrants may be deemed additional underwriter compensation to the Representatives. The Company has granted the Representatives certain registration rights with respect to the securities underlying the Representatives' Warrants. See "Description of Securities--Registration Rights and Sales by Certain Shareholders."


     The Company has also granted to the Representatives the right, for a period of three years from the closing of the offering, to nominate a designee of the Representatives for election to the Board of Directors of the Company. The Company's officers, directors and principal shareholders have agreed to vote their shares in favor of such designee. The Representatives have not yet exercised their right to designate such a person. If the Representatives elect not to exercise this right, then the Representatives may designate one person to attend meetings of the Board of Directors.



     The Company has agreed to enter into a consulting agreement with the Representatives for them to offer financial consulting services to the Company for a period of two years commencing on the closing date of this offering for a fee of $4,166.67 per month, the entire amount of which is to be prepaid in full at the closing of the offering. Pursuant to the consulting agreement, the Representatives will provide such financial consulting services and advice pertaining to the Company's business affairs as the Company may from time to time reasonably request, including assisting the Company in developing, studying and evaluating financing, merger and acquisition proposals. The consulting agreement will not require the Representatives to devote a specific amount of time to the performance of their duties thereunder.


     First Equity Corporation of Florida acted as placement agent for the Company in connection with the 1997 Financing and was paid a placement fee equal to: (i) cash compensation equal to 10 percent of the principal amount of the Financing Notes; and (ii) a non-accountable expense allowance equal to three percent of the principal amount of the Financing Notes and certain accountable expenses totaling $10,000.


     The holders of an aggregate of 2,579,603 shares of Common Stock (88.3% of the outstanding shares of Common Stock without giving effect to the offering), consisting of all the officers and directors of the Company, and all shareholders of the Company (other than holders of 343,246 shares), have agreed not to sell, transfer or otherwise dispose of any beneficial interest in any Common Stock owned by them, other than gifts to immediate family (so long as the transferees remain subject to the restrictions), for a period of 12 months following the date of this Prospectus, without the consent of the Representatives but subject to any restrictions imposed by Nasdaq.

     Prior to the offering there has been no public trading market for the Common Stock or the Warrants. Consequently, the initial public offering price of the Common Stock and the exercise price of the Warrants have been determined by negotiation between the Company and the Representatives, do not necessarily bear any relationship to the Company's assets, book value, revenues or other established criteria of value, and should not be considered indicative of the actual value of the Company's securities. Factors considered in determining such public offering price, in addition to prevailing market conditions, include the history of and prospects for the industry in which the Company competes, an assessment of the Company's management, its past and present operations, the prospects of the Company, market prices of similar securities of comparable publicly-traded companies, the general condition of the securities market and such other factors as were deemed relevant.



     Security Capital Trading, Inc. ("Security Capital"), one of the Representatives, commenced operations in June 1995. Security Capital has co-managed and participated as an underwriter in only two previous public offerings of securities. Accordingly, Security Capital has limited experience as a co-manager or underwriter of public offerings of securities. Security Capital will not be acting as a market maker of the Securities and there can be no assurance that any broker-dealer will become a market maker for any of the Securities.



     In connection with the offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the Common Stock and the Warrants. Specifically, the Underwriters may overallot the offering, creating a syndicate short position. The Underwriters may bid for and purchase the Common Stock and the Warrants in the open market to cover such syndicate short position or to stabilize the price of the Common Stock and the Warrants. The Underwriters may also reclaim selling concessions allowed to a dealer for distributing the Securities in the offering, if the Underwriters repurchase previously distributed Securities in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Common Stock and the Warrants above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.


     The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make.


     The Representatives have informed the Company that they do not expect sales to discretionary accounts by the Underwriters to exceed 5% of the total number of Securities offered hereby. See "Principal Shareholders."


     In connection with the Underwriting Agreement, Messrs. Berg and Tessier will on the closing of the offering enter into a Voting Agreement with the Company, pursuant to which Messrs. Berg and Tessier will agree, for a period of two years following the closing of the offering, to vote all voting securities beneficially owned by them in the same proportion as the votes cast by non-affiliates of the Company in any vote of the shareholders of the Company on the following two matters: (i) a liquidation of the Company; or (ii) any business combination in which the Company is not the surviving corporation or any sale of all or substantially all of the Company's assets.


     The foregoing includes a summary of all material terms of the Underwriting Agreement. Such summary, however, is qualified in its entirety by reference to the copy of the form of Underwriting Agreement filed as an exhibit to the Company's Registration Statement of which this Prospectus forms a part.

                                 LEGAL MATTERS


     The validity of the issuance of the Shares and Warrants (and the shares of Common Stock underlying the Warrants) being offered hereby will be passed upon for the Company by Lucio, Mandler, Croland, Bronstein, Garbett, Stiphany & Martinez, P.A., Miami, Florida ("Lucio Mandler"). Akerman, Senterfitt & Eidson, P.A, Miami, Florida and Orrick, Herrington & Sutcliffe, LLP, New York, New York are acting as counsel for the Underwriters in connection with this offering.


     The legal fees of Lucio Mandler relating to the offering which are in excess of $100,000 are only required to be paid by the Company if this offering is completed. When this offering is completed, Lucio Mandler will be paid its legal fees (at its standard hourly rates), plus 120% of the amount of the fees in excess of $100,000.



                                    EXPERTS


     The consolidated financial statements of the Company as of and for the years ended December 31, 1996 and 1997 and the financial statements of Galacticomm, Inc. for the year ended December 31, 1995 and the ten months ended October 31, 1996 have been included herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in auditing and accounting.



                             AVAILABLE INFORMATION


     This Prospectus constitutes a part of a Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange Commission under the Securities Act with respect to the Securities offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits and schedules for further information with respect to the Company and the Securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each such instance reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits and schedules forming a part thereof can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 124, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should also be available for inspection and copying at the following regional offices of the Securities and Exchange Commission: 7 World Trade Center, Suite 1300, New York, New York 10007; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Registration Statement may also be obtained from the Securities and Exchange Commission's website on the Internet, the address of which is http://www.sec.gov. Consistent with the requirements for continued inclusion on the Nasdaq Stock Market, the Company intends to furnish its shareholders with annual reports containing financial statements certified by independent auditors and quarterly reports for the first three quarters of each year containing unaudited financial statements.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                              PAGE
                                                                                             NUMBERS
                                                                                            --------
GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

Independent Auditors' Report ............................................................       F-2

Consolidated Balance Sheets as of December 31, 1996 and 1997 and (Unaudited)
 as of June 30, 1998 ....................................................................       F-3

Consolidated Statements of Operations for the years ended December 31, 1996 and 1997
 and (Unaudited) for the six months ended June 30, 1997 and 1998 ........................       F-4

Consolidated Statements of Shareholders' Equity (Deficit) for the years ended
 December 31, 1996 and 1997 and (Unaudited) for the six months ended June 30, 1998 ......       F-5

Consolidated Statements of Cash Flows for the years ended December 31, 1996 and 1997
 and (Unaudited) for the six months ended June 30, 1997 and 1998 ........................       F-6

Notes to Consolidated Financial Statements ..............................................       F-8

GALACTICOMM, INC.

Independent Auditors' Report ............................................................      F-26

Statements of Operations for the year ended December 31, 1995 and for the ten months
 ended October 31, 1996 .................................................................      F-27

Statements of Cash Flows for the year ended December 31, 1995 and for the ten months
 ended October 31, 1996 .................................................................      F-28

Notes to Financial Statements ...........................................................      F-29

PRO FORMA

Unaudited Pro Forma Consolidated Statement of Operations of Galacticomm Technologies,
 Inc. for the year ended December 31, 1996 ..............................................      F-35

                         INDEPENDENT AUDITORS' REPORT



The Board of Directors
Galacticomm Technologies, Inc.
Fort Lauderdale, Florida:


     We have audited the accompanying consolidated balance sheets of Galacticomm Technologies, Inc. and subsidiary for the years ended December 31, 1996 and 1997, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Galacticomm Technologies, Inc. and subsidiary as of December 31, 1996 and 1997 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has negative working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/ KPMG PEAT MARWICK LLP



Fort Lauderdale, Florida
January 30, 1998 except as to the sixth paragraph of note 8(a) which is as of August 21, 1998, the last paragraph of note 8(a) which is as of August 17, 1998,
 note 10(b) which is as of June 26, 1998, the third paragraph of note 10(e) which is as of June 1, 1998,
 note 11(a) which is as of June 23, 1998,
 note 11(b) which is as of May 7, 1998,
 note 11(c) which is as of May 29, 1998,
     note 11(d) which is as of July 2, 1998, and
     note 11(e) which is as of August 6, 1998

                        GALACTICOMM TECHNOLOGIES, INC.
                                AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS


                                                                     DECEMBER 31,     DECEMBER 31,        JUNE 30,
                                                                         1996             1997              1998
                                                                    --------------   --------------   ---------------
                                                                                                        (UNAUDITED)
                           ASSETS
Current assets:
 Cash ...........................................................    $  1,466,392         226,281            90,508
 Accounts receivable, net of allowance of $90,363 in 1996,
   $494,436 in 1997 and (unaudited) $186,281 in 1998 ............          31,762         311,428           198,984
 Inventories ....................................................          83,730          78,737            46,383
 Prepaid expenses and other current assets ......................          32,991          31,921            50,694
                                                                     ------------         -------           -------
   Total current assets .........................................       1,614,875         648,367           386,569
Property and equipment, net .....................................         544,569         770,904           640,676
Goodwill, net ...................................................       2,032,011       1,723,266         1,488,116
Deferred debt issuance costs ....................................         139,359         530,461           262,455
Deferred offering costs .........................................          10,000         162,298           291,887
Other assets ....................................................          45,883          15,271            14,975
                                                                     ------------       ---------         ---------
   Total assets .................................................    $  4,386,697       3,850,567         3,084,678
                                                                     ============       =========         =========
         LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
 Accounts payable ...............................................    $    395,994         627,607         1,015,399
 Notes payable and short-term borrowings ........................         343,575              --           326,027
 Notes payable--shareholder .....................................          50,000          70,000            50,000
 Advances from shareholders .....................................              --              --           213,346
 Current installments of promissory notes .......................              --         125,000         2,126,769
 Deferred revenue ...............................................         305,145         209,023           101,301
 Accrued expenses ...............................................         921,678         258,998           596,711
 Other current liabilities ......................................          74,063          23,594            15,789
                                                                     ------------       ---------         ---------
   Total current liabilities ....................................       2,090,455       1,314,222         4,445,342
Promissory notes, excluding current installments ................       1,375,000       1,916,091                --
Other liabilities ...............................................          18,999         655,671           653,993
                                                                     ------------       ---------         ---------
   Total liabilities ............................................       3,484,454       3,885,984         5,099,335
                                                                     ------------       ---------         ---------
Commitments and contingencies
Shareholders' equity (deficit):
 Preferred stock; $.001 par value; 1,000,000 shares
   authorized; none issued ......................................              --              --                --
 Common stock; $.0001 par value; 20,000,000 shares
   authorized; 2,065,747 shares issued and outstanding
   December 31, 1996; 2,639,463 shares issued and
   outstanding December 31, 1997; 2,639,463 shares
   (unaudited) issued and outstanding June 30, 1998 .............             207             264               264
 Additional paid-in capital .....................................       2,009,728       4,826,046         5,347,588
 Accumulated deficit ............................................      (1,107,692)     (4,861,727)       (7,362,509)
                                                                     ------------      ----------        ----------
   Total shareholders' equity (deficit) .........................         902,243         (35,417)       (2,014,657)
                                                                     ------------      ----------        ----------
   Total liabilities and shareholders' equity (deficit) .........    $  4,386,697       3,850,567         3,084,678
                                                                     ============      ==========        ==========


          See accompanying notes to consolidated financial statements.

                        GALACTICOMM TECHNOLOGIES, INC.
                                AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                                              YEAR ENDED                        SIX MONTHS ENDED
                                                             DECEMBER 31,                           JUNE 30,
                                                  -----------------------------------   ---------------------------------
                                                         1996               1997              1997              1998
                                                  -----------------   ---------------   ---------------   ---------------
                                                                                                   (UNAUDITED)
Revenue:
 Product revenue ..............................     $   1,385,233         2,547,731         1,540,288           471,077
 Service, royalty and other revenue ...........           307,510           870,326           247,591           277,318
 Source code revenue ..........................                --                --                --            90,000
                                                    -------------         ---------         ---------           -------
   Total revenue ..............................         1,692,743         3,418,057         1,787,879           838,395
Operating costs and expenses:
 Cost of revenue ..............................           758,050           869,252           502,310           178,935
 Selling, general and administrative ..........         1,531,130         4,096,757         1,318,222         1,540,171
 Depreciation .................................            47,533           163,221            78,891           117,576
 Amortization of intangibles ..................            36,607           505,577           287,338           231,461
 Compensation expense on issuance of warrants
   and common stock ...........................            49,381           143,760           113,760             9,414
 Research and development .....................           225,549           586,071           302,518           222,739
 Customer support .............................            72,772           398,137           205,934            94,015
                                                    -------------         ---------         ---------         ---------
   Total operating costs and expenses .........         2,721,022         6,762,775         2,808,973         2,394,311
                                                    -------------         ---------         ---------         ---------
Loss from operations ..........................        (1,028,279)       (3,344,718)       (1,021,094)       (1,555,916)
                                                    -------------        ----------        ----------        ----------
Other income (expense):
 Interest expense:
  Amortization of deferred debt issuance costs
    and original issue discount ...............                --          (233,799)          (43,553)         (353,684)
  Interest expense on convertible
    promissory note ...........................                --                --                --          (478,474)
  Interest on outstanding debt ................           (91,217)         (200,611)          (84,759)         (112,528)
 Other income (expense), net ..................            30,905            25,093            59,837              (180)
                                                    -------------        ----------        ----------        ----------
                                                          (60,312)         (409,317)          (68,475)         (944,866)
                                                    -------------        ----------        ----------        ----------
   Net loss ...................................     $  (1,088,591)       (3,754,035)       (1,089,569)       (2,500,782)
                                                    =============        ==========        ==========        ==========
Basic and diluted net loss per share ..........     $       (1.12)            (1.72)             (.52)             (.95)
                                                    =============        ==========        ==========        ==========
Number of shares used in calculating basic and
 diluted net loss per share ...................           973,649         2,188,474         2,085,303         2,639,463
                                                    =============        ==========        ==========        ==========



          See accompanying notes to consolidated financial statements.

                        GALACTICOMM TECHNOLOGIES, INC.
                                AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

            YEARS ENDED DECEMBER 31, 1996 AND 1997 AND (UNAUDITED)
                        SIX MONTHS ENDED JUNE 30, 1998



                                                       COMMON STOCK
                                                   ---------------------      ADDITIONAL
                                                    NUMBER OF      PAR         PAID-IN         ACCUMULATED
                                                      SHARES      VALUE        CAPITAL           DEFICIT            TOTAL
                                                   -----------   -------   ---------------   ---------------   ---------------
Balance, December 31, 1995 .....................      829,888     $ 83          19,917             (19,101)              899
 Capital contributions .........................           --       --          29,684                  --            29,684
 Stock issued to acquire Tessier
 Technologies, Inc. ............................       40,091        4         145,710                  --           145,714
 Stock issued as compensation expense ..........      733,669       73          49,308                  --            49,381
 Stock issued in private placement (net of
   $139,359 of issuance costs) .................      324,268       33       1,235,608                  --         1,235,641
 Stock issued to acquire Galacticomm, Inc. .....      137,831       14         529,501                  --           529,515
 Net loss for the year ended
   December 31, 1996 ...........................           --       --              --          (1,088,591)       (1,088,591)
                                                      -------     ----       ---------          ----------        ----------
Balance, December 31, 1996 .....................    2,065,747      207       2,009,728          (1,107,692)          902,243
 Stock issued to acquire Galacticomm, Inc. .....       25,886        3         139,892                  --           139,895
 Warrants issued for compensation ..............           --       --         143,760                  --           143,760
 Stock issued in private placement (net of
   $126,209 of issuance costs) .................      156,783       15         844,538                  --           844,553
 Stock issued to terminate royalty
   agreement ...................................       13,794        1          85,713                  --            85,714
 Stock issued for retraction of ratchet rights         49,029        5              (5)                 --                --
 Warrants issued for promissory notes ..........           --       --         210,672                  --           210,672
 Stock issued for convertible notes ............      328,224       33       1,391,748                  --         1,391,781
 Net loss for the year ended
  December 31, 1997 ............................           --       --              --          (3,754,035)       (3,754,035)
                                                    ---------     ----       ---------          ----------        ----------
Balance, December 31, 1997 .....................    2,639,463      264       4,826,046          (4,861,727)          (35,417)
 Net loss for the six months ended June 30,
   1998 (unaudited) ............................           --       --              --          (2,500,782)       (2,500,782)
 Warrants issued for promissory notes
   (unaudited) .................................           --       --         478,474                  --           478,474
 Stock issued for advances from
   shareholders (unaudited) ....................           --       --          33,654                  --            33,654
 Stock options issued for compensation
   (unaudited) .................................           --       --           9,414                  --             9,414
                                                    ---------     ----       ---------          ----------        ----------
Balance, June 30, 1998 (unaudited) .............    2,639,463     $264       5,347,588          (7,362,509)       (2,014,657)
                                                    =========     ====       =========          ==========        ==========


          See accompanying notes to consolidated financial statements.

                        GALACTICOMM TECHNOLOGIES, INC.
                                AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                       YEAR ENDED                    SIX MONTHS ENDED
                                                                      DECEMBER 31,                       JUNE 30,
                                                            --------------------------------- -------------------------------
                                                                   1996             1997            1997            1998
                                                            ----------------- --------------- --------------- ---------------
                                                                                                        (UNAUDITED)
Cash flows from operating activities:
 Net loss .................................................   $  (1,088,591)     (3,754,035)     (1,089,569)     (2,500,782)
 Adjustments to reconcile net loss to net cash used
   in operating activities:
  Depreciation and amortization ...........................          84,140         668,798         366,229         348,739
  Amortization of debt issuance costs .....................              --         207,036          43,553         268,006
  Amortization of financing loan discount .................              --          26,763              --          85,678
  Expense on shares issued for royalties ..................              --          85,714              --              --
  Loss (gain) on sale of property and equipment ...........          10,373          27,501           2,083          (2,500)
  Compensation expense on issuance of shares ..............          49,381              --              --           9,414
  Compensation expense on warrants ........................              --         143,760         113,760         478,474
  Changes in assets and liabilities, net of effects of
    purchase business combinations:
   Accounts receivable ....................................          65,692        (344,666)        (91,421)         92,444
   Inventories ............................................           8,046           4,993         (49,679)         32,354
   Prepaid expenses and other current assets ..............          13,372           1,070         (90,346)        (18,773)
   Other assets ...........................................         (33,571)         30,612         (11,721)            296
   Accounts payable and accrued expenses ..................         525,744        (289,286)       (369,003)        725,505
   Deferred revenue .......................................         (50,383)        (96,122)       (147,124)       (107,722)
   Other liabilities ......................................         (37,963)        586,203         (38,205)         (9,483)
                                                              -------------      ----------      ----------      ----------
    Net cash used in operating activities .................        (453,760)     (2,701,659)     (1,361,443)       (598,350)
                                                              -------------      ----------      ----------      ----------
Cash flows (used in)provided by investing activities:
 Purchases of property and equipment ......................        (150,220)       (322,057)        (21,649)         (5,861)
 Proceeds from the sale of property and equipment .........          65,000              --              --          25,000
 Acquisitions, net of cash acquired .......................        (548,911)        (56,937)        (56,937)             --
                                                              -------------      ----------      ----------      ----------
    Net cash (used in) provided by
       investing activities ...............................        (634,131)       (378,994)        (78,586)         19,139
                                                              -------------      ----------      ----------      ----------
Cash flows provided by financing activities:
 Proceeds from notes payable ..............................          80,000              --              --         326,027
 Proceeds from advances from shareholders .................              --              --              --         247,000
 Proceeds from promissory notes ...........................       1,375,000       2,100,000              --              --
 Repayments on notes payable and notes payable--
   shareholder ............................................         (35,000)       (353,575)       (145,000)             --
 Net proceeds from the sale of common stock ...............       1,235,641         844,553         670,395              --
 Debt issuance costs ......................................        (139,359)       (598,138)             --              --
 Offering costs ...........................................         (10,000)       (152,298)       (140,807)       (129,589)
 Additional capital contributions .........................          29,684              --              --              --
                                                              -------------      ----------      ----------      ----------
    Net cash provided by financing activities .............       2,535,966       1,840,542         384,588         443,438
                                                              -------------      ----------      ----------      ----------
Net increase (decrease) in cash ...........................       1,448,075      (1,240,111)     (1,055,441)       (135,773)
Cash, beginning of period .................................          18,317       1,466,392       1,466,392         226,281
                                                              -------------      ----------      ----------      ----------
Cash, end of period .......................................   $   1,466,392         226,281         410,951          90,508
                                                              =============      ==========      ==========      ==========
Supplemental disclosure of cash flow information:
 Cash paid during the period for interest .................   $      12,016          25,159          68,750           7,858
                                                              =============      ==========      ==========      ==========

                        GALACTICOMM TECHNOLOGIES, INC.
                                AND SUBSIDIARY

              CONSOLIDATED STATEMENTS OF CASH FLOWS--(CONTINUED)



SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:


     In February 1997, the Company acquired the remaining minority interest in Galacticomm, Inc. for 25,886 shares of the Company's common stock valued at $139,895 and cash of $56,937.


     In June 1997, the Company received equipment of $30,000 from an officer of the Company in exchange for a note payable of $30,000 [see note 6(c)].


     In August 1997, the Company retracted rights to receive royalties from certain investors for 13,794 shares of the Company's common stock.


     In September 1997, the Company retracted ratchet rights held by certain investors in exchange for 49,029 shares of the Company's common stock [see note 8(a)].


     In October 1997, the Company received computer equipment with an estimated value of $65,000 in full satisfaction of a note receivable of $65,000 due from a related party.


     In October 1997, in connection with certain financing obtained, the Company issued warrants to purchase 577,884 shares of the Company's common stock. Such warrants were valued at $210,672 or $0.37 per warrant, and were reflected as a discount on the financing [see note 8(a)].


     In December 1997, the holder of convertible promissory notes of $1,250,000 converted such notes plus accrued interest of $141,781 into 328,224 shares of the Company's common stock, at the conversion price of $4.24 per share [see note 6(b)].



          See accompanying notes to consolidated financial statements.

                 GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


           DECEMBER 31, 1996 AND 1997 AND (UNAUDITED) JUNE 30, 1998



(1) THE COMPANY AND LIQUIDITY


     Galacticomm Technologies, Inc. and subsidiary (the "Company") develop, market, license, and support software that enables users to communicate and conduct business over the internet, intranets or other online communication systems. The Company was incorporated in December 1995 under the name of I-view Software, Inc. ("Iview"), and changed its name to Galacticomm Technologies, Inc. after acquiring Galacticomm, Inc. ("Galacticomm") in November 1996 (see note 2). The Company was originally incorporated with 5,000,000 authorized shares, par value $.001. At that time, 829,888 shares were issued, of which 733,669 were owned by the Chairman and Chief Executive Officer. The aggregate consideration paid for these founders shares was $20,000. During 1996 the founding shareholders contributed an additional $29,684, bringing the per share price for the founders' shares to $.060 per share.


     In August 1996, the Company entered into a Stock Issuance Agreement (SIA) with the principal shareholder of Tessier Technologies, Inc. (TTI) to issue this individual a number of shares of the Company's common stock that would make this individual an equal shareholder to the Company's then principal shareholder. The Company committed to issue these shares to this individual in consideration for his efforts in founding and organizing the Company's software and computer infra-structure. The shares, which were issued in connection with the Company's acquisition of TTI (see note 2), amounted to 733,669 shares having a fair value of $49,381. Such value was based on the fair value of the Company's common stock in August 1996 as determined by an independent valuation consultant and was charged to operations in 1996.


     On November 19, 1996, the Board of Directors of the Company approved the recapitalization of the Company which increased the authorized shares of common stock from 5,000,000 shares to 20,000,000, reduced the par value from $.001 per share to $.0001 per share and effected a 2 for 1 split of the Company's common stock. In addition, the Company's Board of Directors recommended and the shareholders approved the authorization of 1,000,000 shares of preferred stock, par value $.001 per share. Such designation, rights and preferences will be determined from time to time by the Board of Directors. In September 1997, the Company effected a 4.061771824 to one reverse split of the Company's common stock. In June 1998, the Company effected a 1.657080842 to one reverse stock split of the Company's common stock. The par value of each common share remained $.0001 for each of these reverse stock splits. All share and per share amounts have been restated to retroactively reflect these reverse stock splits.



     Prior to the acquisition of Galacticomm, Iview developed, marketed and supported software that enabled individuals to broadcast and receive video and audio signals over the Internet and on dial-up networks and offered online subscription services using such software. Galacticomm was incorporated in July 1985 and develops and sells network-centric software applications and tools. Its primary product, Worldgroup, a client-server software, is a platform that merges Bulletin Board Systems, E-Mail, and Worldgroup functions that enable individuals or enterprises to establish an online system, intranet or website and also enables users to access all applications using only a standard browser. On November 21, 1996, the Company merged with TTI (see note 2). TTI specialized in the on-line software industry selling platform software from Galacticomm. TTI also developed its own line of business and entertainment software as add-ons to the Worldgroup baseline product.


     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. Since inception, the Company has incurred significant losses. At December 31, 1997, the Company's current liabilities exceeded its current assets by $665,855. In

                 GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

           DECEMBER 31, 1996 AND 1997 AND (UNAUDITED) JUNE 30, 1998



addition, the Company incurred net losses of $1,088,591 and $3,754,035 for the years ended December 31, 1996 and 1997, respectively. The accompanying unaudited June 30, 1998 consolidated financial statements indicate that these situations are continuing as current liabilities exceeded current assets by $4,058,773 (unaudited) at June 30, 1998 and a net loss of $2,500,782
(unaudited) was incurred for the six months ended June 30, 1998. The Company's losses have been funded through the sale of debt and equity securities. These factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might arise from the outcome of these uncertainties.


     The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing and ultimately attain profitability. The Company plans to achieve positive cash flow from operations by introducing new products and product upgrades and by increasing sales of current products through increased marketing; targeted sales efforts focused on, among others, value added resellers; and strategic alliances with third party computer software and hardware companies, including co-branding, licensing, OEM and bundling agreements. In addition, the Company intends to improve its cash flow position by raising additional capital through an initial public offering (IPO) of its securities [see note 11(c)] and obtaining interim debt financing. There is no assurance that such conditions or events will occur.


(2) ACQUISITIONS

     In November 1996, the Company entered into an agreement whereby it received title to the outstanding common stock of TTI. Such agreement had two purposes. This agreement was used to effectuate the issuance of shares of the Company's common stock obligated to be issued by the SIA (see note 1). Additionally, this agreement was used to acquire the common stock of TTI owned by TTI's minority shareholders. Given the existence of the SIA, the principal shareholder of TTI agreed to receive no additional shares and in effect relinquished his shares for no consideration. In connection with this transaction, the Company issued 40,091 shares of its common stock to TTI's minority shareholders valued at $145,714. This amount was used to value the acquisition of TTI and resulted in recording goodwill of $157,246.

     On November 21, 1996, the Company acquired 96 percent of the outstanding common stock of Galacticomm in exchange for 137,831 shares of the Company's common stock valued at $529,515 and $698,978 in cash. Such amounts include consideration of 90,679 shares of common stock valued at $329,495 and $611,476 in cash exchanged for Galacticomm's prior shareholder's interests, and $287,522 of acquisition costs consisting of $87,502 in cash and 47,152 shares of common stock valued at $4.24 per share [see note 8(a)]. Certain shares of the Galacticomm common stock acquired by the Company on November 21, 1996 were subject to a stock purchase warrant (the "Galacticomm Warrant") that had been granted to certain third parties by the previous owner of such Galacticomm common stock. In connection with the cancellation of the Galacticomm Warrant, the two majority shareholders of the Company granted such holders 44,573 warrants (the "New Warrants") to purchase shares of the Company's common stock from such majority shareholders. The New Warrants bear an exercise price of $5.05 per warrant and may be exercised at any time through November 21, 1999. The fair value of the New Warrants was immaterial to the Company's acquisition of Galacticomm.

     In February 1997, the Company acquired an additional 848,404 shares of common stock of Galacticomm, Inc. in exchange for the issuance of an aggregate of 25,886 shares of common stock and an aggregate cash payment of $56,937.

                 GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

           DECEMBER 31, 1996 AND 1997 AND (UNAUDITED) JUNE 30, 1998


     The above transactions were recorded under the purchase method of accounting. Accordingly, the results of operations of TTI and Galacticomm for the period from October 31, 1996 to December 31, 1996 have been included in the accompanying consolidated financial statements. The operations from October 31, 1996 to November 20, 1996 for TTI and to November 21, 1996 for Galacticomm are not material to the consolidated financial statements. The purchase prices have been allocated to assets acquired and liabilities assumed based on the fair market values at the dates of acquisition. The fair value of assets acquired and liabilities assumed is as follows:

                                         GALACTICOMM        TESSIER
                                       ---------------   ------------
   Current assets ..................    $    347,136         44,360
   Property and equipment ..........         451,113         66,141
   Goodwill ........................       1,911,431        157,246
   Current liabilities .............      (1,452,338)       (38,114)
   Long-term liabilities ...........         (28,849)       (83,919)
                                        ------------        -------
                                        $  1,228,493        145,714
                                        ============        =======

     The following unaudited pro forma financial information for the Company for the year ended December 31, 1996 gives effect to the TTI and Galacticomm acquisitions as if they had occurred on January 1, 1996, after including the impact of certain adjustments, such as amortization of goodwill and interest expense related to financings obtained to fund the acquisitions. In management's opinion, the unaudited pro forma combined results of operations are not necessarily indicative of the actual results that would have occurred had the acquisition been consummated at January 1, 1996, or of future operations of the acquired companies under the ownership and management of the Company.

         Revenue, net .................................     $   6,189,505
                                                            =============
         Net loss .....................................     $  (4,255,553)
                                                            =============
         Basic and diluted net loss per share .........     $       (1.99)
                                                            =============

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


  (A) UNAUDITED INTERIM FINANCIAL INFORMATION



     The unaudited consolidated balance sheet as of June 30, 1998, the unaudited consolidated statements of operations and cash flows for the six months ended June 30, 1997 and 1998 and the unaudited consolidated statement of shareholders' deficit for the six months ended June 30, 1998 include, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to present fairly the Company's consolidated financial position, results of operations and cash flows. Operating results for the six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.



  (B) BASIS OF CONSOLIDATION


     The consolidated financial statements include the accounts of Galacticomm Technologies, Inc. and its wholly owned subsidiary, Galacticomm. All significant intercompany transactions and accounts have been eliminated in consolidation.

                 GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

           DECEMBER 31, 1996 AND 1997 AND (UNAUDITED) JUNE 30, 1998


  (C) CASH FLOWS


     The Company considers investments with maturities of three months or less, when purchased, to be cash equivalents.


  (D) ACCOUNTS RECEIVABLE


     Accounts receivable are principally from distributors and end-users of the Company's products. The Company performs periodic credit evaluations of its customers and has recorded an allowance for potential credit losses and product returns of $90,363 and $494,436 at December 31, 1996 and 1997, respectively. The Company's business is subject to rapid changes in technology and shifts in consumer demand which could result in credit losses and product returns in excess of the Company's reserves at December 31, 1997.


  (E) INVENTORIES


     Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out ("FIFO") method.


     The Company's inventories consist primarily of software media, manuals and related packaging materials and hardware and hardware components which are subject to rapid technological obsolescence or reduction in value as a result of new products developed by competitors or as a result of normal competitive pressures. The Company periodically estimates an allowance for obsolete inventory based on current market conditions.


     Changes in the marketplace may significantly affect management's estimates.


  (F) LONG-LIVED ASSETS


     Property and equipment are stated at cost less accumulated depreciation. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred. Improvements are capitalized and amortized over the useful lives of the improvement. Upon the sale or retirement of assets, the related cost and accumulated depreciation are removed from the assets and any gain or loss is recognized.


     Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, generally three to five years. During 1996 and 1997, approximately $38,000 and $504,000, respectively, was recorded as goodwill amortization expense.


     The Company implemented the provisions of Statement of Financial Accounting Standards No. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF," effective January 1, 1996. The Company reviews its long-lived assets (property, plant and equipment, and related intangible assets that arise from business combinations accounted for under the purchase method) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted and without

                 GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

           DECEMBER 31, 1996 AND 1997 AND (UNAUDITED) JUNE 30, 1998


interest, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the assets exceeds its fair value. The adoption of Statement No. 121 had no impact on the Company's financial position or results of operations.


  (G) REVENUE RECOGNITION


     Product Revenue is recognized at the time the software and hardware is delivered and service revenue is recognized on the straight-line basis over the service period, in accordance with the provisions of American Institute of Certified Public Accountants Statement of Position 91-1 ("SOP 91-1"), "SOFTWARE REVENUE RECOGNITION" through December 31, 1997. While the Company has no obligations to perform future services subsequent to shipment, the Company provides telephone customer support as an accommodation to purchasers of its products. Costs associated with this effort are not significant and are expensed as incurred. The Company provides reserves for estimated future returns, exchanges and price protection. The Company offers distributors co-op funds that are used to promote the Company's products. These funds are generally paid as a credit against outstanding invoices and are included in marketing expense during the period in which the revenue is recognized.



     In October 1997, the American Institute of Certified Public Accountants issued Statement of Position 97-2, "SOFTWARE REVENUE RECOGNITION" ("SOP 97-2"). SOP 97-2 is effective for transactions entered into in fiscal years beginning after December 15, 1997, and supersedes SOP 91-1. SOP 97-2 provides guidance on revenue recognition for licensing, selling, leasing or otherwise marketing computer software. The Company adopted SOP 97-2 for the six months ended June 30, 1998 and it did not have a material impact on the Company's consolidated financial position, results of operations, or liquidity.



     At December 31, 1996 and 1997, the Company had deferred revenues recorded in the accompanying consolidated balance sheets related to customer upgrades paid in advance.


  (H) BUSINESS CONCENTRATION


     During February and April 1996, the Company entered into license agreements with two marketing and sales companies ("Sales Companies"). In November 1996, the Company terminated these agreements and entered into new licensing agreements with Sales Companies to use the Company's service mark. These agreements require royalties of 12 percent of the licensee's gross revenue and expire in 1999. The royalty revenue is recognized as the gross revenue is reported by the licensees. During 1996 and 1997, the revenue from all the above agreements was approximately $1,480,000 and $560,000, respectively.


  (I) SOFTWARE DEVELOPMENT COSTS


     The Company accounts for software development costs under Statement of Financial Accounting Standards No. 86, "Accounting for Costs of Computer Software to Be Sold, Leased or Otherwise Marketed" ("SFAS 86"). Under SFAS 86, the costs associated with software development are required to be capitalized after technological feasibility has been established. Costs incurred by the Company subsequent to the establishment of technological feasibility have been insignificant and, as a result, the Company has not capitalized any development costs. The Company does not incur costs related to the development or purchase of internal-use software.

                 GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

           DECEMBER 31, 1996 AND 1997 AND (UNAUDITED) JUNE 30, 1998


  (J) INCOME TAXES


     The Company elected S corporation status effective upon inception and maintained that status until October 29, 1996, when it became a taxable corporation. Under S corporation status, each shareholder was individually responsible for reporting his or her share of taxable income or loss. Accordingly, through October 29, 1996, no provision for Federal income taxes has been reflected in the accompanying consolidated financial statements. A provision for state income taxes is made where applicable. Given that the Company has incurred net losses since inception, had the Company been a taxable corporation prior to October 30, 1996, no material provision for income taxes would have been recorded.


     Beginning October 30, 1996, the Company has followed the asset and liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (Statement 109). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.


  (K) STOCK OPTION PLAN


     The Company accounts for its stock option plan [see note 8(d)] in accordance with the provisions of SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which permits entities to recognize as an expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. Under APB Opinion No. 25, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.


  (L) PER SHARE COMPUTATIONS


     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 (SFAS 128), EARNINGS PER SHARE. SFAS 128 specifies new standards designed to improve the earnings per share ("EPS") information provided in financial statements by simplifying the existing computational guidelines, revising the disclosure requirements and increasing the comparability of EPS data on an international basis. Some of the changes made to simplify the EPS computations include (i) eliminating the presentation of primary EPS and replacing it with basic EPS, (ii) eliminating the modified treasury stock method and the three percent materiality provision and (iii) revising the contingent share provisions and the supplemental EPS data requirements. SFAS 128 also makes a number of changes to existing disclosure requirements. SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997. The adoption of SFAS 128 in 1997 did not have a significant impact on the Company's reported EPS.

                 GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

           DECEMBER 31, 1996 AND 1997 AND (UNAUDITED) JUNE 30, 1998



     Net loss per share calculations are based on the weighted average number of shares of common stock outstanding during the period. In accordance with Securities and Exchange Commission (SEC) Staff Accounting Bulletin No. 98, certain common stock and common stock equivalents issued for nominal consideration prior to the initial filing of a registration statement relating to an IPO are treated as outstanding for the entire period. The Company had no nominal issuances during this period.



  (M) FAIR VALUE OF FINANCIAL INSTRUMENTS


     The carrying amounts of cash and cash equivalents, accounts receivable, inventories, prepaid expenses, accounts payable and notes payable approximates fair value because of the short maturity of these instruments.


     The fair value of each of the Company's long-term debt instruments is based on the amount of future cash flows associated with each instrument discounted using the Company's current borrowing rate for similar debt instruments of comparable maturity. The carrying amounts approximate the estimated fair value at December 31, 1996 and 1997.


  (N) USE OF ESTIMATES


     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Significant estimates are primarily related to provisions for sales returns, bad debt and obsolete inventory. Actual results could materially differ from these estimates.


  (O) YEAR 2000


     In December 1997, the Company developed a plan to deal with the Year 2000 issue and began converting its computer systems to be Year 2000 compliant. The plan provides for the conversion efforts to be completed by June 30, 1999. The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. The total cost of the project is estimated to be $100,000 (unaudited) and is expected to be funded through funds received from an IPO and if an IPO is not consummated, it will be funded through operating cash flows. The Company will expense costs associated with these systems changes as the costs are incurred. As of December 31, 1997, none of these costs have been incurred.

                 GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

           DECEMBER 31, 1996 AND 1997 AND (UNAUDITED) JUNE 30, 1998

(4) PROPERTY AND EQUIPMENT, NET


     Property and equipment, net consisted of the following at December 31, 1996 and 1997:

                                                                                               ESTIMATED
                                                                   1996           1997        USEFUL LIFE
                                                               -----------   -------------   ------------
   Equipment ...............................................    $ 464,023        559,174       3-5 years
   Furniture and fixtures ..................................      105,875         90,695         7 years
   Purchased computer software .............................       13,464        201,284         3 years
   Construction in progress ................................           --        116,862
                                                                ---------        -------
                                                                  583,362        968,015
   Less: accumulated depreciation and amortization .........      (38,793)      (197,111)
                                                                ---------       --------
                                                                $ 544,569        770,904
                                                                =========       ========

(5) INCOME TAXES


     Income tax expense for the years ended December 31, 1996 and 1997 was $0, and differed from the amounts computed by applying the United States federal income tax rate of 34 percent to pretax losses as a result of the following:

                                                                                  1996            1997
                                                                             -------------   -------------
   Computed "expected" tax benefit .......................................    $  370,121       1,276,372
   Increase (reduction) in income taxes resulting from:

    State income tax benefit, net of federal .............................        19,349         115,597
    Various non-deductible expenses ......................................        (3,928)        296,000
    Non-utilization of net operating loss ................................            --        (904,087)
    S-corporation earnings from January 1, 1996 to October 29,
      1996 not subject to corporate tax ..................................       (54,716)             --
    Increase in the valuation allowance for deferred tax assets ..........      (330,826)       (783,882)
                                                                              ----------       ---------
                                                                              $       --              --
                                                                              ==========       =========

                 GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

           DECEMBER 31, 1996 AND 1997 AND (UNAUDITED) JUNE 30, 1998

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1996 and 1997 are presented below:

                                                           1996             1997
                                                      -------------   ---------------
   Deferred tax assets:

    Allowances for returns and bad debts  .........    $    9,143           109,042
    Net operating loss carryforwards .... .........       339,730           988,340
    Goodwill ............................ .........         8,852                --
    Accrued expenses ..............................         5,303            33,149
                                                       ----------           -------
      Total gross deferred tax assets .............       363,028         1,130,531
   Less valuation allowance .......................      (330,826)       (1,130,531)
                                                       ----------        ----------
      Total deferred tax asset ....................        32,202                --
                                                       ----------        ----------
   Deferred tax liabilities:

    Property and equipment ........................        32,202                --
                                                       ----------        ----------
      Total deferred tax liability ................        32,202                --
                                                       ----------        ----------
      Net deferred tax asset ......................    $       --                --
                                                       ==========        ==========

     Realization of deferred tax assets associated with net operating loss carryforwards is dependent upon generating sufficient taxable income prior to their expiration. Management believes that there is a risk that these net operating loss carryforwards may expire unused and, accordingly has established a valuation allowance for the deferred tax asset.


     The Company's net operating loss carry forward of $2,600,000 expires in the year 2012. However, the Company's future utilization of net operating loss carryforwards may be subject to limitations under Section 382 of the Internal Revenue Code due to a change in ownership for tax purposes.


(6) DEBT


     At December 31, 1996 and 1997, debt consisted of the following:


  (A) NOTES PAYABLE



     Prior to May 1997, the Company's subsidiary had a line of credit with a bank for $300,000 which bore interest at the bank's prime rate plus 1 percent. At December 31, 1996, $298,575 was outstanding under the line of credit agreement. During May 1997, the Company repaid $100,000 of the outstanding amount on the line of credit and entered into a $200,000 line of credit due on demand with a final maturity of September 30, 1997. The line was secured by the Company's accounts receivable, inventory and other assets, and was personally guaranteed by two officers of the Company. All amounts outstanding under the line of credit were repaid during October 1997 [see note 8(b)]. In November 1997, the Company was approved for the continuation of its credit line, with interest payable monthly at prime plus 1.5 percent (10 percent at December 31, 1997). No amounts were outstanding under this line of credit as of December 31, 1997. A total of $200,000 (unaudited) was outstanding under this line of credit as of June 30, 1998.

                 GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

           DECEMBER 31, 1996 AND 1997 AND (UNAUDITED) JUNE 30, 1998


     The Company issued five notes payable in the original total amount of $80,000, each due on demand, with interest rates of 12 percent per annum. At December 31, 1996 the total unpaid principal balance was $45,000. These notes were repaid during January 1997.


     Under the terms of the notes, the Company was obligated to pay a royalty ("Royalty") to the creditors equivalent to a certain percentage (ranging from 1.0 percent to 2.0 percent) of the Company's gross revenues while the notes are outstanding. Additionally, after the notes are repaid, the Company is obligated to pay a royalty to the creditors equivalent to a certain percentage (ranging from 0.5 percent to 1.5 percent) of the Company's net revenue (the "Additional Royalty").


     During August 1997 the Company terminated the Royalty and Additional Royalty obligation by issuing 13,794 shares of the Company's common stock and paying $72,500 of accrued royalties to such creditors. In connection with the issuance of such common stock, the Company recognized related expense of approximately $86,000, representing the fair value of the common stock.


  (B) CONVERTIBLE PROMISSORY NOTES


     On November 21, 1996, the Company received proceeds in the amount of $1,375,000 from the issuance of secured convertible promissory notes payable to two shareholders of the Company. These notes are secured by all of the Company's tangible and intangible assets. Each note bears interest at a rate of 10 percent per annum and interest is payable quarterly. The notes each mature at the earliest to occur of:


       (i) November 21, 1998;


       (ii) The completion of a private placement offering by the Company greater than $3,000,000; or


     (iii) The completion of an IPO of equity or debt securities by the Company.


     In addition, upon written demand of the creditors all principal and accrued interest due and payable under these notes will be converted into shares of the Company's common stock equal to the unpaid outstanding amount of the notes divided by the conversion price of $4.24 per share, the fair value of the Company's common stock on the date of the debt issuance. The conversion will occur automatically at the earliest of the following events:


     (i) Upon written demand of the creditors; or


       (ii) An IPO of the Company's securities is declared effective by the SEC.


     On December 31, 1997, one of the holders of the convertible promissory notes converted $1,250,000 of the principal due under such note, plus accrued interest of $141,781, into 328,224 shares of the Company's common stock, at the conversion price of $4.24 per share.



     The Company did not make the quarterly interest payments due in each quarter in 1997 and (unaudited) March 31, 1998 and (unaudited) June 30, 1998. The Company has obtained a waiver from the holder of the remaining promissory notes outstanding at December 31, 1997, waiving all such principal and interest payments until the earlier of December 31, 1998 or the completion of an IPO.

                 GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

           DECEMBER 31, 1996 AND 1997 AND (UNAUDITED) JUNE 30, 1998


  (C) NOTES PAYABLE-SHAREHOLDER


     At December 31, 1996, notes payable-shareholder includes a non-interest bearing note payable totaling $50,000. On December 31, 1997, this note payable was amended to bear interest at 10 percent, with repayment due at the earlier of the completion of an IPO of equity or debt securities of the Company, or December 31, 1998.


     In 1997, the Company purchased $30,000 of equipment for a note payable to this shareholder. This note payable, of which $20,000 was outstanding at December 31, 1997, was non-interest bearing, and was repaid in March 1998 through the assignment of a note receivable of $20,000.


(7) ACCRUED EXPENSES


     Accrued expenses consist of the following at December 31, 1996 and 1997:

                                                           1996         1997
                                                       -----------   ----------
   Salaries, wages and other compensation ..........    $307,306      151,719
   Professional fees ...............................     115,620       35,000
   Rent ............................................     138,953           --
   Interest ........................................      80,000       54,729
   Other ...........................................     279,799       17,550
                                                        --------      -------
                                                        $921,678      258,998
                                                        ========      =======

(8) SHAREHOLDERS' EQUITY


  (A) PRIVATE PLACEMENT


     On November 21, 1996, the Company completed a private placement for $1,375,000 in convertible notes payable (see note 6(b)) and 324,267 shares of its common stock at $4.24 per share. Under the terms of the stock purchase agreement for the sale of the 324,267 shares, the buyers of such shares were granted piggy-back, demand registration and antidilution rights and certain other rights. On September 8, 1997, the Company issued such buyers 49,029 shares of the Company's common stock in exchange for the buyers retraction of certain rights which were in the original stock purchase agreement.


     According to the terms of the stock purchase agreement, the buyers had preemptive rights to purchase approximately 180,000 shares at exercise prices ranging from $4.24 to $6.21 per share. The buyers have waived their preemptive rights regarding the issuance of the Company's securities from and after the effective date of an IPO.


     In connection with the private placement and the acquisition of Galacticomm, the Company issued the following consideration in exchange for consulting and advisory services with respect to the Company's finances to a consultant who is a current shareholder of the Company: (i) a three-year warrant to purchase 84,310 shares of the Company's common stock at an exercise price of $4.24 per warrant having an approximate fair value of $28,000, (ii) 47,152 shares of the Company's common stock having an approximate fair value of $200,000, and (iii) cash of $357,500. Accordingly, of the total consideration,
(i) approximately $140,000 was allocated as a direct cost of the common stock issued in

                 GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

           DECEMBER 31, 1996 AND 1997 AND (UNAUDITED) JUNE 30, 1998


the private placement, (ii) approximately $140,000 was allocated to the convertible debt issued in the private placement and such amount was capitalized as a deferred debt issuance cost and (iii) approximately $300,000 was allocated to the Company's acquisition of Galacticomm and such amount was included in the Company's purchase price of Galacticomm.


     In October 1997, the Company completed a private financing of 42 units of its securities, each of which consisted of a $50,000 unsecured promissory note and a three year warrant ("1997 Financing Warrants") to purchase 11,466 shares of the Company's common stock at an exercise price of $6.21 per share. The total principal amount of the promissory notes of $2,100,000 bears interest of 10 percent per year. Accrued interest is due semi-annually beginning June 30, 1998 and the note will mature upon the earlier of January 4, 1999 or the completion of an IPO. After deducting fees and expenses paid to an investment banking firm of $273,000, and $135,000 for other expenses related to the financing, net proceeds of this financing were approximately $1,682,000. A portion of the proceeds of the financing were used to repay all amounts then outstanding under the Company's line of credit.


     Additionally, in connection with the financing, the Company issued 96,314 warrants at an exercise price of $6.21 per share to an investment banking firm with terms similar to the aforementioned warrants. The fair value of all warrants issued to holders of the promissory notes was determined to be $210,672 using the Black-Sholes pricing model, and is included in additional paid-in capital in the accompanying consolidated balance sheet, with the resulting original issue discount (OID) on the loan being amortized using a method which approximates the interest method over the term of the note. Interest expense related to the note payable, including amortization of OID, was $61,763 in 1997. The following is a reconciliation of the aforementioned components of this loan in the consolidated balance sheet at December 31, 1997:

      Original loan ...............................................    $ 2,100,000
      OID .........................................................       (210,672)
      Accumulated amortization of OID .............................         26,763
                                                                       -----------
                                                                         1,916,091
      Note payable in connection with private placement ...........        125,000
                                                                       -----------
        Total promissory notes ....................................      2,041,091
      Less current installments ...................................        125,000
                                                                       -----------
        Promissory notes, excluding current installments  .........    $ 1,916,091
                                                                       ===========


     On June 30, 1998, the Company failed to make the scheduled interest payment of approximately $140,959. In July and August, 1998 the Company obtained a waiver for its failure to make the scheduled interest payment. In exchange for waiving the Company's default, the Company: (i) issued to each unit holder another warrant to purchase 7,534 shares of Common Stock at a price of $6.00 per share exercisable until July 1, 2002; (ii) extended the expiration date of the 1997 Financing Warrants to coincide with the expiration date of the additional warrants; and (iii) reduced the exercise price of such 1997 Financing Warrants to 6.00 per share. The incremental fair value of the 1997 Financing Warrants due to the modified terms of the warrants is approximately $110,000. The fair value of the additional warrants issued in July and August 1998 is approximately $210,000. The total amount of $320,000 will be recorded by the Company in additional paid in capital in the third quarter 1998 and with the resulting additional OID on the warrants being amortized using a method which approximates the interest method over the remaining term of the note (6 months).

     On August 17, 1998 the 96,314 (unaudited) warrants issued to the investment banking firm were canceled and returned to the Company.


  (B) SALE OF COMMON STOCK

     In June 1997, the Company sold an aggregate of 156,783 shares of its common stock at $6.20 per share. Net proceeds to the Company after deducting a $126,209 fee paid to a shareholder of the

                 GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

           DECEMBER 31, 1996 AND 1997 AND (UNAUDITED) JUNE 30, 1998


Company were $844,553. In connection with such sale of common stock, the Company issued, to a shareholder of the Company, a three year warrant to purchase 20,382 shares of the Company's common stock at an exercise price of $6.20 per share. The fair value of such warrant was immaterial to such sale of common stock.


  (C) WARRANTS


     On March 14, 1997, two principal shareholders of the Company issued warrants for 371,434 shares of the Company's common stock to another shareholder of the Company at an exercise price of $5.39 per share. These warrants were automatically exerciseable upon completion of an IPO. The Company recognized a related expense of $113,760 representing the fair value of the warrants issued. Additionally, on September 8, 1997, in consideration of the payment of $50,000, the Company permitted the common stock underlying such warrants to have certain registration rights. On October 17, 1997, the warrants were amended to extend the expiration date to March 31, 1998. As a result of this amendment, related incremental expense of approximately $30,000 was recognized in October 1997. On March 31, 1998, the warrants expired and were not renewed.


     In January 1997, the Company issued 3,714 warrants at $4.24 per share to a director of the Company as consideration for serving on the board of directors.



  (D) STOCK OPTION PLAN



     On September 4, 1997 the Company adopted the 1997 Stock Option Plan (the "Plan"). Pursuant to the Plan, the Company's board of directors may grant incentive or non-qualified stock options to employees or service providers. Under the Plan, 223,284 shares of the Company's common stock are reserved for issuance and options granted shall vest 25 percent 180 days after issuance and then 50 percent, 75 percent and 100 percent over the first, second and third anniversaries of the grant date, respectively. The Plan has a ten year term and no options granted under the Plan shall have a life greater than ten years. During September 1997, the Company granted 117,373 options under the Plan to various employees with an exercise price of $6.00 per option of which 50,886 (unaudited) are still outstanding at June 30, 1998. Of options granted under the Plan, 50,887 options have been canceled. The fair value of these options is immaterial to the consolidated financial statements.



(9) 401(K) RETIREMENT PLAN


     The Company maintains a 401(k) retirement plan. All of the Company's employees who have attained the age of 21 and completed one year of service are eligible. The plan allows vesting at 20 percent per year beginning in the second year of service. Participants can contribute up to 15 percent of their annual compensation and the Company may make discretionary contributions. The Company made contributions of $0 and $28,361 during 1996 and 1997, respectively.


     On April 1, 1997 and effective January 1, 1997, the 401(k) retirement plan was amended to allow eligibility for employees after having completed 6 months of service and vesting at 25 percent per year beginning in the first year of service.

                 GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

           DECEMBER 31, 1996 AND 1997 AND (UNAUDITED) JUNE 30, 1998


(10) COMMITMENTS AND CONTINGENCIES


  (A) LEASES


     The Company leased its main administrative office and warehouse premises under a lease which expired on May 13, 1997. On July 21, 1997, the Company entered into a new lease agreement for such premises which runs through October 2001. The Company also leases office equipment under various operating leases. The following summarizes future minimum obligations under non-cancelable operating leases:

YEAR ENDING
DECEMBER 31,
------------
    1998 ................    $327,318
    1999 ................     317,504
    2000 ................     181,658
    2001 ................      96,506
    2002 ................       1,323
                             --------
                             $924,309
                             ========

     Total rent expense under operating leases was $249,688 and $31,045, respectively, for the years ended December 31, 1997 and 1996.


  (B) EMPLOYMENT AGREEMENTS



     On November 21, 1996, the Company entered into employment contracts through November 20, 1999 with two of its officers that included commitments for a base salary plus bonuses (at the discretion of the Compensation Committee of the Board of Directors) of approximately $175,000. On June 26, 1998, they amended these employment agreements to modify the base salary commitment for each officer of approximately $138,000. This salary will increase each contract year by 10 percent of the prior year's salary. In addition, on June 30, 1997, each officer was granted stock options for 106,973 shares of common stock with an exercise price of $6.20 per share. One-third of the options vested on November 21, 1997 and an additional one-third vests each year thereafter. The options expire five years from the respective vesting dates and any non-vested options shall be forfeited upon termination of employment.



     On December 15, 1997, the Company granted 18,104 stock options with an exercise price of $6.21 to a director of the Company. The fair value of such options is immaterial to the consolidated financial statements.


  (C) CONSULTING AGREEMENT


     On November 20, 1996, the Company entered into a consulting agreement with a shareholder to perform consulting and advisory services with respect to the operations and finances of the Company. The consulting fee under this agreement is $10,000 per month until June 30, 2001. Other than the monthly fee, no material commitments exist under the Company's agreement with such consultant.


     On January 15, 1997, the Company entered into a second consulting agreement with such shareholder pursuant to which the Company has engaged the services of an employee of such

                 GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

           DECEMBER 31, 1996 AND 1997 AND (UNAUDITED) JUNE 30, 1998


shareholder to develop the Company's sales and marketing strategies. The fee under this agreement for the services of such employee is $7,000 per month and the agreement expired December 31, 1997. Under such consulting agreement, the Company also issued an option to such employee to acquire 1,486 shares of the Company's common stock at a per share price of $4.24. Such option was immediately exerciseable and has a three year life. In addition, such employee has been granted options to purchase 4,457 shares of common stock under the Company's 1997 Stock Option Plan at an exercise price of $6.00 per share. The fair value of such options is immaterial to the consolidated financial statements.



     The consultant has agreed to forbear taking action against the Company for collection of approximately $170,000 due under these consulting agreements in exchange for a commitment from the Company to pay such amount on the completion of an IPO and for the issuance of warrants to purchase 120,000 shares of common stock at an exercise price of $6.00 per share exercisable until four years from the completion of an IPO.



  (D) PAYROLL TAXES


     During August 1997, the Company reached a settlement with the IRS relating to payroll taxes due for 1996 employee wages. The amount of such settlement was $89,000 and is reflected as an accrued expense at December 31, 1996. This amount was paid in full in October 1997.


  (E) LEGAL MATTERS


     In July 1997, the Company became aware of the existence of a third party which may claim a prior right in the trademark "Worldgroup." The Company and the third party are presently discussing a co-existence arrangement whereby the Company would have the right, without the payment of a royalty, to continue to use the trademark "Worldgroup" on its present products and services. The Company may elect to change the name when it releases its next version of this product, which is presently anticipated to occur in the first quarter of 1999. However, there can be no assurances that the version of this product will be released when anticipated. If the third party has superior rights to this trademark and such third party decides to enforce its trademark rights through an infringement action, management believes the Company has valid defenses with respect to any such action. There can be no assurance, however, that a change of name will not adversely impact the Company's revenues and thereby the Company's operating results and financial condition.


     In July 1997, the Company became aware that several other third parties filed applications for trademark registration of "WebCast" (the name of a product of the Company), before the Company filed its application. If "WebCast" is not determined to be generic and one of the third party applications matures into registration, then such third party will have superior rights to the Company. If a third party has superior rights to this trademark and such third party decides to enforce its trademark rights through an infringement action, management believes that the Company has valid defenses with respect to any such action. There can be no assurance that the Company will be able to continue to use the name "Webcast" or that it will not have to change the name of such product.


     A suit was filed against the Company on December 16, 1997 by a reseller of the Company's products alleging price fixing, price discrimination, resale price maintenance, predatory practices, breach of contract and economic coercion by the Company. On June 1, 1998, the Company settled with the third party which will require under the settlement agreement that the Company disburse to the third

                 GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

           DECEMBER 31, 1996 AND 1997 AND (UNAUDITED) JUNE 30, 1998


party one year from the closing date of the IPO (distribution date) the lesser of (a) 253,907 shares or (b) the number of shares of common stock determined by dividing $650,000 by the market price of the common stock at the distribution date. The expected fair market value of stock on the distribution date is $6.00. Therefore, management and legal counsel for the Company are of the opinion that the settlement is probable and estimated at $650,000. The Company recorded this amount as a charge and included this amount in other liabilities at December 31, 1997.


     The Company is subject to certain other legal matters arising in the ordinary course of business which, in the opinion of management, will not have a material effect on the financial position and results of operations of the Company.


(11) SUBSEQUENT EVENTS


  (A) CONSULTING AGREEMENT


     On March 3, 1998, the Company entered into a consulting agreement with its Chairman of the Board of Directors to be responsible for managing the business of the Company. The consulting fee under this agreement is $10,000 per month for a 90 day term automatically renewing for successive 30 day terms. On June 23, 1998, this Agreement was amended and now expires 12 months from the closing of an IPO unless extended for successive one-year periods upon the mutual consent of both parties. However, the agreement can be terminated by the Company for any reason six months from the completion of an IPO upon 90 days' prior written notice. In such event, the Company is required to pay the Chairman $60,000 in a lump sum payment.


     Under such consulting agreement and amendment, the Company also issued an option to acquire 120,693 shares of common stock. Of such shares, 12,069 shares were vested on June 5, 1998 and 9,052 shares shall vest for two years thereafter. Additionally, 15,087 of the options shall vest immediately upon the closing of the IPO and an additional 15,087 will vest for two years thereafter. Further, 15,087 of the options shall vest immediately upon the Company realizing positive net income after taxes in any fiscal quarter through the quarter ended December 31, 1999 and 15,087 of the shares will vest for two years thereafter.


     The exercise price of all options granted shall be 90 percent of the per share price of the common stock in an IPO. Those conditions that are satisfied before an IPO shall have an exercise price of $5.22. All options expire three years from the respective vesting dates.




     The 12,069 shares that became exerciseable on June 5, 1998, was recorded as a charge to the consolidated statement of operations and an increase in additional paid-in-capital in the amount of approximately $9,400 (unaudited) for the second quarter which represents the difference between the fair market value ($6.00) and the exercise price ($5.22).




  (B) CONVERTIBLE PROMISSORY NOTE


     On May 7, 1998, the Company received proceeds in the amount of $125,000 from the issuance of a secured convertible promissory note payable to Kenworthy Investments, Ltd. ("Kenworthy"). This note is secured by all of the Company's assets. This note bears interest at a rate of 10 percent per annum. All principal and interest payments are due on January 1, 1999.

                 GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

           DECEMBER 31, 1996 AND 1997 AND (UNAUDITED) JUNE 30, 1998


     In addition, at the option of Kenworthy, all principal and accrued interest due and payable under this note may be converted on demand on or before January 15, 1999 into shares of the Company's stock equal to the unpaid outstanding amount of the note divided by the conversion price of $1.24 per share. The difference between the conversion price and the fair value ($6.00) of the Company's common stock on the date of the debt issuance was recorded in the second quarter as a charge to the consolidated statements of operations and an increase in additional paid-in-capital of approximately $478,000 (unaudited).



  (C) PLANNED INITIAL PUBLIC OFFERING


     The Company intends to conduct an initial public offering (IPO) with two investment banking firms (the "Representatives"). The Company has agreed to (a) pay the Representatives cash compensation equal to 10 percent of the principal amount of the gross proceeds of the offering; (b) pay the Representatives a non-accountable expense allowance equal to 3% of the gross proceeds of the sale of the shares; (c) sell to the Representatives, for nominal consideration, five year warrants to purchase up to 10 percent of the shares of Common Stock and/or 10 percent of the warrants at an exercise price above the IPO price and (d) enter into a two-year financial consulting agreement with the Representatives, pursuant to which the Company will pay $100,000 at the closing of the IPO. The costs related to the financial consulting agreement will be deferred and amortized over the life of the agreement. Costs related to the IPO incurred through December 31, 1997 are approximately $160,000. All offering costs incurred through the time of the IPO are capitalized and will be netted against the proceeds of the IPO.




  (D) SUBSEQUENT FINANCING



     From June 28 to July 2, 1998, two shareholders of the Company sold 241,935 shares owned by them to 16 private investors (the "Private Investors") for an aggregate purchase price of $300,000 or $1.24 per share of common stock. The shareholders received proceeds from these sales in June 1998 in the amount of approximately $247,000, with the remaining $53,000 received in July 1998. The proceeds of such sales were loaned to the Company and the Company used the funds to pay certain accrued accounting and legal fees associated with the planned public offering. On July 1, 1998, the Company executed a note for the aggregate amount of the advances of $300,000. The aggregate principal amount of the loans accrue interest at the rate of seven percent per annum. All principal and accrued interest is required to be paid upon the earlier of September 30, 1999 or twelve months from the completion of an IPO.


     The effective interest rate on these loans was estimated at 20%, using current interest rates at which similar loans would be made to borrowers with similar credit ratings and remaining maturities. The difference of approximately $33,000 between the effective interest rate and the stated interest rate on the $247,000 advance as of June 30, 1998 is included in additional paid-in capital in the accompanying consolidated balance sheet as OID. The resulting OID on the advances will be amortized using a method which approximates the interest method over the term of the advances. An additional $7,000 was recorded in July 1998 as OID and additional paid-in capital for the additional advances of $53,000.


     In connection with this transaction, the Company granted the Private Investors certain tag-along, piggyback registration, and certain anti-dilution rights if the Company issues securities below $1.24 per share.

                 GALACTICOMM TECHNOLOGIES, INC. AND SUBSIDIARY

           DECEMBER 31, 1996 AND 1997 AND (UNAUDITED) JUNE 30, 1998


  (E) SUBSEQUENT AUGUST FINANCING


     In August 1998, the Company received proceeds in the amount of $260,000 from four persons pursuant to non-negotiable 10% unsecured promissory notes which mature on the earlier of December 31, 1998 or the consummation of an IPO. In exchange for such notes, the Company issued to the lenders five-year warrants to purchase an aggregate of 156,000 shares of the Company's common stock at an exercise price of $6.00 per share. The warrants may, at the option of the holder, be redeemed at a price of $0.60 per warrant at any time prior to September 30, 1999 if the Company does not realize net total revenues of at least $5,000,000 for the year ending December 31, 1998. The fair value of these warrants are considered immaterial to the Company's consolidated financial statements.



(12) NEW ACCOUNTING PRONOUNCEMENTS


     In June 1997 the FASB issued Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 is effective for fiscal years beginning after December 15, 1997 and establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. SFAS No. 130 requires all items to be recognized under accounting standards as components of comprehensive income to be reported in a separate financial statement. The Company does not believe that the adoption of SFAS No. 130 will have a significant impact on the Company's financial reporting.


     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131 "DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION" ("SFAS No. 131"). SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to shareholders. The Company does not believe that the adoption of SFAS No. 131 will have a significant impact on the Company's financial reporting.



     In March 1998, the AICPA issued Statement of Position 98-5 (SOP 98-5) "REPORTING ON THE COSTS OF START-UP ACTIVITIES." Pursuant to the provisions of SOP 98-5, all costs associated with start-up activities, including organization costs, should be expensed as incurred. Companies that previously capitalized such costs are required to write-off the unamortized portion of such costs as a cumulative effect of a change of accounting principle. The Company has an immaterial amount of these costs and the adoption of SOP 98-5 will not have a significant impact on the Company's financial statements.


     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133 "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES" ("SFAS No. 133"). SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. It requires an entity to recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The Company does not believe that the adoption of SFAS No. 133 will have a significant impact on the Company's financial reporting.

                         INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
Galacticomm, Inc.
Fort Lauderdale, Florida:


     We have audited the accompanying statements of operations and cash flows of Galacticomm, Inc. for the year ended December 31, 1995 and the ten months ended October 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of Galacticomm, Inc.'s operations and cash flows for the year ended December 31, 1995 and the ten months ended October 31, 1996 in conformity with generally accepted accounting principles.




KPMG PEAT MARWICK LLP


Ft. Lauderdale, Florida
August 22, 1997

                               GALACTICOMM, INC.

                           STATEMENTS OF OPERATIONS

                                                             YEAR ENDED      TEN MONTHS ENDED
                                                            DECEMBER 31,       OCTOBER 31,
                                                                1995               1996
                                                           --------------   -----------------
Revenue ................................................    $ 7,487,983       $  3,293,876
Operating costs and expenses:
 Cost of revenue .......................................      1,737,170          1,005,595
 Selling, general and administrative ...................      3,602,809          2,382,613
 Depreciation and amortization .........................        131,713            150,185
 Compensation expense related to phantom units .........             --            529,139
 Compensation expense on option exercise ...............        443,242                 --
 Research and development ..............................      1,034,174            638,200
 Customer support ......................................        425,924            387,797
                                                            -----------       ------------
   Total operating costs and expenses ..................      7,375,032          5,093,529
                                                            -----------       ------------
   Operating profit (loss) .............................        112,951         (1,799,653)
Other income (expense):
 Lease termination .....................................             --           (380,040)
 Interest income .......................................         33,042             10,760
 Realized loss on short-term investments ...............       (225,818)                --
 Other expense, net ....................................         (5,249)           (98,873)
                                                            -----------       ------------
   Total other expense .................................       (198,025)          (468,153)
                                                            -----------       ------------
   Net loss ............................................    $   (85,074)      $ (2,267,806)
                                                            ===========       ============

                 See accompanying notes to financial statements.

                               GALACTICOMM, INC.

                           STATEMENTS OF CASH FLOWS

                                                                       YEAR ENDED      TEN MONTHS ENDED
                                                                      DECEMBER 31,       OCTOBER 31,
                                                                          1995               1996
                                                                     --------------   -----------------
Cash flows from operating activities:
 Net loss ........................................................     $  (85,074)      $ (2,267,806)
 Adjustments to reconcile net loss to net cash provided by
   (used in) operating activities:
   Depreciation and amortization .................................        131,713            150,185
   Loss on disposal of equipment .................................         10,000             24,582
   Bad debt and product return provisions ........................         16,786             80,065
   Compensation expense related to phantom units .................             --            529,139
   Compensation expense on stock option exercise .................        443,242                 --
   Realized loss on short-term investments .......................        225,818                 --
   Interest income on subscription notes receivable ..............         (1,393)            (1,874)
   Changes in assets and liabilities:
    Accounts receivable ..........................................        (51,108)           270,956
    Inventories ..................................................        (77,593)           195,869
    Prepaid expenses and other assets ............................       (171,711)           230,264
    Accounts payable .............................................        111,153            (69,701)
    Deferred revenue .............................................        105,034            150,031
    Accrued expenses .............................................        142,028            227,860
                                                                       ----------       ------------
     Net cash provided by (used in) operating activities .........        798,895           (480,430)
                                                                       ----------       ------------
Cash flows used in investing activities:
 Capital expenditures ............................................       (164,129)           (19,815)
                                                                       ----------       ------------
Cash flows from financing activities:
 Net proceeds from notes payable .................................             --            298,575
 Payments on capital lease obligations ...........................        (23,952)           (24,515)
 Dividends to stockholders .......................................       (775,261)           (28,295)
 Net proceeds from the exercise of stock options and sale of
   common stock ..................................................         23,277                 --
                                                                       ----------       ------------
     Net cash (used in) provided by financing activities .........       (775,936)           245,765
                                                                       ----------       ------------
Net decrease in cash and cash equivalents ........................       (141,170)          (254,480)
Cash and cash equivalents--beginning of period ...................        504,347            363,177
                                                                       ----------       ------------
Cash and cash equivalents--end of period .........................     $  363,177       $    108,697
                                                                       ==========       ============

                 See accompanying notes to financial statements.

                               GALACTICOMM, INC.

                         NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 1995 AND OCTOBER 31, 1996


(1) THE COMPANY AND BASIS OF PRESENTATION


     Galacticomm, Inc. (the "Company") develops and sells network-centric software applications and tools. The Company's primary product, Worldgroup, a client/server software, is a platform that merges Bulletin Board Systems, E-mail, and workgroup functions and enables enterprises to provide client/ server applications over the Internet and intranets and secure external data exchanges with customers, field agents, suppliers, and others.


     Substantially all of the Company's revenue is derived from sales of the Worldgroup software product and related hardware, documentation and training manuals, and royalties. The Company operates in a highly competitive industry characterized by rapidly changing technology which could adversely affect the Company's revenues and the related results of operations.


     On November 21, 1996, 8,037,203 of the issued and outstanding common shares of the Company, representing a 96 percent ownership of the Company, were purchased by Galacticomm Technologies, Inc., (formerly Iview Software, Inc.) in exchange for $.094 in cash and .0644 shares of Galacticomm Technologies, Inc. for each share of the Company's common stock.


     The accompanying financial statements were prepared for inclusion in a registration statement of Galacticomm Technologies, Inc. The separate audited balance sheets of the Company are not presented at December 31, 1995 and October 31, 1996 as the fair value of the acquired assets and assumed liabilities has been included in the December 31, 1996 consolidated balance sheet of Galacticomm Technologies, Inc.


(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


  (A) ACCOUNTS RECEIVABLE


     Accounts receivable are principally from distributors and end-users of the Company's products. The Company performs periodic credit evaluations of its customers and has recorded an allowance for potential credit losses and product returns of $85,680 and $110,428 at December 31, 1995 and October 31, 1996, respectively. The Company is subject to rapid changes in technology and shifts in consumer demand which could result in credit losses and product returns in excess of the Company's reserves.


  (B) INVENTORIES


     Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out ("FIFO") method.


     The Company's inventories consist primarily of software media, manuals and related packaging materials and hardware and hardware components which are subject to rapid technological obsolescence or reduction in value as a result of new products developed by competitors or as a result of normal competitive pressures. The Company periodically estimates an allowance for obsolete inventory based on current market conditions. Changes in the marketplace may significantly affect management's estimates.


  (C) LONG-LIVED ASSETS


     The Company presents its property and equipment at cost less accumulated depreciation. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the

                               GALACTICOMM, INC.

                    DECEMBER 31, 1995 AND OCTOBER 31, 1996


assets. Maintenance and repairs are charged to expense when incurred; betterments are capitalized. Upon the sale or retirement of assets, the cost and accumulated depreciation are removed from the account and any gain or loss is recognized.


     The Company implemented the provisions of Statement of Financial Accounting Standards No. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF," effective January 1, 1996. The Company reviews its long-lived assets for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted and without interest, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value. The adoption of Statement No. 121 had no impact on the Company's results of operations.


  (D) REVENUE RECOGNITION


     Product revenue is recognized at the time software and hardware is delivered, in accordance with the provisions of American Institute of Certified Public Accountants Statement of Position 91-1, "Software Revenue Recognition". While the Company has no obligations to perform future services subsequent to shipment, the Company provides telephone customer support as an accommodation to purchasers of its products. Costs associated with this effort are not significant and are expensed as incurred. Sales to distributors are subject to agreements allowing limited rights of return and price protection. The Company provides reserves for estimated future returns, exchanges and price protection. The Company offers distributors co-op funds that are used to promote the Company's products. These funds are generally paid as a credit against outstanding invoices and are included in marketing expense during the period in which the revenue is recognized.


     The Company has various contracts which require the Company to provide consulting services, custom systems integration and training at specified contractual rates. Such contracts are short-term in nature. The Company records as deferred revenue, all payments received on each contract until the contract is completed.


     Deferred revenues are recorded for short-term contracts and customer subscriptions paid in advance.


  (E) ROYALTIES


     The Company licenses software used to develop components of Worldgroup. Royalties are payable to developers of the software at various rates and amounts, generally based on unit sales. Royalty expense was approximately $7,000 and $46,000 for the year ended December 31, 1995 and the ten months ended October 31, 1996, respectively. Such costs are included as a component of cost of revenues in the accompanying statements of operations.


  (F) SOFTWARE DEVELOPMENT COSTS


     The Company accounts for software development costs under Statement of Financial Accounting Standards No. 86, "Accounting for Costs of Computer Software to Be Sold, Leased or Otherwise

                               GALACTICOMM, INC.

                    DECEMBER 31, 1995 AND OCTOBER 31, 1996


Marketed" ("FAS 86"). Under FAS 86, the costs associated with software development are required to be capitalized after technological feasibility has been established. Costs incurred by the Company subsequent to the establishment of technological feasibility have been insignificant and, as a result, the Company has not capitalized any research and development expenses.


  (G) INCOME TAXES


     Prior to the sale to Galacticomm Technologies, Inc. (see note 1), the Company was an S corporation for federal income tax purposes. As such, the income tax effects of the results of operations of the Company accrued directly to its stockholders. Accordingly, the accompanying financial statements do not include a provision for income taxes.


  (H) USE OF ESTIMATES


     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period to prepare these financial statements in conformity with generally accepted accounting principles. Significant estimates are primarily related to provisions for sales returns, bad debt and obsolete inventory. Actual results could materially differ from these estimates.



(3) INVESTMENT ACTIVITY


     The Company's short-term investments consisted of various call options which were indexed to interest rates on thirty-year U.S. treasury instruments and expired between January and December 1995. In December 1995, the final call option expired and had a zero fair value, resulting in the Company realizing an investment loss of $225,818 for the year ended December 31, 1995. The Company has no other short-term investments at December 31, 1995 or October 31, 1996.



(4) LINE OF CREDIT


     The Company had a line of credit with a bank for $300,000 which bears interest at prime plus 1 percent and is collateralized by the Company's accounts receivable, inventory and property and equipment. This line of credit expired January 9, 1997. As of October 31, 1996, the Company had borrowed $298,575 under the line of credit agreement.

                               GALACTICOMM, INC.

                    DECEMBER 31, 1995 AND OCTOBER 31, 1996


(5) INCENTIVE STOCK OPTION PLAN

     The Company has reserved 3,000,000 shares of its common stock for issuance under its 1987 Incentive Stock Option Plan (the "Plan"). Under the Plan, options may be granted to purchase common stock at exercise prices not less than fair market value at the date of grant, as determined by the Board of Directors. During August 1996, the Board of Directors approved the conversion of all stock options outstanding, on a one-for-one basis, into phantom units under the Company's phantom stock plan, and changed the number of shares of common stock reserved for issuance under the Plan to 500,000. All options expire on the date specified in the option agreement and in no event later than the tenth anniversary of the date on which the option was granted. A summary of incentive stock option activity is as follows:

                                                        NUMBER OF          EXERCISE
                                                         OPTIONS            PRICE
                                                      -------------   -----------------
   Options outstanding, December 31, 1994 .........     1,220,050     $ .30 - 2.85
   Options granted ................................        50,000      3.18
   Options canceled ...............................       (65,000)     1.46 - 3.18
   Options exercised ..............................      (283,765)     1.23 - 1.85
                                                        ---------
   Options outstanding, December 31, 1995 .........       921,285       .30 - 3.18
   Converted to phantom units .....................      (921,285)      .30 - 3.18
                                                        ---------     ------------
   Options outstanding, October 31, 1996 ..........            --     $     --
                                                        =========     ============

     On November 21, 1996 the Plan was canceled.

     In 1994, the Company exchanged 83,620 shares of common stock for $122,492 in promissory notes issued by two directors. Also in 1994, a director of the Company exercised 187,760 options and issued a promissory note of $56,328 as consideration thereof.

     The promissory notes referred to above bear interest at rates ranging from
4.00 -5.86 percent and mature in September 1996 through January 1997 and are collateralized by common stock of the Company held by the two directors. During 1996, such notes were repaid with 563,536 shares of the Company's common stock.


     The non-cash option transactions described above have been excluded from the accompanying statements of cash flows.

     During 1995, a former employee of the Company exercised 279,000 options to acquire shares of common stock. The exercise price for the first 1,864 options exercised was funded by an exchange of 1,000 shares of common stock held by the former employee. Such common shares exchanged had been held by the former employee greater than six months. Subsequent to the initial exercise, the former employee immediately used the shares of common stock acquired under option to satisfy the exercise price for additional shares under the same option (the "Pyramiding Exercise"), until the former employee's remaining 277,136 options were exercised.

     The shares of common stock used in the Pyramiding Exercise were considered "immature" as they were held less than six months by the former employee. Accordingly, the Company recognized $443,242 in compensation expense in 1995.

                               GALACTICOMM, INC.

                    DECEMBER 31, 1995 AND OCTOBER 31, 1996


(6) PHANTOM STOCK PLAN


     In July 1994, the Company's Board of Directors authorized the Galacticomm, Inc. Phantom Stock Plan. The purpose of the plan is to provide equity-based compensation to certain employees and directors through the awarding of rights or "units" associated with the common stock of the Company. These units entitle the holder to receive bonus compensation and an election may be made by the holder to receive the common stock of the Company based on the occurrence of certain events.


     A summary of the Phantom Stock Plan's activity is as follows:

         Units outstanding, December 31, 1994 .........          98,296
          Units granted ...............................          89,675
          Units canceled ..............................         (15,361)
                                                                -------
         Units outstanding, December 31, 1995 .........         172,590
          Units granted ...............................       4,009,947
          Units canceled ..............................         (64,729)
          Units converted to common stock .............      (3,625,429)
                                                             ----------
         Units outstanding, October 31, 1996 ..........         492,379
                                                             ==========

     During August 1996, the Board of Directors approved the increase of phantom units that may be issued under the Phantom Stock Plan to 4,500,000. As a result of the purchase by Galacticomm Technologies, Inc. (see note 1) of 8,037,203 of the issued and outstanding common shares of the Company, certain provisions in the Phantom Stock Plan were met and triggered the conversion into common stock feature of all currently outstanding phantom units. As such, all phantom unit holders at October 31, 1996 had the option to convert each phantom unit held into a common share of the Company. Accordingly, $529,139 of compensation expense was recorded, representing the fair value of the Company's common stock underlying all phantom units outstanding on October 31, 1996. On November 21, 1996 the Phantom Stock Plan was canceled.



(7) LEASE TERMINATION


     On June 8, 1996, the Company entered into a third amendment to a certain 10-year office space lease agreement, under which the Company stipulated that the Company did not desire to take occupancy of the subject property. As of October 31, 1996 the Company has recorded a lease termination expense of $380,040 representing lost security deposits and future lease payments.

                               GALACTICOMM, INC.

                    DECEMBER 31, 1995 AND OCTOBER 31, 1996


(8) COMMITMENTS


     The Company leases its main office and warehouse premises under an operating lease which expires on May 13, 1997. The Company also leases office equipment under operating leases. The following summarizes future minimum leases under non-cancelable operating leases as of October 31, 1996:

  1997 ................    $ 76,192
  1998 ................       4,531
                           --------
                           $ 80,723
                           ========

     Rent expense under operating leases for the year ended December 31, 1995 and the ten months ended October 31, 1996 amounted to $78,857 and $96,671, respectively.


     The Company also leases certain computer equipment under capital leases. The annual maturities of these capital lease obligations are as follows:

OCTOBER 31,
-----------
   1997 ................    $ 33,092
   1998 ................      23,361
   1999 ................       5,488
                            --------
                            $ 61,941
                            ========

                        GALACTICOMM TECHNOLOGIES, INC.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


     The following unaudited pro forma consolidated statement of operations of Galacticomm Technologies Inc. ("GTI") for the year ended December 31, 1996 gives effect to the following pro forma events, as if such events had occurred on January 1, 1996: (i) the inclusion of the results of operations of Galacticomm, Inc. and Tessier Technologies, Inc. for the year ended December 31, 1996 as if such acquisitions were consummated on January 1, 1996; (ii) the elimination of intercompany transactions between Galacticomm Technologies, Inc., Galacticomm, Inc. and Tessier Technologies, Inc. for the year ended December 31, 1996 assuming these entities reported on a consolidated basis;
(iii) an increase of amortization of goodwill as a result of the acquisitions of Galacticomm, Inc. and Tessier Technologies, Inc. assuming such acquisitions were consummated on January 1, 1996; and (iv) an increase of interest expense due to the financings obtained to fund the acquisitions of Galacticomm, Inc. and Tessier Technologies, Inc. assuming such acquisitions were consummated on January 1, 1996.


     These unaudited pro forma consolidated statements of operations should be read in conjunction with the audited consolidated financial statements of Galacticomm Technologies, Inc. The unaudited pro forma data are not necessarily indicative of the results of operations of Galacticomm Technologies, Inc. that would have occurred if the pro forma events had been in effect at the beginning of the periods presented, nor are they necessarily indicative of future results of operations.

                                     GTI           TTI(7)     GALACTICOMM(7)
                               --------------- ------------- ----------------
Revenues .....................  $  1,692,743    $1,350,204     $  3,293,876
Cost of revenues .............       758,050       865,715        1,005,595
                                ------------    ----------     ------------
Gross profit .................       934,693       484,489        2,288,281
Selling, general and
 administrative ..............     1,531,130       472,729        2,196,421
Depreciation .................        47,533        31,542          336,377
Amortization
 of intangibles ..............        36,607            --               --
Compensation expense
 on warrants .................        49,381            --          529,139
Customer support .............        72,772            --          387,797
Research and
 development .................       225,549            --          638,200
                                ------------    ----------     ------------
Total operating expenses .....     1,962,972       504,271        4,087,934
                                ------------    ----------     ------------
Income (loss) from
 operations ..................    (1,028,279)      (19,782)      (1,799,653)
Other income (expense) .......       (60,312)           --         (468,153)
                                ------------    ----------     ------------
Loss before income taxes .....    (1,088,591)      (19,782)      (2,267,806)
Income taxes .................            --            --               --
                                ------------    ----------     ------------
Net loss .....................  $ (1,088,591)   $  (19,782)    $ (2,267,806)
                                ============    ==========     ============
Net loss per share ...........
Shares used in computing
 net loss per share ..........

                                                       PRO FORMA
                                   COMBINED           ADJUSTMENTS          PRO FORMA
                               --------------- ------------------------ ---------------
Revenues .....................  $  6,336,823        $   (147,318)(1,2)   $  6,189,505
Cost of revenues .............     2,629,360             113,898 (1,2)      2,515,462
                                ------------        ------------         ------------
Gross profit .................     3,707,463             (33,420)           3,674,043
Selling, general and
 administrative ..............     4,200,280             180,972 (3,4)      4,381,252
Depreciation .................       415,452                  --              415,452
Amortization
 of intangibles ..............        36,607             538,126 (5)          574,733
Compensation expense
 on warrants .................       578,520                  --              578,520
Customer support .............       460,569                  --              460,569
Research and
 development .................       863,749                  --              863,749
                                ------------        ------------         ------------
Total operating expenses .....     6,555,177             719,098            7,274,275
                                ------------        ------------         ------------
Income (loss) from
 operations ..................    (2,847,714)           (752,518)          (3,600,232)
Other income (expense) .......      (528,465)           (126,856)(6)         (655,321)
                                ------------        ------------         ------------
Loss before income taxes .....    (3,376,179)           (879,374)          (4,255,553)
Income taxes .................            --                  --                   --
                                ------------        ------------         ------------
Net loss .....................  $ (3,376,179)       $   (879,374)        $ (4,255,553)
                                ============        ============         ============
Net loss per share ...........                                           $      (1.99)
Shares used in computing
 net loss per share ..........                                              2,139,443

----------------
(1) Adjustment reflects elimination of intercompany sales from Galacticomm, Inc. to Tessier Technologies, Inc.
(2) Adjustment reflects the remaining portion of the elimination of intercompany sales.
(3) Adjustment reflects additional officers salaries as if officers employment agreements were effective January 1, 1996.
(4) Adjustment reflects additional consulting fees to a stockholder of the company as if the related consulting agreement had been entered into on January 1, 1996.
(5) Adjustment reflects an additional ten months goodwill amortization related to the Galacticomm, Inc. and Tessier Technologies, Inc. acquisitions.
(6) Adjustment reflects additional interest expense on debt incurred to finance the acquisition of Galacticomm and Tessier as if the acquisitions were consummated on January 1, 1996.
(7) Reflects operations from January 1, 1996 through October 31, 1996.

================================================================================

 NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY AN UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO ITS DATE.
                      -----------------------------------
                               TABLE OF CONTENTS


                                              PAGE
                                              ----

Summary ................................        3
Risk Factors ...........................        8
Use of Proceeds ........................       18
Capitalization .........................       19
Dividend Policy ........................       19
Dilution ...............................       20
Selected Historical and Unaudited
   Pro Forma Financial Data ............       21
Management's Discussion and Analysis
   of Financial Condition and Results
   of Operations .......................       22
Business ...............................       28
Management .............................       39
Certain Transactions ...................       45
Principal Shareholders .................       49
Description of Securities ..............       51
Underwriting ...........................       57
Legal Matters ..........................       60
Experts ................................       60
Available Information ..................       60
Index to Financial Statements ..........       F-1



                      -----------------------------------
 UNTIL         , 1998 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                        GALACTICOMM TECHNOLOGIES, INC.



                               1,800,000 SHARES
                                      AND
                       1,800,000 REDEEMABLE COMMON STOCK


                               PURCHASE WARRANTS
                       (AS UNITS, EACH CONSISTING OF ONE
                         SHARE OF COMMON STOCK AND ONE

                       REDEEMABLE COMMON STOCK PURCHASE
                                   WARRANT)


                                ----------------
                                   PROSPECTUS
                                ----------------


                        SECURITY CAPITAL TRADING, INC.


                           FIRST EQUITY CORPORATION
                                  OF FLORIDA




                                         , 1998


================================================================================

                PART II INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS.


     Pursuant to the provisions of Section 607.0850(1) of the Florida Business Corporation Act, the Company has the power to indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the Company), because such person is or was a director, officer, employee, or agent of the Company (or is or was serving at the request of the Company under specified capacities) against liability incurred in connection with such proceeding provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interest of the Company (and with respect to any criminal action or proceeding, such person had no reasonable cause to believe such person's conduct was unlawful).


     With respect to a proceeding by or in the right of the Company to procure a judgment in its favor, Section 607.085(2) of the Florida Business Corporation Act provides that the Company shall have the power to indemnify any person who is or was a director, officer, employee, or agent of the Company (or is or was serving at the request of the Company under specified capacities) against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interest of the Company, except that no indemnification shall be made in a case in which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which the proceeding was brought, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.


     Indemnification as described above shall only be granted in a specific case upon a determination that indemnification is proper under the circumstances using the applicable standard of conduct which is made by (a) a majority of a quorum of directors who were not parties to such proceeding, (b) if such a quorum is not attainable or by majority vote of a committee designated by the Board of Directors consisting of two or more directors not parties to the proceeding, (c) by independent legal counsel selected by the Board of Directors described in the foregoing parts (a) and (b), or if a quorum cannot be obtained, then selected by a majority vote of the full Board of Directors, or (d) by the shareholders by a majority vote of a quorum consisting of shareholders who are not parties to such proceeding.


     Section 607.0850(12) of the Florida Business Corporation Act permits the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company (or is or was serving at the request of the Company in specified capacities) against any liability asserted against such person or incurred by such person in any such capacity whether or not the Company has the power to indemnify such person against such liability.


ARTICLES OF INCORPORATION


     The Articles of Incorporation of the Company (the "Articles") provide for the indemnification of directors and officers of the Company to the fullest extent permitted by Section 607.0850 of the Florida Business Corporation Act. The Articles further provide that the indemnification provided for therein shall not be exclusive of any rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.


     The Articles also contain a provision that eliminates the personal liability of the Company's directors for monetary damages unless the director has breached his or her fiduciary duty and such breach constitutes or includes certain violations of criminal law, a transaction from which the director derived an improper personal benefit, certain unlawful distributions or certain other reckless, wanton or wilful acts or misconduct. This provision does not alter a director's liability under the federal securities laws. In addition, this provisions does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

SECURITIES AND EXCHANGE COMMISSION POLICY


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     The estimated expenses (other than the underwriting discounts and commissions) in connection with the issuance and distribution of the securities registered hereunder are as follows:



   SEC Registration Fee* ....................   $   9,496.40
   NASD Filing Fee* .........................   $   3,719.52
   NASDAQ Listing Fee* ......................   $     10,000
   Printing Expenses ........................   $    120,000
   Accounting Fees and Expenses .............   $    260,000
   Legal Fees and Expenses ..................   $    315,000
   Blue Sky Fees and Expenses ...............   $     50,000
   Transfer Agent Fees and Expenses .........   $     15,000
   Miscellaneous ............................   $      8,177
                                                ------------
     Total ..................................   $ 791,392.92
                                                ============



----------------
 * Actual amount.


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.


     Set forth below is certain information regarding sales of securities by the Company without registration under the Securities Act. Such information gives retroactive effect to the Company's November 1996 1 for 2 forward stock split of the Common Stock, the Company's September 1997 4.061771824 for 1 reverse stock split of the Common Stock and the Company's June 1998 1.657080842 for 1 reverse stock split of the Common Stock.


     On December 4, 1995, the Company issued an aggregate of 829,888 shares of Common Stock to Peter Berg, Lorraine Gouger and Mitch Segal for an aggregate consideration of $20,000. The offer and sale of such securities was made in reliance on Section 4(2) of the Securities Act for transactions not involving a public offering. In reliance upon such exemption from registration, the Company determined that each of the foregoing persons had such knowledge and experience in financial and business matters so as to be able to evaluate the merits and risks of an investment in the Company and each person had access to the type of information that would have been included in a registration statement filed with the Commission.


     On November 20, 1996, the Company issued an aggregate of 40,091 shares of Common Stock to Walter Muharsky and Vincent Toscano in connection with the merger of TTI with and into the Company. The recorded value of such shares of Common Stock was $145,714. The Company, on November 20, 1996, also issued 733,669 shares of Common Stock to Yannick Tessier, pursuant to the Stock Issuance Agreement, dated August 26, 1996. The recorded value of such shares of Common Stock was $49,381. The offer and sale of such securities was made in reliance on Section 4(2) of the Securities Act for transactions not involving a public offering. In reliance upon such exemption from registration, the Company determined that each of the foregoing persons had such knowledge and experience in financial and business matters so as to be able to evaluate the merits and risks of an investment in the Company and each person had access to the type of information that would have been included in a registration statement filed with the Commission.


     On November 21, 1996, the Company issued to the Wallenberg Trust and UA
Partners: (i) an aggregate of 324,267 shares of Common Stock in exchange for aggregate consideration of $1,375,000 or $4.24 per share; and (ii) convertible promissory notes in the principal aggregate amount of $1,375,000, which are convertible into shares of Common Stock at a rate of $4.24 per share. On December 31, 1997, the Company issued 328,224 shares of Common Stock to the Wallenberg Trust upon conversion of their convertible note in the aggregate amount of $1,391,781. As consideration for its services in connection with the November 1996 transaction, the Company granted Union Atlantic a three-year warrant to purchase 84,310 shares of common Stock at an exercise price of $4.24 per share and issued 47,152 shares of Common Stock which shares were valued at $200,020. The offer and sale of such securities to the Wallenberg Trust was made in an offshore offering in reliance on Regulation S of the Securities Act. The offer and sale of such securities to Union Atlantic and UA Partners was made in reliance on Section 4(2) for transactions not involving a public offering. In reliance upon such exemption from registration, the Company determined that each of the foregoing persons had such knowledge and experience in financial and business matters to be able to evaluate the merits and risks of an investment in the Company and each person had access to the type of information that would have been included in a registration statement filed with the Commission.


     On November 21, 1996, the Company acquired from eight shareholders of Galacticomm, Inc. an aggregate of 8,037,203 shares of the common stock of Galacticomm, Inc. (representing approximately 96 percent of the then issued and outstanding shares of the common stock of Galacticomm, Inc.) in exchange for the issuance of an aggregate of 90,679 shares of Common Stock and the aggregate cash payment of $611,476. The offer and sale of such securities was made in reliance on Rule 504 of Regulation D promulgated under the Securities Act.


     On January 14, 1997, the Company granted Claus Stenbaek a three-year option to purchase 3,714 shares of Common Stock at an exercise price of $4.24 per share as consideration for serving on the Company's board of directors and granted Robert O'Brien a three-year option to purchase 1,486 shares of Common Stock at an exercise price of $4.24 per share in exchange for sales and marketing consulting services rendered to the Company. The offer and sale of such securities was made in reliance on Rule 701 of the Securities Act.


     In February 1997, the Company acquired from 34 persons an additional 848,404 shares of the common stock of Galacticomm, Inc. in exchange for the issuance of an aggregate of 25,886 shares of Common Stock and the aggregate cash payment of $56,937. The recorded value of such shares of Common Stock was $139,895. The offer and sale of such securities was made in reliance on Rule 504 of Regulation D promulgated under the Securities Act.


     In June 1997, the Company issued 156,783 shares of Common Stock to nine persons (3 accredited and 6 non-accredited) for aggregate consideration of $970,762. As consideration for its services in connection with such transaction, the Company granted Union Atlantic three-year warrants to purchase 20,382 shares of Common Stock at an exercise price of $6.20 per share. The offer and sale of such securities was made in reliance on Rule 506 of Regulation D promulgated under the Securities Act. Each of the non-accredited investors represented to the Company, among other things, that such investor had such experience in financial and business matters so as to be able to evaluate the merits and risks of the investment.


     On June 30, 1997, the Company granted options to purchase an aggregate of 213,946 shares of Common Stock at an exercise price of $6.20 per share to Messrs. Berg and Tessier pursuant to the terms of their respective employment agreements with the Company. The offer and sale of such securities was made in reliance on Section 4(2) of the Securities Act for transactions not involving a public offering. In reliance upon such exemption from registration, the Company determined that each of the foregoing persons had such knowledge and experience in financial and business matters so as to be able to evaluate the merits and risks of an investment in the Company and each person had access to the type of information that would have been included in a registration statement filed with the Commission.


     In August 1997, the Company issued an aggregate of 13,794 shares of Common Stock to five persons, pursuant to the terms of five Agreements to Distribute Proceeds entered into between December 1995 and February 1997. The offer and sale of such securities was made in reliance on Section 4(2) of the Securities Act for transactions not involving a public offering. In reliance upon such exemption from registration, the Company determined that each of the foregoing persons had such knowledge and experience in financial and business matters so as to be able to evaluate the merits and risks of an investment in the Company and each person had access to the type of information that would have been included in a registration statement filed with the Commission.



     In September 1997, the Company granted options to purchase an aggregate of 117,373 shares of Common Stock (of which 50,866 are outstanding prior to the offering) at an exercise price of $6.00 per share to 36 employees or consultants of the Company pursuant to the 1997 Plan. The offer and sale of such securities was made in reliance on Rule 701 of the Securities Act.



     On September 8, 1997, the Company issued an aggregate of 49,029 shares of Common Stock to the Wallenberg Trust and UA Partners as consideration for relinquishing the following rights that were originally set forth in the Stock Purchase Agreements, dated November 21, 1997, between the Company and each of the Wallenberg Trust and UA Partners: (i) ratchet rights that required the Company to issue additional shares of Common Stock to such persons based on the Company's 1997 after tax earnings as follows: (x) 0.1581 shares for each share then owned if after tax earnings were less than $1,000,000; (y) 0.0790 shares for each share then owned if after tax earnings were between $1,000,000 and $1,500,000; and (z) no additional shares if after tax earnings exceeded $1,500,000; (ii) certain preemptive rights; and (iii) certain anti-dilutive rights. The foregoing transaction was recorded as a reclassification of the par value of such shares of Common Stock from additional paid in capital to common stock.


     On October 28, 1997, the Company issued to 39 persons (26 accredited investors and 13 non-accredited investors) 42 units ("Financing Units"), each unit consisting of a promissory note in the principal amount of $50,000 and three year warrants ("Financing Warrants") to purchase 11,466 shares of Common Stock at an exercise price of $6.21 per share. Such offering was made in reliance on Rule 506 of Regulation D promulgated under the Securities Act. Each of the non-accredited investors represented to the Company, among other things, that such investors had such experience in financial and business matters to be able to evaluate the merits and risks of the investment. As consideration for serving as the placement agent for such offering, the Company paid First Equity Corporation a placement fee equal to: (i) cash compensation of $210,000; (ii) a non-accountable expense allowance of $63,000 and accountable expenses totaling $10,000; and (iii) warrants to purchase 96,314 shares on terms substantially the same as the warrants sold to the investors, which were subsequently returned to the Company. In July and August 1998, the Company obtained a waiver of interest payment default in exchange for which the Company: (i) issued to each Financing Unit holder another warrant to purchase 7,534 shares of Common Stock at a price of $6.00 per share exercisable until July 1, 2002; (ii) extended the expiration date of the Financing Warrants to coincide with the expiration date of the additional warrants; and (iii) reduced the exercise price of the original Financing Warrants to $6.00 per share. Such offering was made in reliance on Rule 506 of Regulation D promulgated under the Securities Act.



     On December 15, 1997, the Company granted David Manovich a three year option to purchase 18,104 shares of Common Stock at an exercise price of $6.21 per share as consideration for serving on the board of directors of the Company. The offer and sale of such securities was made in reliance on Rule 701 of the Securities Act.


     As of March 3, 1998, the Company granted David Manovich an option to purchase up to 120,694 shares of Common Stock as consideration for serving as Chairman of the Board of Directors of the Company. The exercise price of all vested options is $5.22 per share. After the Company's initial public offering the exercise price of the options will be $5.40 per share. The offer and sale of such securities was made in reliance on Section 4(2) of the Securities Act for transactions not involving a public offering. In reliance upon such exemption from registration, the Company determined that Mr. Manovich had such knowledge and experience in financial and business matters so as to be able to evaluate the merits and risks of an investment in the Company and he had access to the type of information that would have been included in a registration statement filed with the Commission.


     In May 1998, Kenworthy Investments Limited ("Kenworthy") loaned the Company $125,000 and received a Secured Convertible Promissory Note (the "Kenworthy Note"), dated May 7, 1998. All principal and accrued interest (at the rate of 10% per annum) under the Kenworthy Note is required to be paid on January 1, 1999. Subject to certain adjustments, the aggregate principal and accrued interest under the Kenworthy Note can be converted into shares of Common Stock at the rate of $1.24 on demand by Kenworthy. The offer and sale of the Kenworthy Note was made in reliance on Section 4(2) of the Securities Act for transactions not involving a public offering. In reliance upon such exemption from registration, the Company determined that Kenworthy had such knowledge and experience in financial and business matters so as to able to evaluate the merits and risks of an investment in the Company and Kenworthy had access to the type of information that would have been included in the registration statement filed with the Commission.



     As of June 1, 1998, the Company and DataSafe Publications, Inc. ("DataSafe") settled certain litigation brought against the Company by DataSafe. See "Business--Legal Proceeding." Pursuant to the settlement, the Company has placed in escrow with a third party escrow agent 253,907 shares of Common Stock. One year from the closing of an initial public offering of the Company's securities (the "Distribution Date"), the escrow agent will disburse to DataSafe the lesser of 253,907 shares or the number of shares of Common Stock determined by dividing $650,000 by the market price (as defined in the escrow agreement) on the Distribution Date of a share of Common Stock. In connection with this transaction, DataSafe represented to the Company, among other things, that DataSafe has such knowledge and experience in financial and business matters (as required by Rule 506 of Regulation D of the Securities
Act) and has had such opportunity as it deems necessary or appropriate to ask questions of and receive from personnel of the Company so as to enable DataSafe to evaluate the merits and risks associated with the ownership of the Common Stock and the business, assets, liabilities, financial condition, cash flow and operations of the Company. Accordingly, the issuance of the shares of Common Stock was made in reliance on Rule 506 of Regulation D promulgated under the Securities Act.


     From June 28 to July 2 1998, Peter Berg, the Chief Executive Officer of the Company and Yannick Tessier, the President of the Company, sold 141,129 and 100,805 shares owned by them, respectively, to 16 persons for an aggregate purchase price of $300,000, or $1.24 per share of Common Stock. The private resale of such Common Stock was made in reliance on the exemption from registration commonly referred to as Section 4(11/2). Among the factors considered in connection with such exemption were: (i) a determination that each purchaser possessed the sophistication to evaluate the merits and risks of an investment in the shares; (ii) a determination that each purchaser purchased for investment and not with a view to resale or distribution; (iii) each purchaser agreed not to transfer the shares for a period of 12 months following the offering made pursuant to this Registration Statement; (iv) each purchaser was provided with access to the type of information that a registration statement would provide; (v) Mr. Berg had, at the time of sale, held his respective portion of the shares for more than 21/2 years and Mr. Tessier had, at the time of sale, held his respective portion of the shares for more than 11/2 years; and (vi) the number of purchasers.


     In connection with loans made by Messrs. Berg and Tessier to the Company, the Company issued promissory notes to each of them. All principal and accrued interest under the notes is required to be paid upon the earlier to occur of September 30, 1999 or 12 months from the completion of this offering. The issuance of the notes to Messrs. Berg and Tessier was made in reliance on
Section 4(2) of the Securities Act for transactions not involving a public offering. In reliance upon such exemption from registration, the Company determined that Mr. Berg and Mr. Tessier had such knowledge and experience in financial and business matters so as to be able to evaluate the merits and risks of an investment in the Company and each persons, as executive officers of the Company, had access to the type of information that would have been included in a registration statement filed with the Commission.


     On August 12, 1998, the Company borrowed an aggregate of $260,000 from four persons (all accredited investors) pursuant to a non-negotiable 10% unsecured promissory note which bears interest at a rate of 10 percent per year and which matures on the earlier of December 31, 1998 or the effective date of this Registration Statement, and in connection therewith issued warrants to purchase an aggerate of 156,000 shares of Common Stock at an exercise price of $6.00 per share. The offer and sale of such securities was made in reliance on Rule 506 of Regulation D promulgated under the Securities Act.

ITEM 27. EXHIBITS


     (A) EXHIBITS.




 EXHIBIT
 NUMBER    DESCRIPTION
 -------   -----------

  1.       Form of Underwriting Agreement between the Company and the Underwriters.*
 3.1       Articles of Incorporation of the Company as filed with the Secretary of State on
           December 4, 1995.*
 3.2       Articles of Amendment to Articles of Incorporation of the Company as filed with the
           Florida Secretary of State on November 19, 1996.*
 3.3       Articles of Amendment to Articles of Incorporation of the Company as filed with the
           Florida Secretary of State on May 1, 1997.*
 3.4       Articles of Amendment to Articles of Incorporation of the Company as filed with the
           Florida Secretary of State on September 9, 1997.*
 3.5       Articles of Amendment to Articles of Incorporation of the Company as filed with the
           Florida Secretary of State on dated September 30, 1997.*
 3.6       Articles of Merger of the Company as filed with the Florida Secretary of State on
           November 21, 1996.*
 3.7       Bylaws of the Company, as amended on June 20, 1998.*
 3.8       Articles of Amendment to Articles of Incorporation of the Company as filed with the
           Florida Secretary of State on June 23, 1998.*
 4.1       Form of Common Stock Certificate.*
 4.2       Form of Warrant Agreement.*
 4.3       Form of Warrant Certificate.*
 4.4       Form of Representatives' Warrant Agreement, including form of Warrant Certificate.*
 4.5       Omitted.
 4.6       Form of Consulting Agreement between the Representatives and the Company.*
 4.7       Form of Agreement Among Underwriters.*
  5        Opinion of Lucio, Mandler, Croland, Bronstein, Garbett, Stiphany & Martinez, P.A.*
10.1       Stock Purchase Agreement, dated November 21, 1996, among the Company, Peter Berg
           ("Berg"), Yannick Tessier ("Tessier") and Hemmingfold Investments Ltd.
           ("Hemmingfold").*
10.2       Letter Agreement, dated September 8, 1997, by and among the Company, Berg, Tessier and Hemmingfold amending the Stock Purchase Agreement dated November 21, 1996.*
10.3       Secured Convertible Promissory Note, dated November 21, 1996, from the Company in favor of Hemmingfold.*
10.4       Letter Agreement, dated September 8, 1997, by and between the Company and
           Hemmingfold amending the Secured Convertible Promissory Note, dated November 21,
           1996.*
10.5       Stock Purchase Agreement, dated November 21, 1996, among the Company, Berg, Tessier and Union Atlantic Partners I Limited ("UA Partners").*
10.6       Letter Agreement, dated September 8, 1997, by and among the Company, Berg, Tessier and UA Partners amending the Stock Purchase Agreement, dated November 21, 1996.*

 EXHIBIT
 NUMBER    DESCRIPTION
 -------   -----------
10.7       Secured Convertible Promissory Note, dated November 21, 1996, from the Company in favor of UA Partners.*
10.8       Letter Agreement, dated September 8, 1997, by and between the Company and Union
           Atlantic Partners amending the Secured Convertible Promissory Note, dated November 21,
           1996.*
10.9       Warrant dated November 21, 1996, between Company and Union Atlantic, L.C. ("Union
           Atlantic").*
10.10      1997 Stock Option Plan.*
10.11      Form of Bridge Note.*
10.12      Form of Bridge Warrant.*
10.13      Form of Bridge Registration Rights Agreement.*
10.14      Agreement and Plan of Merger between Company and Tessier Technologies, Inc. dated
           November 20, 1996.*
10.15      Lease Agreement to lease office space between Galacticomm, Inc. and New Town
           Commerce Center, Ltd., dated July 21, 1997.*
10.16      Agreement to lease T-3 Fiber Optic Digital Equipment between AT&T and the Company, dated December 26, 1996.*
10.17      Letter Agreement to acquire Galacticomm, Inc. between Company and Galacticomm, Inc.
           dated October 29, 1996.*
10.18      Amended and Restated Consulting Agreement, dated July 1, 1997, between the Company and Union Atlantic.*
10.19      Consulting Agreement, dated January 15, 1997, by and among the Company, Union
           Atlantic and Robert J. O'Brien.*
10.20      Amended and Restated Employment Agreement, dated June 30, 1997, between the
           Company and Berg.*
10.21      Amended and Restated Employment Agreement, dated June 30, 1997, between the
           Company and Tessier.*
10.22      Employment Agreement, dated August 25, 1997, between the Company and T. Michael
           Love.*
10.23      Stock Option and Agreement between the Company and Berg.*
10.24      Stock Option and Agreement between the Company and Tessier.*
10.25      Stock Issuance Agreement among the Company, Berg and Tessier dated August 26, 1996.*
10.26      Promissory Note, dated November 5, 1997, from the Company to Capital Bank.*
10.27      Promissory Note, dated April 2, 1996, from the Company in favor of Skyline, Inc.*
10.28      Promissory Note, dated August 3, 1996, from Tessier Technologies, Inc. in favor of Tessier.*
10.29      Promissory Note Extension, dated December 31, 1996 in favor of Tessier by the Company.*
10.30      Bundling Agreement with Authorization to Replicate Products between Eastman Kodak
           Company and Galacticomm, Inc. dated May 29, 1997.*
10.31      Agreement between Majorware Inc., and Galacticomm, Inc. dated April 30, 1997.*
10.32      Sale of High Society BBS to Galacticomm, Inc. Agreement dated June 10, 1997.*

  EXHIBIT
  NUMBER     DESCRIPTION
  -------    -----------
10.33        Galacticomm Agreement between the Company and Specom Technologies Corp., dated
             May 8, 1997.*
10.34        Letter of Permission to Distribute Software between Galacticomm, Inc. and Aztech New
             Media Corp., dated May 21, 1997.*
10.35        Software Distribution License between Galacticomm, Inc. and Digital Vision, Inc. dated
             May 30, 1997.*
10.36        Software Distribution License between Best Data Products and Galacticomm, Inc. dated
             May 30, 1997.*
10.37        Letter Agreement between Galacticomm, Inc. and DataSafe Publications, Inc. dated
             October 28, 1997.*
10.38        Restated Software License Agreement between Galacticomm, Inc. and LEAD
             Technologies, Inc. dated September 29, 1995.*
10.39        Annual Source Support and Maintenance Agreement between Galacticomm, Inc. and
             Pacific Software, Inc. dated September 14, 1995.*
10.40        Software Source Code and Software Binary Distribution License Agreement between
             Galacticomm, Inc. and Pacific Software, Inc. dated April 14, 1995.*
10.41        License Agreement between Crown Communications, Inc. and the Company dated
             November 18, 1996.*
10.42        Renewal and Modification Agreement to Distribution Agreement between Tech Data
             Corporation and Galacticomm, Inc. dated October 8, 1995.*
10.43        Start-Up Agreement between Galacticomm, Inc. and Ingram Micro, Inc. dated April 9,
             1997.*
10.44        Reseller Agreement between Galacticomm, Inc. and World Commerce Online, Inc. dated
             March 27, 1997.*
10.45        Distribution Agreement between Galacticomm, Inc. and DistribuPro dated February 10,
             1994.*
10.46        Web Hosting Agreement between Galacticomm, Inc. and Horst Entertainment, Inc. dated
             September 9, 1997.*
10.47        Software License Agreement, dated August 12, 1997 between the Company and Boca
             Research, Inc.***
10.48        Reseller Agreement, dated December 12, 1997, between the Company and Microland
             Trading, Inc.***
10.49        Reseller Agreement, dated January 12, 1998, between the Company and Simon & Schuster,
             Inc.***
10.50        Joint Venture Agreement, dated January 8, 1998, by and between the Company and
             Express Web, Inc.***
10.51        Form of Voting Agreement between the Company and Messrs. Berg and Tessier.*
10.52        Form of Lock-Up Agreement.*
10.53        Promissory Note Extension, dated December 31, 1997 in favor of Tessier.*
10.54        First Amendment to Amended and Restated Employment Agreement, dated April 3, 1998, between the Company and Berg.*

  EXHIBIT
  NUMBER     DESCRIPTION
  -------    -----------

10.55        Second Amendment to Amended and Restated Employment Agreement, dated June 26,
             1998, between the Company and Berg.*
10.56        First Amendment to Amended and Restated Employment Agreement, dated April 3, 1998, between the Company and Tessier.*
10.57        Second Amendment to Amended and Restated Employment Agreement, dated June 26,
             1998, between the Company and Tessier.*
10.58        Agreement, dated March 5, 1998, between the Company and David Manovich
             ("Manovich").*
10.59        First Amendment to Agreement, dated June 22, 1998, between the Company and
             Manovich.*
10.60        Second Amendment to Agreement, dated June 23, 1998, between the Company and
             Manovich.*
10.61        Omitted.
10.62        Amended and Restated Stock Option and Agreement between the Company and
             Manovich.*
10.63        Promissory Note, dated July 1, 1998, from the Company to Berg.*
10.64        Promissory Note, dated July 1, 1998, from the Company to Tessier.*
10.65        Form of Stock Subscription Agreement.*
10.66        Letter Agreement amending Stock Subscription Agreement.*
10.67        Form of Registration Rights Agreement.*
10.68        Escrow Agreement, dated June 1, 1998, among the Company, DataSafe Publications, Inc.
             and the Escrow Agent.*
10.69        Registration Rights Agreement, dated June 1, 1998, between the Company and DataSafe
             Publications, Inc.*
10.70        Letter from Kenworthy Investments, Ltd., dated January 21, 1998, to the Company.*
10.71        Secured Convertible Promissory Note, dated May 7, 1998, from the Company to
             Kenworthy Investments, Ltd.*
10.72        Security Agreement, dated May 7, 1998, between the Company and Kenworthy
             Investments, Ltd.*
10.73        Security Agreement, dated November 5, 1997, between the Company and Capital Bank.*
10.74        Continuing Guaranty of Tessier in favor of Capital Bank.*
10.75        Continuing Guaranty of Berg in favor of Capital Bank.*
10.76        Form of Subscription Agreement (August 1998).*
10.77        Form of Non-Negotiable 10% Unsecured Promissory Note (August 1998).*
10.78        Form of Warrant (August 1998).*
10.79        Form of Registration Rights Agreement (August 1998).*
10.80        Asset Purchase Agreement, dated May 27, 1998, between the Company and Metropolis,
             Inc.*
  11.        Per share computation.*

 EXHIBIT
 NUMBER    DESCRIPTION
 -------   -----------
21.        Subsidiaries of the Company: Galacticomm, Inc., a corporation organized under the laws of the State of Florida.
23.1       Consent of KPMG Peat Marwick LLP re: Galacticomm Technologies, Inc.
23.2       Consent of KPMG Peat Marwick LLP re: Galacticomm, Inc.
24.        Power of Attorney (included in the Signature Page of initial filing of the Registration
           Statement).
27.        Financial Data Schedule (for SEC purposes only).


----------------

*   Previously filed with this Registration Statement.
**  To be filed by amendment.
*** Portions of such exhibit have been omitted pursuant to a request for confidential treatment. Omitted portions have been filed with the Securities and Exchange Commission.



ITEM 28. UNDERTAKINGS.


     (a) The undersigned small business issuer hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.


     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


     (c) The undersigned registrant hereby undertakes that:


       (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.


       (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (d) The undersigned small business issuer hereby undertakes:


       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


         (i) To include any prospectus required by Section 10(a(3) of the Securities Act;


         (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.


         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement.


       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES




     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 4 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on the 27th day of August 1998.


                                          GALACTICOMM TECHNOLOGIES, INC.


                                          By /S/ PETER BERG
                                             -----------------------------------
                                             Peter Berg, Chief Executive
                                             Officer

     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 4 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURE                            TITLE                        DATE
         ---------                            -----                        ----
/s/ Peter Berg                Chief Executive Officer (Principal     August 27, 1998
-------------------------     Executive Officer)
Peter Berg

/s/ Yannick Tessier           President and Director                 August 27, 1998
-------------------------
Yannick Tessier

/s/ David Manovich*           Chairman of the Board of Directors     August 27, 1998
--------------------------    and acting Chief Financial Officer
David Manovich                (Principal Financial and
                              Accounting Officer)

/s/ Timothy Mahoney*          Director                               August 27, 1998
--------------------------
Timothy Mahoney


By: /s/ Peter Berg
--------------------------
        Peter Berg
        Attorney-in-fact

                               INDEX TO EXHIBITS


 EXHIBIT                                          DESCRIPTION
 -------                                          -----------

  23.1      Consent of KPMG Peat Marwick LLP re: Galacticomm Technologies, Inc.
  23.2      Consent of KPMG Peat Marwick LLP re: Galacticomm, Inc.
  27        Financial Data Schedule (for SEC purposes only).